UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant
☒
Filed by a party other than the Registrant
☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12
Capital One Financial Corporation
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Notice of Capital One Financial Corporation’s

2024 Annual Stockholder Meeting

Important Notice Regarding the Availability of Proxy Materials for

the Stockholder Meeting to be held on May 2, 2024

The Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com

The 2024 Annual Stockholder Meeting of Capital One Financial Corporation (“Capital One” or “Company”) will be held at Capital One’s campus at 1600 Capital One Drive, McLean, Virginia 22102 on May 2, 2024, at 10:00 a.m. Eastern Time.

Items of Business

As a stockholder, you will be asked to:

1.	Elect twelve nominated directors, who are listed in the proxy statement, as directors of Capital One;

2.	Approve, on a non-binding advisory basis, our Named Executive Officer compensation (“Say on Pay”);

3.	Approve and adopt the Capital One Financial Corporation Amended and Restated 2002 Associate Stock Purchase Plan;

4.	Ratify the selection of Ernst & Young LLP, as our independent registered public accounting firm for 2024; and

5 – 7.	Consider stockholder proposals, if properly presented at the meeting.

Stockholders will also transact other business that may properly come before the meeting.

Stockholders should note that no actions relating to the Agreement and Plan of Merger (the “Merger Agreement”) by and among Capital One, Discover Financial Services, a Delaware corporation (“Discover”), and Vega Merger Sub, Inc., a direct and wholly owned subsidiary of Capital One, will be voted on or taken at the 2024 Annual Stockholder meeting and the proxy statement accompanying this notice does not contain information related to the transactions contemplated by the Merger Agreement.

A separate proxy statement will be delivered, and a separate Special Meeting of Stockholders will be held, in connection with the transactions contemplated by the Merger Agreement.

Record Date

You may vote if you held shares of Capital One common stock as of the close of business on March 6, 2024 (“Record Date”).

Proxy Voting

Your vote is important. You may vote your shares in advance of the meeting via the Internet, by telephone, by mail, or in person at the 2024 Annual Stockholder Meeting. Please refer to the section “How do I vote?” in the proxy statement for detailed voting instructions. If you vote via the Internet, by telephone, or plan to vote in person during the 2024 Annual Stockholder Meeting, you do not need to mail in a proxy card.

2024 Annual Stockholder Meeting Admission

Due to space limitations, attendance is limited to stockholders and persons holding valid legal proxies from those stockholders. Admission to the meeting is on a first-come, first-served basis. Registration will begin at 9:00 a.m. Eastern Time. Valid government-issued identification must be presented to attend the meeting. If you hold Capital One common stock through a broker, bank, trust, or other nominee, you must bring a copy of a statement reflecting your stock ownership as of the Record Date, and if you wish to vote in person, you must also bring a legal proxy from your broker, bank, trust, or other nominee. Cameras, recording devices, and other electronic devices are not permitted. If you require special assistance at the meeting, please contact the Corporate Secretary at 1600 Capital One Drive, McLean, VA 22102.

We look forward to seeing you at the meeting.

On behalf of the Board,

Matthew W. Cooper

Corporate Secretary

March 20, 2024

Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all the information you should consider in voting your shares. Please read the complete proxy statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2023 (“Annual Report”) carefully before voting.

Meeting Information

Date:	Thursday, May 2, 2024

Time:	10:00 a.m. Eastern Time

Location:	1600 Capital One Drive, McLean, Virginia 22102

Record Date:	March 6, 2024

How to Vote

Your vote is important. You may vote your shares in advance of the meeting via the Internet, by telephone, by mail, or in person at the 2024 Annual Stockholder Meeting. Please refer to the section “How do I vote?” on page 141 for detailed voting instructions. If you vote via the Internet, by telephone, or plan to vote in person at the 2024 Annual Stockholder Meeting, you do not need to mail in a proxy card.

Stockholders should note that no actions relating to the Merger Agreement by and among Capital One, Discover, and Vega Merger Sub, Inc., a direct and wholly owned subsidiary of Capital One, will be voted on or taken at the 2024 Annual Stockholder meeting and the proxy statement accompanying this notice does not contain information related to the transactions contemplated by the Merger Agreement.

A separate proxy statement will be delivered, and a separate Special Meeting of Stockholders will be held, in connection with the transactions contemplated by the Merger Agreement.

INTERNET	TELEPHONE	MAIL	IN PERSON

Visit www.proxyvote.com. You will need the control number printed on your notice, proxy card, or voting instruction form.

If you received a paper copy of the proxy materials, dial toll-free (1-800-690-6903) or use the telephone number on your voting instruction form. You will need the control number printed on your proxy card or voting instruction form.

		If you received a paper copy of the proxy materials, send your completed and signed proxy card or voting instruction form using the enclosed postage- paid envelope.	Follow the instructions under “Can I attend the 2024 Annual Stockholder Meeting?” on page 140 and request a ballot when you arrive at the meeting.

On March 20, 2024, we began sending our stockholders a Notice Regarding the Internet Availability of Proxy Materials (“Notice”).

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	1

Voting Item 1: Election of Directors

Item 1

You are being asked to elect the following twelve candidates for director: Richard D. Fairbank, Ime Archibong, Christine Detrick, Ann Fritz Hackett, Suni P. Harford, Peter Thomas Killalea, Cornelis Petrus Adrianus Joseph (“Eli”) Leenaars, François Locoh-Donou, Peter E. Raskind, Eileen Serra, Mayo A. Shattuck III, and Craig Anthony Williams. Each nominee to our Board of Directors (“Board”) is standing for election to hold office until our next annual stockholder meeting or until their successor is duly elected and qualified. For additional information regarding our director nominees, see “Our Director Nominees” beginning on page 13 and “Skills and Experience of Our Director Nominees” beginning on page 21 of this proxy statement. For a description of our corporate governance practices, see “Corporate Governance at Capital One” beginning on page 23 of this proxy statement.

✓  Our Board unanimously recommends that you vote “FOR” each of these director nominees.

Corporate Governance Highlights

Board Members and Leadership	Board Governance Best Practices

∎   Eleven of our twelve director nominees are independent; our Chief Executive Officer (“CEO”) and founder is the only member of management who serves as a director

∎   Appointment of seven new independent directors since 2019, all of whom are current director nominees

∎   Active and empowered Lead Independent Director elected annually by the independent members of our Board (“Independent Directors”)

∎   Active and empowered committee chairs, all of whom are independent

∎   Directors have a mix of tenures, including long-standing members, relatively new members, and others at different points along the tenure continuum

∎   Directors reflect a variety of experiences and skills that match the Company’s complexity and strategic direction, and give the Board the collective capability necessary to oversee the Company’s activities

∎   Regular discussions regarding Board recruiting, succession, and refreshment, including director skills and qualifications, that support the Company’s long-term strategic objectives

∎   Regular executive sessions of the Independent Directors that regularly include separate meetings with our CEO, Chief Financial Officer (“CFO”), General Counsel and Corporate Secretary, Chief Enterprise Risk Officer, Chief Credit and Financial Risk Officer (together with the Chief Enterprise Risk Officer, the “Chief Risk Officers”), Chief Audit Officer, Chief Information Security Officer, Chief Technology Risk Officer, Chief Credit Review Officer, and/or Chief Compliance Officer

∎   Annual assessments of the Board and each of its committees, the Independent Directors, and the Lead Independent Director

∎   Active engagement and oversight of Company strategy; risk management (including technology risk management); the Company’s political activities and contributions; and environmental, social, and governance (“ESG”) matters

∎   Direct access to members of management by the Board

∎   Annual CEO evaluation process led by the Lead Independent Director

∎   Regular talent and succession planning discussions regarding the CEO and other key executives

∎   Regular meetings between the Board and federal banking regulators

2	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

Stockholder Engagement and Stockholder Role in Governance

∎   Regular outreach and engagement throughout the year by our CEO, CFO, and Investor Relations team with stockholders regarding Company strategy and performance

∎   Formal outreach and engagement with governance representatives of our largest stockholders at least two times per year

∎   Feedback from investors regularly shared with our Board and its committees to ensure that our Board has insight on investor views

∎   The Board and its Governance and Nominating Committee review extensive briefings and benchmarking reports on corporate governance practices and emerging corporate governance issues

∎   Majority voting for directors with resignation policy in uncontested elections

∎   Stockholders are able to act by written consent, subject to certain procedural and other safeguards that the Board believes are in the best interests of Capital One and our stockholders

∎   Stockholders holding at least 25% of outstanding common stock may request a special meeting

∎   Stockholders holding at least 3% of outstanding common stock for at least three years can nominate director candidates for inclusion in our proxy materials

∎   No supermajority vote provisions in Bylaws and Certificate of Incorporation

∎   No stockholder rights plan (commonly referred to as a “poison pill”)

∎   Detailed director skills matrix, showing each individual nominee’s self-identified diversity, skills, and attributes that are most relevant to fulfill the Board’s oversight responsibilities in light of the Company’s business, strategy, and risk management

∎   Expanded disclosure in our proxy statement regarding our approach to ESG and publication of an ESG Report in 2022 and 2023

Voting Item 2: Advisory Vote on Our Named Executive Officer Compensation (“Say on Pay”)

Item 2

You are being asked to approve, on an advisory basis, the compensation of our named executive officers (“NEOs”). For additional information regarding our executive compensation program and our NEO compensation, see “Compensation Discussion and Analysis” beginning on page 63 and “Named Executive Officer Compensation” beginning on page 104 of this proxy statement.

✓  Our Board unanimously recommends that you vote “FOR” the advisory approval of our 2023 NEO Compensation as disclosed in this proxy statement.

Our executive compensation program is designed to attract, retain, motivate, and reward leaders who drive growth and innovation, deliver strong business results, and facilitate the long-term success of the Company. We believe our executive compensation program strongly links rewards with both business and individual performance over multiple time horizons. We aim to align our executives’ interests with those of our stockholders while supporting safety and soundness, and appropriately balancing risk.

2023 Company Performance

Each year the Compensation Committee (“Committee”) and the Independent Directors review and evaluate the Company’s qualitative and quantitative performance to make determinations regarding the compensation of our NEOs based on Capital One’s pay-for-performance philosophy. The Committee seeks to directly link the compensation of the NEOs with the Company’s performance and the executives’ contributions to that performance over multiple time horizons.

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	3

In 2023, Capital One delivered strong financial results and made significant progress on our long-term strategic initiatives enabled by years of tactical and strategic choices, and our investments in talent, technology, and risk management. Strong revenue growth and credit results, coupled with disciplined expense management, drove strong profitability and capital generation. The Committee and the Independent Directors specifically considered the following quantitative and qualitative results when awarding NEO compensation for the 2023 performance year(1):

∎	Net Revenue of $36.8 billion, an increase of 7.4% from 2022, driven by strong loan growth, particularly in Domestic Card, and strong customer and deposit growth in the Retail Bank.

∎	Diluted Earnings Per Share (“EPS”) of $11.95, the third highest in Capital One history. Adjusted diluted EPS(1)(2) of $12.52.

∎

Return On Tangible Common Equity (“ROTCE”)(1)(3) of 13.0% compared to 19.9% in 2022 as charge-off levels continued to normalize from record pandemic lows and we built our allowance for credit losses to support strong loan growth.

∎

Operating Efficiency Ratio(4) of 44.3% in 2023 compared to 44.2% in 2022. Adjusted operating efficiency ratio(1)(2) improved 99 basis points (“bps”) to 43.5% in 2023 driven by a combination of strong revenue growth and disciplined investments in growth, technology, and talent.

∎

Efficiency Ratio(4) of 55.2% in 2023, an improvement from 55.9% in 2022, as we kept our marketing investment relatively flat year-over-year. Adjusted efficiency ratio(1)(2) was 54.4% in 2023 compared to 56.3% in 2022.

∎	Strong Credit Risk Management with a net charge-off rate of 2.7%, up from 1.4% in 2022, as credit losses normalized from pandemic-level lows.

∎

Continued Balance Sheet Strength with strong liquidity and total deposits of $348 billion, up 5% from 2022. Our common equity Tier 1 capital ratio(5) was at 12.9% as of December 31, 2023, an increase from 12.5% in 2022 and above regulatory guidelines.

∎

Tangible Book Value Per Common Share(1)(6) was $99.78, an increase of 15.9% from $86.11 in 2022, the result of strong profitability and capital management and changes in the prevailing level of interest rates. We returned $1.5 billion of capital to stockholders through both common dividends and share repurchases.

∎

Total Shareholder Return (“TSR”) of 44.3% for the one-year period ended December 31, 2023, significantly outperforming the KBW Bank Index, which decreased 0.9%, and the S&P 500, which increased 24.2%. The three-year and five-year TSR for the periods ended December 31, 2023 were 40.8% and 90%, respectively, significantly outperforming the KBW Bank Index, which was up 7.8% and 31.6% over the same time periods, respectively.

∎

Execution Against Strategic Imperatives. We continued to make significant progress on our long-term strategic agenda. We also made disciplined investments in our modern technology infrastructure and data environment; scaled our digital capabilities to associates and customers; enhanced our products and customer experiences; and continued to attract, develop, and retain top talent. We also invested in digital marketing and supporting the Capital One brand through bold advertising and marquee sponsorships.

∎

Risk Management and Control Environment. We invested in technology, talent, and business process improvement and maintained a strong risk and control environment, particularly in the areas of cybersecurity, capital planning, and enterprise risk management. In 2023, the Federal Reserve Board (“FRB”) formally terminated our cyber-related consent order.

∎	Progress on ESG Initiatives. We continued to invest in the development and management of our enterprise climate strategy. We have taken steps to understand our greenhouse gas (“GHG”) emissions

4	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

trajectory and path to reduction. As part of our Impact Initiative, we facilitated approximately $67 million in grants to local, regional, and national nonprofits, building our reputation with external stakeholders, and helping advance socioeconomic mobility in our communities. See “Environmental, Social, and Governance Practices” beginning on page 47 for more information regarding our policies, programs, and strategies related to ESG and our 2023 accomplishments.

See “Executive Summary” beginning on page 64 and “Company Performance Assessment” beginning on page 83 for more information regarding the Company’s 2023 performance.

(1)

The Committee considers these metrics to be key financial performance measures in its assessment of the Company’s performance, including certain non-GAAP measures. While we believe our non-GAAP measures help investors, and users of our financial information understand the effect of adjusting items on our selected reported results, they may not be comparable to similarly titled measures reported by other companies. See Appendix A for our definition and reconciliation of these non-GAAP measures to the applicable amounts measured in accordance with GAAP.

(2)

Adjusted diluted EPS, adjusted operating efficiency ratio and adjusted efficiency ratio are non-GAAP measures. See Appendix A for our reconciliation of the applicable non-GAAP measure to the applicable amount measured in accordance with GAAP.

(3)

ROTCE is a non-GAAP measure calculated based on net income (loss) available to common stockholders less income (loss) from discontinued operations, net of tax, for the period, divided by average tangible common equity. See Appendix A for our reconciliation of this non-GAAP measure to the applicable amounts measured in accordance with GAAP.

(4)

Operating efficiency ratio is calculated based on operating expense for the period divided by total net revenue for the period and reflects as-reported results in accordance with GAAP. Efficiency ratio is calculated based on total non-interest expense for the period divided by total net revenue for the period and reflects as-reported results in accordance with GAAP.

(5)	Common equity Tier 1 capital ratio is a regulatory capital measure calculated based on common equity Tier 1 capital divided by risk-weighted assets.

(6)

Tangible book value per common share is a non-GAAP measure calculated based on tangible common equity divided by common shares outstanding. See Appendix A for our reconciliation of this non-GAAP measure to the applicable amounts measured in accordance with GAAP.

Highlights of Our 2023 Compensation Programs

We believe that our NEO compensation programs balance risk and financial results, reward NEOs for their achievements, promote our overall compensation objectives, and encourage appropriate, but not excessive, risk-taking. Our compensation programs are structured to encourage our executives to deliver strong results over the short term while making decisions that create sustained value for our stockholders over the long term. Key features of our 2023 compensation programs include:

∎	No CEO Cash Salary. Our CEO does not receive a cash salary and 100% of his compensation is deferred for at least three years.

∎

The Payout of a Majority of CEO Year-End Incentive Compensation Determined by Formula. A majority of our CEO’s year-end incentive compensation for the 2023 performance year was awarded in the form of performance share awards that vest based entirely on the Company’s performance on an absolute basis and/or relative to the Company’s peers in the KBW Bank Index, excluding non-traditional banks that do not focus on lending to consumers and businesses (“Performance Share Peers”), over a three-year period.

∎

25% of CEO 2023 Performance Share Awards Linked to TSR. A portion of our CEO year-end incentive performance share awards will vest based entirely on the Company’s TSR performance relative to the Performance Share Peers over a three-year period.

∎

Awards Based on Company and Individual Performance. All NEOs receive incentive awards based on Company and/or individual performance. For 2023, 100% of CEO compensation and approximately 82% of the compensation for the other NEOs was based on Company and/or individual performance.

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	5

∎

The Majority of CEO Compensation and Nearly Half of All Other NEO Compensation is Equity-Based and Determined After Performance Year-End. 83% of our CEO’s and approximately 49% of all other NEOs’ total compensation for the 2023 performance year was equity-based to align with stockholder interests. 91% of CEO compensation and the majority of all other NEO compensation was determined after the performance year-end, allowing the Board to consider a full year of Company and individual performance.

∎

All Equity and Equity-Based Awards Contain Performance and Recovery Provisions. All equity awards contain performance and recovery provisions that are designed to further enhance alignment between pay and performance and to balance risk. All incentive-based compensation is subject to the Capital One Financial Corporation Recoupment Policy (“Clawback Policy”). See “Additional Performance Conditions and Recovery Provisions” beginning on page 95 for more information.

2023 Compensation Decisions

2023 CEO Performance Year Compensation

The CEO’s compensation for the 2023 performance year was composed of an equity award designed to provide the CEO with an incentive to focus on long-term performance and the opportunity for a year-end incentive award based on the Committee’s evaluation of the Company’s performance and the CEO’s contributions to that performance. Mr. Fairbank’s total compensation for performance year 2023 was approximately $29.0 million and consisted of:

∎

Restricted Stock Units (“RSUs”) granted in January 2023, which had a total grant date value of approximately $2.5 million, totaling 21,539 RSUs. The RSUs will vest in full on February 15, 2026, settle in cash based on the Company’s average stock price over the 15 trading days preceding the vesting date, and are subject to performance-based vesting provisions.

∎

Year-End Incentive Award totaling approximately $26.5 million granted in February 2024 in recognition of the Company’s performance and the CEO’s contribution to that performance in 2023 and consisting of:

∎

Performance Share Units. Performance share unit awards with an aggregate value of approximately $16.8 million, for which the CEO may receive from 0% to 150% of a total target number of 124,852 shares of the Company’s common stock based on the Company’s TSR (with respect to 31,213 shares, or approximately $4.2 million of the awards) and financial performance (with respect to 93,639 shares, or $12.6 million of the awards) over a three-year period from January 1, 2024 through December 31, 2026.

∎

RSUs. 34,929 cash-settled RSUs (“Year-End Incentive RSUs”) valued at $4.7 million, which vest in full on February 15, 2027, settle in cash based on the Company’s average stock price over the 15 trading days preceding the vesting date, and are subject to performance-based vesting provisions.

∎

Deferred Cash Bonus. A deferred cash bonus of $5.0 million, which is mandatorily deferred for three years into the Company’s Voluntary Non-Qualified Deferred Compensation Plan (“VNQDCP”) and will pay out in the first calendar quarter of 2027.

6	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

The chart below shows Mr. Fairbank’s actual total compensation for performance year 2023:

Deferred Cash 17% Deferred Cash Bonus $5.0 million RSUs $2.5 million Year-End Incentive RSUs $4.7 million TSR Performance Shares $4.2 million Equity-Based 83% Financial Performance Shares $12.6 million Total Compensation $29.0 million

The table below shows Mr. Fairbank’s compensation awards as they are attributable to the performance years indicated. The table shows how the Committee views compensation actions and to which year the compensation awards relate. This table differs substantially from the Summary Compensation Table and Pay Versus Performance Table required for this proxy statement beginning on page 104 and page 120, respectively, and is therefore not a substitute for the information required in those tables. See “Chief Executive Officer Compensation” beginning on page 75 for a description of the compensation paid to our CEO and additional information regarding Mr. Fairbank’s 2023 performance year compensation.

Performance Year	Cash Salary	Long-Term Incentive	Year-End Incentive			Total
		Cash-Settled RSUs	Deferred Cash Bonus	Cash- Settled RSUs	Performance Shares(1)

2023	$—	$2,500,032	$5,000,000	$4,700,046	$16,800,085	$29,000,163

2022	$—	$2,500,021	$4,250,000	$2,850,099	$16,525,118	$26,125,238

2021	$—	$1,750,060	$4,550,000	$3,000,055	$18,200,225	$27,500,340

(1)

For 2023, approximately $4.2 million of the awarded performance shares will vest based on the Company’s TSR performance relative to the Performance Share Peers over a three-year period. Approximately $12.6 million of the awarded performance shares will vest based on the Company’s relative and absolute financial performance over a three-year period. For 2022, $4.13 million of the awarded performance shares will vest based on the Company’s TSR performance relative to the Performance Share Peers over a three-year period. $12.40 million of the awarded performance shares will vest based on the Company’s relative and absolute financial performance over a three-year period. For 2021, $4.55 million of the awarded performance shares will vest based on the Company’s TSR performance relative to the Performance Share Peers over a three-year period. $13.65 million of the awarded performance shares will vest based on the Company’s relative and absolute financial performance over a three-year period. See “Performance Share Award Metrics” beginning on page 78 for a description of the metrics applicable to the performance shares.

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	7

2023 NEO Performance Year Compensation

NEO (other than the CEO) compensation for the 2023 performance year was composed of a mix of cash and equity-based compensation and consisted of (i) a base salary and (ii) an annual year-end incentive opportunity which consisted of a cash incentive and a long-term incentive opportunity. The long-term incentive opportunity was comprised of performance shares and stock-settled RSUs as determined by the Committee and the Independent Directors. The chart below shows the elements of NEO compensation as an approximate percentage of NEO 2023 actual total compensation:

Base Salary 18% Cash-Based 51% Cash Incentive 33% Performance Shares 27% Equity-Based 49% RSUs 22% Total Compensation Range $5.6 million - $7.6 million

See “NEO Compensation” beginning on page 90 for a description of compensation to the NEOs (other than the CEO).

Voting Item 3: Approval and Adoption of the Capital One Financial Corporation Amended and Restated 2002 Associate Stock Purchase Plan

Item 3

You are being asked to approve and adopt the Capital One Financial Corporation Amended and Restated 2002 Associate Stock Purchase Plan. For additional information regarding the proposal, see “Approval and Adoption of the Capital One Financial Corporation Amended and Restated 2002 Associate Stock Purchase Plan” beginning on page 60 of this proxy statement.

✓  Our Board unanimously recommends that you vote “FOR” the approval and adoption of the Capital One Financial Corporation Amended and Restated 2002 Associate Stock Purchase Plan as disclosed in this proxy statement.

Voting Item 4: Ratification of the Selection of Ernst & Young LLP, as Our Independent Registered Public Accounting Firm for 2024

Item 4

You are being asked to ratify the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for 2024. For additional information regarding the Audit Committee’s selection of and the fees paid to Ernst & Young LLP, see “Audit Committee Report” on page 130 and “Ratification of Selection of Our Independent Registered Public Accounting Firm” beginning on page 128 of this proxy statement.

✓  Our Board unanimously recommends that you vote “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for 2024.

8	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

Voting Items 5-7: Stockholder Proposals

Item 5-7

You are being asked to vote on three stockholder proposals. For additional information regarding the proposals, see “Stockholder Proposals” beginning on page 131 of this proxy statement.

✗ Our Board unanimously recommends that you vote “AGAINST” the three stockholder proposals as disclosed in this proxy statement.

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	9

CORPORATE GOVERNANCE

Section I - Election of Directors (Item 1 on Proxy Card)	12

Our Director Nominees	13

Skills and Experience of Our Director Nominees	21

Section II - Corporate Governance at Capital One	23

Overview of Corporate Governance at Capital One	23

Board Leadership Structure	23

Key Board Governance Practices	26

The Board’s Role in Corporate Oversight	32

Stockholder Engagement	36

Board Committees	40

Executive Officers	43

Related Person Transactions	46

Environmental, Social, and Governance Practices	47

How to Contact Us	54

Section III - Director Compensation	55

Director Compensation Objectives	55

Director Compensation Procedures	55

Director Compensation Structure	55

Other Benefits	56

Compensation of Directors	57

Stock Ownership Requirements	58

EXECUTIVE COMPENSATION

Section IV - Advisory Vote on Our Named Executive Officer Compensation (“Say On Pay”) (Item 2 on Proxy Card)	59

Section V - Approval and Adoption of the Capital One Financial Corporation Amended and Restated 2002 Associate Stock Purchase Plan (Item 3 on Proxy Card)	60

Section VI - Compensation Discussion and Analysis	63

Executive Summary	64

Our Compensation Principles and Objectives	72

Our Compensation Governance Cycle	74

10	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this proxy statement may constitute forward-looking statements, which involve a number of risks and uncertainties. Capital One cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information due to a number of factors, including those listed from time to time in reports that Capital One files with the Securities and Exchange Commission, including, but not limited to, the Annual Report on the Form 10-K for the year ended December 31, 2023 (“Form 10-K”). The forward-looking statements in this proxy statement are made as of the date of this proxy statement, unless otherwise indicated, and Capital One undertakes no obligation to revise or update any forward-looking statements, except to the extent required by applicable law or regulation.

This proxy statement also contains statements regarding ESG commitments, goals, and metrics. Such statements are not guarantees or promises that such metrics, goals, or commitments will be met and are based on current strategy, assumptions, estimates, methodologies, standards, and currently available data, which continue to evolve and develop.

No reports, documents, or websites that are cited or referred to in this proxy statement shall be deemed to be incorporated by reference into this document.

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	11

CORPORATE GOVERNANCE

Section I - Election of Directors (Item 1 on Proxy Card)

All of Capital One’s directors are elected at each annual stockholder meeting and hold such office until the next annual stockholder meeting, and until their successors are duly elected and qualified. Our Board is presenting the following twelve nominees for election as directors at the 2024 Annual Stockholder Meeting. Each nominee is a current Board member who was elected by stockholders at the 2023 Annual Stockholder Meeting, with the exception of Ms. Suni P. Harford, who was appointed to the Board in accordance with our Bylaws on February 28, 2024, with an effective date of April 1, 2024. Each nominee has consented to serve a one-year term. Information about the proposed nominees for election as directors is set forth under “Our Director Nominees” beginning on page 13.

In the event a nominee becomes unable to serve, or for good cause, will not serve as a director, the Board may designate a substitute nominee or reduce the size of the Board. If the Board designates a substitute nominee, proxies will be voted for the election of such substitute. As of the date of this proxy statement, the Board has no reason to believe that any of the nominees will be unable or unwilling to serve as a director.

The nominees for election as directors at the 2024 Annual Stockholder Meeting are:

Name(1)	Age	Occupation	Director Since	Independent	Other Public Boards(2)

Richard D. Fairbank	73	Chairman and Chief Executive Officer, Capital One Financial Corporation	1994	No	0

Ime Archibong	42	Vice President, Product Management and Head of Product at Messenger, Meta	2021	Yes	0

Christine Detrick	65	Former Director, Head of the Americas Financial Services Practice; Former Senior Advisor, Bain & Company	2021	Yes	2

Ann Fritz Hackett	70	Former Strategy Consulting Partner	2004	Yes	2

Suni P. Harford	61	Former President, UBS Asset Management	2024	Yes	0

Peter Thomas Killalea	56	Former Vice President of Technology, Amazon.com	2016	Yes	3

Eli Leenaars	63	Former Group Chief Operating Officer, Quintet Private Bank	2019	Yes	0

François Locoh-Donou	52	President, Chief Executive Officer, and Director, F5 Networks, Inc.	2019	Yes	1

Peter E. Raskind	67	Former Chairman, President and Chief Executive Officer, National City Corporation	2012	Yes	0

Eileen Serra	69	Former Senior Advisor, JP Morgan Chase & Co.; Former Chief Executive Officer, Chase Card Services	2020	Yes	1

Mayo A. Shattuck III	69	Former Chairman, Exelon Corporation; Former Chairman, President and Chief Executive Officer, Constellation Energy Group	2003	Yes	2

Craig Anthony Williams	54	President, Geographies and Marketplace at NIKE, Inc.	2021	Yes	0

(1)

Each of the nominees for election as directors to our Board with the exception of Ms. Harford, who was appointed to the Capital One Board on February 28, 2024, with an effective date of April 1, 2024, also serve on the Board of Directors of Capital One, National Association, our principal operating subsidiary. Mr. Fairbank serves as Chair of the Board of Directors of Capital One, National Association. Ms. Harford is expected to be appointed to the Board of Directors of Capital One, National Association following the 2024 Annual Stockholder Meeting.

(2)

Capital One’s Corporate Governance Guidelines limit the allowable board seats for our non-executive officer directors to four public company boards, including the Capital One Board, and for executive officer directors, to two public company boards, including the Capital One Board.

***

The Board unanimously recommends that you vote “FOR” each of these director nominees.

12	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

CORPORATE GOVERNANCE

Section I - Election of Directors (Item 1 on Proxy Card)

We would like to extend our appreciation to director Bradford H. Warner, who is not being re-nominated and will retire from our Board effective May 2, 2024, in accordance with our Corporate Governance Guidelines. Mr. Warner has been a director of Capital One since 2008. During his tenure, he provided our Board and management with tremendous value during his service on the Board, leveraging his extensive knowledge and keen insights from over 29 years of experience in the consumer, commercial, investment and international banking, and corporate banking functions, as well as in enterprise risk management and technology. We are deeply grateful to Mr. Warner for his many contributions to Capital One and wish him well in his future endeavors.

Our Director Nominees

Biographies of Director Nominees

Director Since: 1994 Age: 73 Capital One Committees: ∎ None

Richard D. Fairbank

Chairman and Chief Executive Officer, Capital One Financial Corporation

Mr. Fairbank is the founder, CEO and Chairman of Capital One and one of just a few founder-CEOs among America’s largest public companies. In 1987, Mr. Fairbank founded Capital One on the belief that data and technology could change how banking works. He has been the CEO since the Company’s initial public offering in November 1994, and has served as the Chairman since February 1995.

Mr. Fairbank’s vision and leadership have positioned Capital One as a leader in technology, data, and cloud capabilities and the Company has been recognized as one of the most innovative financial services providers in the world. Today, Capital One serves over 100 million customers and has reimagined the banking experience, built an iconic and respected brand, and been consistently recognized as one of the best companies to work for.

Prior to Capital One, Mr. Fairbank earned his BA and MBA from Stanford University. He became a strategy consultant, advising leading companies on long-term business strategy and growth opportunities. Mr. Fairbank has over three decades of experience in banking and financial services. As the founder and CEO of Capital One, he is deeply knowledgeable about all aspects of the Company’s businesses, strategies, capabilities and culture. His qualifications as a Director also include his broad range of skills in the areas of strategy, technology, risk management, customer experience, talent, and public company leadership and governance.

Additional Public Directorships:

∎   None

Director Since: 2021 Age: 42 Capital One Committees: ∎ Compensation Committee

Ime Archibong

Vice President, Product Management and Head of Product at Messenger, Meta

Mr. Archibong is a seasoned product and business development technology executive. He has served as Vice President, Product Management and Head of Product at Messenger at Meta Platforms, Inc. (formerly known as Facebook, Inc.) since March 2023. From August 2019 until March 2023, Mr. Archibong served as Meta’s Head of New Product Experimentation, where he led a multi-disciplinary group focused on product research and development. Prior to that role, Mr. Archibong served as Meta’s Vice President, Product Partnerships from November 2010 to June 2020.

Prior to joining Meta, from February 2004 to October 2010, Mr. Archibong held roles of increasing responsibility at International Business Machines (IBM), including serving on the Advanced Technology Professional Business Development team focused on the future of storage, the Corporate Strategy team laying the foundation for IBM’s Smarter Cities initiative, and as a software engineer in the Systems and Technology Group.

Additional Public Directorships:

∎   None

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	13

CORPORATE GOVERNANCE

Section I - Election of Directors (Item 1 on Proxy Card)

Director Since: 2021 Age: 65 Capital One Committees: ∎ Audit Committee ∎ Risk Committee

Christine Detrick

Former Director, Head of the Americas Financial Services Practice; Former Senior Advisor, Bain & Company

Ms. Detrick is a financial services industry veteran with more than 35 years of senior operating and executive leadership experience. She has deep expertise in the banking and insurance industries across a wide array of sectors, including asset management, credit cards, property and casualty, and life insurance, payments, and other consumer finance segments. From 2002 until 2012, Christine Detrick was a Senior Partner, Leader of the Financial Services Practice, and a Senior Advisor at Bain & Company, a management consulting firm. Before joining Bain, she served for ten years at A.T. Kearney, Inc., a management consulting firm, including as Leader of the Global Financial Institutions group and a member of the firm’s Board of Management and Board of Directors. At Bain and A.T. Kearney, Ms. Detrick served banks on issues of strategy, operational transformation, risk management, and technology.

Prior to those roles, she was a founding member of a venture capital firm specializing in savings and loan institution turnarounds and served as the Chief Executive Officer of St. Louis Bank for Savings. She was also a consultant at McKinsey and Company earlier in her career. Ms. Detrick also serves on the board of Hartford Mutual Funds, a mutual fund company, as chairman of the board. She also serves as chairman of the board of Altus Power, a public clean energy company, and as a member of the board of CRA International, Inc., a public management consulting company. She previously served on the board of directors of Forest City Realty Trust, a public real estate investment trust, as chair of the Compensation Committee, and Reinsurance Group of America, a public reinsurance company, as chair of the Nominating and Governance Committee.

Additional Public Directorships:

∎   Altus Power America, Inc.

∎   CRA International, Inc.

Lead Independent Director Director Since: 2004 Age: 70 Capital One Committees: ∎ Compensation Committee ∎ Governance and Nominating Committee (Chair) ∎ Risk Committee

Ann Fritz Hackett

Former Strategy Consulting Partner

Ms. Hackett has extensive experience in leading companies that provide strategy and human capital consulting services to boards of directors and senior management teams. She has experience developing corporate and business strategy, leading change initiatives, risk management, talent management and succession planning, and creating performance-based compensation programs, as well as significant international and technology experience. Ms. Hackett also has extensive board experience.

Ms. Hackett is a former Strategy Consulting Partner. From 2015 through January 2020 she was a Partner and Co-founder of Personal Pathways, LLC, a technology company providing a web-based enterprise collaboration insights platform to advance high performance professional relationships required in today’s distributed workplace. Prior to her role at Personal Pathways, she was President of Horizon Consulting Group, LLC, a firm founded by Ms. Hackett in 1996, providing global consumer product and service companies with innovative strategy and human capital initiatives. Prior to launching Horizon Consulting, Ms. Hackett spent 11 years at a leading national strategy consulting firm where she served as Vice President and Partner in the strategy practice, served on the Management Committee, and led Human Resources. Ms. Hackett is also a member of Tapestry Networks’ Lead Director Network, a select group of lead directors who collaborate on matters regarding board leadership. She also previously served as a director of Beam, Inc. (predecessor to Beam Suntory, Inc.) from December 2007 until April 2014.

Additional Public Directorships:

∎   Fortune Brands Innovations, Inc.

∎   MasterBrand, Inc.

14	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

CORPORATE GOVERNANCE

Section I - Election of Directors (Item 1 on Proxy Card)

Director Since: 2024 Age: 61 Capital One Committees: ∎ Audit Committee ∎ Risk Committee

Suni P. Harford

Former President, UBS Asset Management

Ms. Harford is a seasoned financial services industry executive with over 30 years of risk management, compliance and banking experience. Ms. Harford served as the President of UBS Asset Management as well as Chair of UBS Asset Management’s Executive Committee and Risk Committee from October 2019 until her retirement in February 2024. From April 2021 until February 2024, Ms. Harford also served as the UBS Group Executive Board Lead for the firm’s sustainability and impact efforts. As head of UBS Group’s Sustainability and Impact organization, Ms. Harford had oversight of the Chief Sustainability Office, responsible for sustainability strategy, external engagement and corporate responsibility across UBS. Ms. Harford joined UBS as the Head of Investments in July 2017, where she was responsible for the investment teams for traditional asset classes and UBS O’Connor, a multi-strategy hedge fund, until September 2019.

Prior to joining UBS, Ms. Harford worked at Citigroup, Inc., an investment bank and financial services corporation, for almost 25 years, most recently as the Regional Head of Markets for North America. Ms. Harford was also a member of Citibank’s Pension Plan Investment Committee and a director on the board of Citibank Canada.

Ms. Harford served as a co-chair of the World Economic Forum Global Future Council on Investing and has held seats on the board of several industry associations, including the Depository Trust and Clearing Corporation and the Securities Industry Financial Management Association. She is currently the chair of the Bob Woodruff Foundation’s board of directors and is a founding sponsor of Veterans on Wall Street, a coalition of financial services firms established to support U.S.-based transitioning veterans and received the Outstanding Civilian Service Award from the U.S. Army for those efforts.

Additional Public Directorships:

∎   None

Director Since: 2016 Age: 56 Capital One Committees: ∎ Compensation Committee ∎ Risk Committee

Peter Thomas Killalea

Former Vice President of Technology, Amazon.com

Mr. Killalea, a seasoned technology executive and advisor, has deep expertise in product development, digital innovation, customer experience, and security. From November 2014 to December 2021, Mr. Killalea served as the owner and President of Aoinle, LLC, a consulting firm. From May 1998 to November 2014, Mr. Killalea served in various senior executive leadership roles at Amazon, most recently as Vice President of Technology for the Kindle Content Ecosystem. He led Amazon’s Infrastructure and Distributed Systems team, which later became a key part of the Amazon Web Services Platform. Prior to that, he served as Amazon’s Chief Information Security Officer and Vice President of Security.

Mr. Killalea also currently serves on the editorial board of ACM Queue (Association for Computing Machinery). He previously served on the board of Xoom Corporation (acquired by PayPal Inc.) from March 2015 to November 2015 and Carbon Black, Inc. (acquired by VMware) from April 2017 to October 2019.

Additional Public Directorships:

∎   Akamai Technologies, Inc.

∎   MongoDB, Inc.

∎   Satellogic, Inc.

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	15

CORPORATE GOVERNANCE

Section I - Election of Directors (Item 1 on Proxy Card)

Director Since: 2019 Age: 63 Capital One Committees: ∎ Audit Committee ∎ Compensation Committee ∎ Risk Committee

Eli Leenaars

Former Group Chief Operating Officer, Quintet Private Bank

Mr. Leenaars has over 30 years of experience in the financial services sector, including institutional and investment banking, asset management, corporate and retail banking, and in cultivating sophisticated client relationships. A respected expert on the future of digital banking, as well as global industry trends in finance, investment, banking, and leadership, Mr. Leenaars has experience managing businesses through a wide range of matters including mergers and acquisitions, complex corporate restructuring, strategic initiatives, and challenging financial environments.

From June 2021 through December 2023, Mr. Leenaars served as Group Chief Operating Officer of Quintet Private Bank and was a member of its Authorized Management Committee. Prior to joining Quintet, Mr. Leenaars served as Vice Chairman of the Global Wealth Management Division at UBS Group AG, a Swiss multinational investment bank and financial services company, from April 2015 to May 2021. In this role, he engaged on senior relationship management with a focus on UBS’ largest non-U.S. clientele.

Prior to joining UBS, Mr. Leenaars had a 24-year career at ING Group N.V., a Dutch multinational banking and financial services company, and various of its subsidiaries. From January 2010 until March 2015, he served as the CEO of ING Retail Banking Direct and International for ING, where he was responsible for Retail Banking and Private Banking worldwide. This included serving as CEO of ING Direct N.V., the parent company of ING Direct in the U.S., which pioneered the national direct deposit platform. Between 2004 and 2010, Mr. Leenaars was also a member of ING’s Executive Board with responsibility for ING’s Global Retail and Private Banking operations and Group Technology and Operations. In addition, Mr. Leenaars previously served as a member of our Board from May 2012 to September 2012 in connection with Capital One’s acquisition of ING Direct. Since January 2024, Mr. Leenaars has also served on the board of Kotak Mahindra Bank Limited, an Indian banking and financial services company.

Mr. Leenaars is a member of the Executive Committee of the Trilateral Commission (Paris, Tokyo, and Washington, DC).

Additional Public Directorships:

∎   None

Director Since: 2019 Age: 52 Capital One Committees: ∎ Compensation Committee (Chair) ∎ Governance and Nominating Committee

François Locoh-Donou

President, Chief Executive Officer, and Director, F5 Networks, Inc.

Mr. Locoh-Donou has nearly two decades of enterprise technology experience, building a wide range of product teams and operations around the world. He is well known for his ability to envision where industries are going and inspire organizations to identify and execute on future growth opportunities—especially in the areas of cloud, software, analytics, and security.

In April 2017, Mr. Locoh-Donou became the President and Chief Executive Officer of F5 Networks, where he has refocused the company on Applications Services Software (including Security) for Multi-Cloud environments. He is also the only management member of the F5 Board of Directors. Prior to joining F5, Mr. Locoh-Donou held successive leadership positions at Ciena Corporation (from 2002 to March 2017), a network strategy and technology company, including Chief Operating Officer; Senior Vice President, Global Products Group; Vice President and General Manager, EMEA; Vice President International Sales; and Vice President and Marketing. Prior to joining Ciena, Mr. Locoh-Donou held research and development roles with Photonetics, a French opto-electronics company.

Mr. Locoh-Donou is also the co-founder and Chairman of Cajou Espoir, a cashew-processing facility that employs several hundred people in rural Togo, 80 percent of whom are women.

Additional Public Directorships:

∎   F5 Networks, Inc.

16	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

CORPORATE GOVERNANCE

Section I - Election of Directors (Item 1 on Proxy Card)

Director Since: 2012 Age: 67 Capital One Committees: ∎ Governance and Nominating Committee ∎ Risk Committee (Chair)

Peter E. Raskind

Former Chairman, President, and Chief Executive Officer, National City Corporation

Mr. Raskind has more than 40 years of banking experience, including in corporate banking, retail banking, wealth management/trust, mortgage, operations, technology, strategy, product management, asset/liability management, risk management and acquisition integration. Through his extensive banking career, he has served in a number of senior executive leadership roles and held positions of successively greater responsibility in a broad range of consumer and commercial banking disciplines, including cash management services, corporate finance, international banking, wealth management and corporate trust, retail and small business banking, operations and strategic planning.

Most recently, Mr. Raskind was a consultant to banks and equity bank investors as the owner of JMB Consulting, LLC, which he established in February 2009 and managed through 2017. Prior to founding JMB Consulting, Mr. Raskind served as Chairman, President and Chief Executive Officer of National City Corporation, one of the largest banks in the United States, until its merger with PNC Financial Services Group in December 2008. Mr. Raskind has served as a director of United Community Banks, Inc. and Visa USA and Visa International. He also served on the board of directors of the Consumer Bankers Association, was a member of the Financial Services Roundtable, and on the executive committee of the National Automated Clearing House Association. In addition, Mr. Raskind served as Interim Chief Executive Officer of the Cleveland Metropolitan School District in 2011, and in 2010, he served as Interim Chief Executive Officer of the Cleveland-Cuyahoga County Port Authority.

Additional Public Directorships:

∎   None

Director Since: 2020 Age: 69 Capital One Committees: ∎ Audit Committee (Chair) ∎ Risk Committee

Eileen Serra

Former Senior Advisor, JP Morgan Chase & Co.; Former Chief Executive Officer, Chase Card Services

Ms. Serra served in various leadership roles over the course of her more than 20 years in the financial services industry, which included responsibility for operations, product development, customer engagement, digital transformation, strategic and growth initiatives, and talent management. Prior to her financial services experience, Ms. Serra was a partner in a strategy consulting firm.

A seasoned credit card industry executive, Ms. Serra served in a variety of executive positions at JPMorgan Chase & Co., including as Chief Executive Officer of Chase Card Services from 2012 to 2016 and most recently as Senior Advisor focusing on strategic growth initiatives from 2016 until her retirement in February 2018. While at JPMorgan Chase, Ms. Serra established and developed successful consumer credit card products and brands, loyalty programs, partner relationships, and digital mobile payment solutions.

Prior to joining JPMorgan Chase in 2006, Ms. Serra was a Managing Director and Head of Private Client Banking Solutions at Merrill Lynch. She also served as Senior Vice President at American Express where, among other responsibilities, she led the Small Business Credit Card and Lending businesses. Prior to American Express, she was a partner at McKinsey & Company. Ms. Serra currently serves as a director and member of the compensation committee of Gartner, Inc. and previously served as a director and member of the audit committee of Boxed, Inc.

Additional Public Directorships:

∎   Gartner, Inc.

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	17

CORPORATE GOVERNANCE

Section I - Election of Directors (Item 1 on Proxy Card)

Director Since: 2003 Age: 69 Capital One Committees: ∎ Compensation Committee ∎ Governance and Nominating Committee

Mayo A. Shattuck III

Former Chairman, Exelon Corporation; Former Chairman, President and Chief Executive Officer, Constellation Energy Group

Mr. Shattuck has decades of experience in global corporate finance and lending, corporate strategy, capital markets, risk management, executive compensation, and private banking. He has led two large, publicly held companies and has served on other public company boards.

From 2013 to April 2022, Mr. Shattuck served as Chairman of the Board of Chicago-based Exelon Corporation, a Fortune 100 company that owns six utilities and is the nation’s largest competitive energy provider and commercial nuclear plant operator. Previously, Mr. Shattuck was Chairman, President and Chief Executive Officer of Constellation Energy Group, a position he held from 2001 to 2012. Mr. Shattuck is also Chairman of the Board of Johns Hopkins Medicine and Johns Hopkins Health System.

Mr. Shattuck has extensive experience in the financial services industry. He was previously at Deutsche Bank, where he served as Global Head of Investment Banking, Global Head of Private Banking and Chairman of Deutsche Bank Alex. Brown. From 1997 to 1999, Mr. Shattuck served as Vice Chairman of Bankers Trust Corporation, which merged with Deutsche Bank in 1999. In addition, from 1991 to 1997, Mr. Shattuck was President, Chief Operating Officer and a director of Alex. Brown & Sons, an investment bank, which merged with Bankers Trust in 1997. Mr. Shattuck is the former Chairman of the Institute of Nuclear Power Operators.

Additional Public Directorships:

∎   Gap, Inc.

∎   Hut 8 Corp.

Director Since: 2021 Age: 54 Capital One Committees: ∎ Audit Committee ∎ Compensation Committee

Craig Anthony Williams

President, Geographies and Marketplace, NIKE, Inc.

Mr. Williams, a seasoned business executive, has extensive experience in general management, marketing, product development, cross-functional team leadership and driving global strategy and operations. He has served as President, Geographies and Marketplace at NIKE, Inc. since May 2023, where he leads NIKE’s four geographies and marketplace across its direct and wholesale business in addition to leading NIKE’s supply chain and logistics. From January 2019 until May 2023, he served as President of Jordan Brand at NIKE, Inc., where he led a cross-functional team focused on the brand’s vision, strategy and global revenue growth.

Prior to joining NIKE, Inc., Mr. Williams was the Senior Vice President, The Coca-Cola Co. and President of The Global McDonald’s Division (TMD) from January 2016 to January 2019, where he was responsible for brand and category growth. During his time at The Coca-Cola Co., Mr. Williams held a variety of executive roles within TMD Worldwide, including Senior Vice President and Chief Operating Officer, Vice President U.S., Assistant Vice President of U.S. Marketing and Group Director of U.S. Marketing. Prior to joining The Coca-Cola Co. in June 2005, Mr. Williams was a Global Marketing Director at CIBA Vision Corporation, a contact lenses and lens care product manufacturer, a brand management executive at Kraft Foods Inc., and served as a Naval Nuclear Power Officer in the U.S. Navy.

Additional Public Directorships:

∎   None

18	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

CORPORATE GOVERNANCE

Section I - Election of Directors (Item 1 on Proxy Card)

Director Nominee Highlights

INDEPENDENCE BOARD REFRESHMENT BOARD TENURE Committee Chairs and members and the Lead Director are 100% independent DIVERSITY 58% overall diversity, including: 4 Women and 3 Racially/Ethnically Diverse BOARD refreshment 7 new directors since 2019 DIRECTOR AGE The average age of our Director nominees: 62 years old BOARD TENURE Average Tenure: 9.3 years 0-5 Years 6-11 Years 12+ Years 7 1 4

What We Look for in Individual Director Nominees

The evaluation and selection of director nominees is a key aspect of the Governance and Nominating Committee’s regular evaluation of the composition of, and criteria for membership on, the Board. When considering director nominees, including incumbent directors standing for re-election, nominees to fill vacancies on the Board, and nominees recommended by stockholders, the Governance and Nominating Committee focuses on the development of a Board composed of directors that meet the criteria set forth below.

Skills and Experience	Commitment to the Company

∎   The value derived from each nominee’s skills, qualifications, experience, and ability to impact Capital One’s long-term strategic objectives

∎   Substantial tenure and breadth of experience in leadership capacities

∎   Business and financial acumen

∎   Understanding of the intricacies of a public company

∎   Experience in risk management

∎   Strong educational background

∎   A willingness to commit the time and energy to satisfy the requirements of Board and committee membership, including being available to management to provide advice and counsel as well as the ability to attend and participate in meetings of the Board, committees of which they are a member and the annual stockholder meeting

∎   A willingness to rigorously prepare prior to each meeting and actively participate in the meeting

∎   Possess, or be willing to develop, a broad knowledge of both critical issues affecting the Company and a director’s roles and responsibilities

∎   A willingness to comply with our Director Stock Ownership Requirements, Corporate Governance Guidelines, and Code of Conduct

Diversity	Personal Characteristics

∎   Capital One considers diversity along a variety of dimensions, including the candidate’s professional and personal experience, background, perspective, and viewpoint, as well as the candidate’s gender, race, and ethnicity, as described in greater detail in our Corporate Governance Guidelines

∎   The Governance and Nominating Committee recognizes that Capital One serves diverse communities and customers, and has instructed the third-party search firm used in director recruiting efforts to seek highly qualified racially, ethnically and gender-diverse individuals to include in its pool of nominees

∎   High personal and professional ethics, integrity and honesty, good character, and judgment

∎   Independence and absence of any actual or perceived conflicts of interest

∎   The ability to be an independent thinker and willingness to provide effective challenge to management

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	19

CORPORATE GOVERNANCE

Section I - Election of Directors (Item 1 on Proxy Card)

The Governance and Nominating Committee balances these considerations when assessing the composition of the Board, and has determined that all of our director nominees possess the personal characteristics, level of commitment to the Company, diversity, skills, and experience that align with the Company’s long-term strategy and that enable the Board to operate in an engaged and effective manner.

Other Considerations

For new candidates, the Governance and Nominating Committee also considers the results of the candidate’s interviews with directors and/or members of senior management and any background checks the Governance and Nominating Committee deems appropriate. In 2023, Capital One continued its engagement with Spencer Stuart, a third-party director search firm, to identify and evaluate potential director candidates based on the criteria and principles described above.

When evaluating incumbent directors, the Governance and Nominating Committee also considers the director’s performance throughout the year, including the director’s attendance, preparation for, and participation in Board and committee meetings, the director’s annual evaluation, including feedback received from fellow Board members, and the director’s willingness to serve for an additional term, as further described in the section “Annual Assessment of Individual Director Nominees” on page 31.

20	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

CORPORATE GOVERNANCE

Section I - Election of Directors (Item 1 on Proxy Card)

Skills and Experience of Our Director Nominees

The Governance and Nominating Committee and the Board regularly review the Board’s membership in light of Capital One’s business model and strategic goals and objectives, the regulatory environment, and financial market conditions. In its review, the Governance and Nominating Committee considers whether the Board continues to possess the appropriate mix of skills and experience to oversee the Company in achieving these goals, and may seek additional directors as a result of this review. Our director nominees have the requisite experiences that, in the aggregate, meet an articulated set of director skills established by the Governance and Nominating Committee. These skills collectively allow our director nominees to effectively oversee the Company and create an engaged, effective, and strategically oriented board. For more information on our Board’s skills, experience, diversity, tenure, and independence, please see the Board skills and diversity matrix below.

Director Nominees: Fairbank Archibong Detrick Hackett Killalea Harford Leenaars Locoh-Donou Raskind Serra Shattuck Williams Skills and Experience Total Number of Directors Strategic Planning and Transformation Banking and Financial Services Consumer Lending, Retail Banking and/or Commercial Banking Executive Digital and Technology Cybersecurity Technology Executive Risk Management and Compliance Public Company Senior Executive Management Public Accounting and Financial Reporting Talent Management, Compensation and Succession Planning Public Company Governance Regulated Industries and Regulatory Issues Marketing Demographic Information Gender Diverse Racially/Ethnically Diverse Age Tenure Director Since Independence / Number of other Public Boards Independent Number of Other Public Boards 12 8 6 10 5 4 9 10 3 12 9 10 10 4 3 62 (average) Total 11 73 42 64 70 56 61 63 52 67 69 69 54 1994 2021 2021 2004 2016 2024 2019 2019 2012 2020 2003 2021 0 0 2 2 3 0 0 1 0 1 2 0

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	21

CORPORATE GOVERNANCE

Section I - Election of Directors (Item 1 on Proxy Card)

Strategic Planning and Transformation	Experience setting a long-term corporate vision or direction, developing desirable products and customer segments, assessing geographies in which to operate, and evaluating competitive positioning

Banking and Financial Services	Extended board experience or management experience in Retail Banking, Commercial Banking, Consumer Lending, Small Business Banking, Investment Banking, and/or other financial services

Consumer Lending, Retail Banking and/or Commercial Banking Executive	Executive level experience and oversight of Consumer Lending, Retail Banking, and/or Commercial Banking

Digital and Technology	Leadership and understanding of technology and digital platforms

Cybersecurity	Experience with or oversight of cybersecurity (e.g., prior work experience, possession of a cybersecurity certification or degree or other knowledge, skills or background in cybersecurity)

Technology Executive	Executive-level experience with direct oversight and expertise in technology, digital platforms, and cyber risk

Risk Management and Compliance	Significant understanding with respect to the identification, assessment, and oversight of risk management programs and practices

Public Company Senior Executive Management	Experience as a CEO or other senior executive at a public company

Public Accounting and Financial Reporting	Experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing, or evaluation of financial statements

Talent Management, Compensation, and Succession Planning	Understanding of the issues involved with executive compensation, succession planning, human capital management, and talent management and development

Public Company Governance	Extended experience serving as a director on a large public company board and/or experience with public company governance issues and policies, including governance best practices

Regulated Industries and Regulatory Issues	Experience with regulated businesses, regulatory requirements, and relationships with state and federal agencies

Marketing	Experience with or oversight of marketing strategy and brand management

22	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

CORPORATE GOVERNANCE

Section II - Corporate Governance at Capital One

Overview of Corporate Governance at Capital One

Capital One is dedicated to strong and effective corporate governance that is designed to provide the appropriate framework for the Board to engage with and oversee the management of the Company. Robust and dynamic corporate governance policies and practices are the foundation of an effective and well-functioning board and are vital to preserving the trust of our stakeholders, including customers, stockholders, regulators, suppliers, associates, our communities, and the general public.

Information About Our Corporate Governance Policies and Guidelines

The Board has adopted Corporate Governance Guidelines to formalize its governance practices and provide its view of effective governance. Our Corporate Governance Guidelines embody many of our long-standing practices, policies, and procedures, which collectively form a corporate governance framework that promotes the long-term interests of our stockholders, promotes responsible decision-making and accountability, and fosters a culture that allows our Board and management to pursue Capital One’s strategic objectives.

To maintain and enhance independent oversight, our Board regularly reviews and refreshes its governance policies and practices in connection with changes in corporate strategy, the regulatory environment, financial market conditions, or other significant events, as well as in response to investor and other stakeholder feedback and engagement.

The Board has also adopted Capital One’s Code of Conduct, which applies to Capital One’s directors, executives and associates, including Capital One’s CEO, CFO, Principal Accounting Officer, and other persons performing similar functions. The Code of Conduct reflects Capital One’s commitment to honesty, fair dealing, and integrity, and guides the ethical actions and working relationships of Capital One’s directors, executives, and associates.

For a description of the key governance practices of our Board, see “Key Board Governance Practices” beginning on page 26.

The following corporate governance documents are available at www.capitalone.com under “Investors,” then “Governance & Leadership,” then “Board of Directors and Committee Documents” or “Organizational and Governance Documents,” as applicable.

∎	Amended and Restated Bylaws

∎	Corporate Governance Guidelines

∎	Board Committee Charters
∎	Restated Certificate of Incorporation

∎	Code of Conduct

Board Leadership Structure

The Independent Directors, each year in conjunction with the Board’s self-assessment, evaluate the continued effectiveness of the Board’s leadership structure in the context of Capital One’s specific circumstances, culture, strategic objectives, and challenges. The Board, at least annually, evaluates its leadership structure, including the effectiveness of the combined Chairman/CEO and Lead Independent Director leadership structure, and currently believes that it is in the best interests of the Company and its stockholders that the Chairman and CEO roles should be held by the same person.

We believe that our existing Board leadership structure of combined Chairman/CEO and Lead Independent Director provides the most effective governance framework and allows our Company to benefit from Mr. Fairbank’s talent, knowledge, and leadership as the founder of Capital One and allows him to use the in-depth

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	23

CORPORATE GOVERNANCE

Section II - Corporate Governance at Capital One

focus and perspective gained in operating the Company to effectively and efficiently lead our Board. As CEO, Mr. Fairbank oversees Capital One’s day-to-day operations and strategic planning, and as Chairman of the Board he leads the Board in its oversight role, including with respect to strategic matters and risk management.

Recognizing the importance of independent perspectives to the Board to balance the combined Chairman and CEO roles, Capital One appropriately maintains strong independent and effective oversight of our business and affairs through our Lead Independent Director; fully independent Board committees with independent chairs that oversee the Company’s operations, risks, performance, and business strategy; experienced and committed directors; and regular executive sessions. Our Lead Independent Director and our Independent Directors act as a strong counterbalance to Mr. Fairbank’s combined roles of Chairman of the Board and CEO.

Lead Independent Director

Our Board believes that an active and empowered Lead Independent Director is key to providing strong, independent leadership for the Board. The Lead Independent Director position, elected annually by the other Independent Directors upon the recommendation of the Governance and Nominating Committee, is a critical aspect of our corporate governance framework. The Board believes that Ms. Hackett’s experience enables her to provide valuable and independent views to the boardroom, and ensure active communication between management and our Independent Directors to support their oversight responsibilities, including with respect to management of risks and opportunities presented by the markets in which Capital One competes.

24	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

CORPORATE GOVERNANCE

Section II - Corporate Governance at Capital One

In accordance with our Corporate Governance Guidelines, the Lead Independent Director’s responsibilities include:

Board Leadership

∎  Organizing and presiding over executive sessions of the Board

∎  Setting the agendas for and leading executive sessions of the Board

∎  Having authority to call meetings of the Independent Directors

∎  Soliciting feedback for and engaging the CEO on executive sessions

∎  Advising the Chairman of the Board on the retention of advisors and consultants who report directly to the Board

∎  Advising the Governance and Nominating Committee and the Chairman of the Board on the membership of Board committees and the selection of committee chairs

∎  Acting as a key advisor to the CEO on a wide variety of Company matters

Board Culture

∎  Serving as liaison between the Chairman of the Board and the Independent Directors

∎  Facilitating discussion among the Independent Directors on key issues and concerns outside of Board meetings, including risk management

∎  Ensuring Board discussions demonstrate appropriate effective challenge of management, including risk management

∎  Facilitating teamwork and communication among the Independent Directors

∎  Fostering an environment that allows for engagement by and commitment of Board members

∎  In a crisis, calling together the Independent Directors to establish appropriate Board leadership responsibility

Board Meetings

∎  Approving meeting agendas for the Board, including addition or removal of items, as appropriate

∎  Advising on the type of information to be provided to the Board

∎  Approving Board meeting schedules and working with the Chairman of the Board and committee chairs to ensure there is sufficient time for discussion of all agenda items

∎  Presiding at all meetings of the Board at which the Chairman of the Board is not present

Performance and Development

∎  Leading the annual performance assessment of the CEO

∎  Facilitating the Board’s engagement with the CEO with respect to the CEO’s performance assessment and CEO succession planning

∎  Leading the Board’s annual self-assessment and providing recommendations for improvement, if any

Stockholder Engagement

∎  Ensuring that they are available for consultation and direct communication with stockholders and stakeholders, upon request

∎  Reviewing stockholder communications addressed to the full Board, to the Lead Independent Director, or the Independent Directors, as appropriate

In evaluating candidates for Lead Independent Director, the Independent Directors consider several factors, including each candidate’s corporate governance experience, Board service and tenure, Board leadership roles, and ability to meet the necessary time commitment. For an incumbent Lead Independent Director, the Independent Directors also consider the results of the candidate’s annual Lead Independent Director assessment. For a description of the Lead Independent Director annual assessment process, see “Annual Assessment of the Lead Independent Director” beginning on page 31.

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	25

CORPORATE GOVERNANCE

Section II - Corporate Governance at Capital One

Key Board Governance Practices

2023 Board Meetings and Attendance

∎	The Board held 15 meetings and the Board’s committees collectively held 27 meetings

∎

In carrying out its responsibilities, the Audit Committee met a total of ten times, the Risk Committee met a total of six times, the Governance and Nominating Committee met a total of five times, and the Compensation Committee met a total of six times

∎	All directors then serving attended the 2023 Annual Stockholder Meeting, and Capital One expects all director nominees to attend the 2024 Annual Stockholder Meeting

∎

Each of our current directors attended at least 75% of the aggregate number of the meetings of the Board and the committees on which they served during the period the director was on the Board or committee

Our Perspectives on Overall Board Composition and Refreshment

In recent years, investors have become increasingly focused on the composition of corporate boards and policies and practices that encourage board refreshment. At Capital One, we appreciate that our investors share our passion for cultivating a board that encompasses the optimal mix of diverse backgrounds, experiences, skills, expertise, qualifications, and an unwavering commitment to integrity and good judgment, all in order to thoughtfully oversee, advise, and guide management as they work to achieve our long-term strategic objectives.

The Governance and Nominating Committee has taken a long-term view and continuously assesses the composition and resiliency of the Board over the next ten to 15 years in alignment with the Company’s strategic direction to determine what actions may be desirable to best position the Board and the Company for success. In assessing Board resiliency, the Governance and Nominating Committee considers a variety of factors and has articulated a set of principles on board composition, including the following:

Board Skills

∎  Consider the collective set of skills that allows the Board to act independently and provide an effective challenge to management, especially in the areas of business strategy, financial performance, enterprise risk management, cybersecurity risk, technology innovation, and executive talent and leadership

∎  Ensure collective Board skill sets evolve with our long-term strategic objectives

Industry Experience

∎  Seek and retain Board members with industry experience, both in banking and technology, that align with our long-term strategy

∎  Recognize that the financial services industry is complex and understand the importance of having directors who have witnessed banking business and credit cycles over time and can share the wisdom of those experiences

Diversity

∎  Believe having a Board with members who demonstrate a diversity of thought, perspectives, skills, backgrounds, and personal and professional experiences, is important to building an effective and resilient board, and as a result, have a goal of identifying candidates that can contribute to that diversity in a variety of ways, including racially-, ethnically-, and gender-diverse candidates

Board Size

∎  Consider the appropriate size of the Board in relation to promoting active engagement and open discussion

∎  Continuously assess the depth of successors available to assume Board leadership positions for both expected and unexpected departures

26	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

CORPORATE GOVERNANCE

Section II - Corporate Governance at Capital One

Tenure

∎  Believe that it is critical to have members across a continuum of director tenure in order to ensure the effective oversight of a large financial institution, which must simultaneously embrace innovation and changing market and customer expectations and prudently preserve the safety and soundness of the institution through long-term business and credit cycles

∎  Seek to have a mix of members at different points along the tenure continuum to cultivate Board membership that collectively represents members who have actively overseen the Company’s strategic journey through various business cycles, who have sufficient experience to assume Board leadership positions, and who bring fresh ideas and perspectives

Evergreen Recruiting

∎  Engage in a continuous process of identifying and assessing potential director candidates in light of the Board’s collective set of skills and future needs

∎  Recognize that recruiting new directors is not one-dimensional and that effective Board members should be as described under the “What We Look for in Individual Director Nominees” section, beginning on page 19

Staged Refreshment

∎  Take a long-term perspective to enable thoughtful director refreshment that meets strategic needs while avoiding disruption

∎  Take a planned approach to changes in Board membership, considering the timing of new director onboarding relative to planned retirements and departures

∎  Recognize that new directors need time to become familiar with the Company’s business model and strategy and become deeply grounded in these matters to be well-positioned to provide effective challenge to management

∎  Acknowledge that relationships among Board members develop organically over time and recognize the importance of protecting and nurturing the open, values-based culture that the Board enjoys to appropriately oversee and provide effective challenge to management

The Board leverages several long-standing practices and processes to support Board refreshment in keeping with the principles articulated above, including:

∎	Annual evaluations of the Board and its committees (see “Annual Board and Committee Evaluations” beginning on page 29 for more information).

∎	Annual assessments of individual directors (see “Annual Assessment of Individual Director Nominees” on page 31 for more information).

∎	Annual assessments of the Lead Independent Director (see “Annual Assessment of the Lead Independent Director” beginning on page 31 for more information).

The Governance and Nominating Committee discusses director recruiting plans on a quarterly basis and provides regular updates to the Board on those plans. In support of the Board’s long-term resiliency and refreshment efforts, seven new independent directors have been appointed since 2019, all of whom are current director nominees.

Process for Stockholder Recommendations of Director Candidates; Director Nominations from Stockholders

The Governance and Nominating Committee will consider qualified director nominees recommended by stockholders. Those recommendations should be sent to the Corporate Secretary, as well as to the Chair of the Governance and Nominating Committee at Capital One’s address set forth in the section “How to Contact Us” on page 54. The Governance and Nominating Committee will consider potential nominees recommended by stockholders on the same basis that it considers other potential nominees.

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	27

CORPORATE GOVERNANCE

Section II - Corporate Governance at Capital One

Stockholders may nominate directors by submitting the names and other relevant information as required by, and in compliance with, Capital One’s Bylaws to the Corporate Secretary as well as to the Chair of the Governance and Nominating Committee at Capital One’s address set forth in the section “How to Contact Us” on page 54.

In addition, an eligible stockholder or group of stockholders may use Capital One’s “proxy access” Bylaws to include stockholder-nominated director candidates in the Company’s proxy materials for the annual stockholder meeting. Our Bylaws permit up to 20 stockholders or beneficial owners owning 3% or more in the aggregate of the Company’s outstanding common shares of voting stock continuously for at least three years to nominate and include in the Company’s proxy materials director nominees constituting up to two individuals or 20% of the Board (whichever is greater) provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws.

Written notices pursuant to the above Bylaws provisions must be submitted in accordance with the general procedures for stockholder nominations (including deadlines for notice to be received by the Corporate Secretary), which are summarized under the caption “Stockholder Proposals for 2025 Annual Stockholder Meeting” on page 139.

Director Independence

Except for our CEO, who is the Company’s founder, the Board has affirmatively determined that the other nominees for election to our Board are independent under Capital One’s Director Independence Standards (“Independence Standards”), which have been adopted by the Board as part of Capital One’s Corporate Governance Guidelines. The Independence Standards reflect the director independence requirements set forth in the New York Stock Exchange (“NYSE”) rules and other applicable legal and regulatory rules, and also describe certain categorical relationships that the Board has determined to be immaterial for purposes of determining director independence.

The categorical relationships that the Board has deemed immaterial for purposes of determining director independence are: (i) relationships between Capital One and an entity where the director serves solely as a non-management director; (ii) transactions between Capital One and a director or a director’s immediate family member (or their primary business affiliations) that fall below the numerical thresholds in the NYSE rules (or do not otherwise preclude independence under those standards), and that are ordinary course, on arm’s-length market terms, and, in the case of extensions of credit, followed usual underwriting procedures, present no more than the normal collectability risk, or other unfavorable features and are in compliance with applicable legal and regulatory requirements; and (iii) discretionary contributions made by Capital One to not-for-profit organizations, foundations, or universities in which a director (or immediate family member) serves as an executive officer that in any single fiscal year within the last three years do not exceed the greater of $1 million or 2% of that entity’s consolidated gross revenues.

In making its independence recommendations, the Governance and Nominating Committee and the Board evaluate information obtained from non-management directors’ responses to a questionnaire inquiring about their relationships, transactions, or arrangements with Capital One, and those of their immediate family members and primary business or charitable affiliations and other potential conflicts of interest. Following this review, the Board determined that each of the director nominees (excluding our CEO) is independent under the Independence Standards.

Capital One’s Corporate Governance Guidelines, including information relating to the Independence Standards, are available at www.capitalone.com under “Investors,” then “Governance & Leadership,” then “Organizational and Governance Documents.”

Director Onboarding and Education

The Company, in consultation with the Governance and Nominating Committee, has established director onboarding and continuing director education programs to support our directors in fulfilling their responsibilities and to assist them in keeping current on industry, corporate, regulatory, and other developments.

28	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

CORPORATE GOVERNANCE

Section II - Corporate Governance at Capital One

All new directors participate in the Company’s director onboarding program which provides training relating to the Company’s values, strategic plans, accounting policies, financial reporting, risk management, code of ethics, key regulatory issues, competition, and industry dynamics. As part of this onboarding program, over a period of approximately 18 months, new directors meet with members of senior management serving in various roles and functions, as well as Board committee chairs, the Lead Independent Director, and individual directors, to review and discuss information about the Company, the business, the boardroom, and individual director roles and responsibilities. Additionally, new directors are assigned an experienced director to serve as a mentor to facilitate their onboarding to the Board and the Company.

As we continue to enhance our director onboarding experience, the Company developed committee onboarding programs, which are designed to facilitate and accelerate directors’ integration and contribution to the committees on which they serve.

Our continuing director education program is designed to provide: (i) regular updates on external opportunities for continuing education offered by applicable regulators, professional organizations, and academic institutions; (ii) internal director education programs; (iii) various board-related publications; and (iv) access to various peer-to-peer networks. Our directors are also encouraged to pursue other educational opportunities, at the Company’s expense, to enhance directors’ ability to perform their duties.

Executive Sessions

Our Independent Directors regularly convene executive sessions led by the Lead Independent Director at Board and committee meetings, as needed. The executive sessions allow the Independent Directors to discuss strategy, CEO and senior management performance and compensation, succession planning, Board effectiveness, and other matters without management present.

In 2023, the Board and each Board committee met in executive session without members of management present. During these executive sessions, Independent Directors have access to members of senior management upon request, including, but not limited to, the CEO, CFO, General Counsel and Corporate Secretary, Chief Risk Officers, Chief Audit Officer, Chief Information Security Officer, Chief Technology Risk Officer, Chief Credit Review Officer, and Chief Compliance Officer. The Lead Independent Director and/or any director may request additional executive sessions of the Independent Directors.

Directors Are Actively Engaged Outside of Board Meetings

Engagement outside of Board meetings provides our directors with additional insight into our business and industry. It also provides our Board with a valuable perspective on the performance of our Company, Board, CEO, and other members of senior management.

∎

Our committee chairs and Lead Independent Director meet and communicate regularly with each other and with both the CEO and members of our management team, as well as with our federal regulators, often independently of the CEO.

∎

Our committee chairs and Lead Independent Director conduct pre-meeting reviews of agendas and meeting materials, and provide feedback directly to management, and conduct post-meeting debriefs with management to discuss any follow-up items.

∎	Individual directors confer with each other, our CEO, members of our senior management team, and other key associates, as needed.

Annual Board and Committee Evaluations

Annually, in compliance with the NYSE rules and other applicable laws, rules, and regulations, the Board and its committees conduct formal self-evaluations to assess and improve the Board’s effectiveness and functionality. The Board believes that in addition to serving as a tool to evaluate and improve performance, evaluations can

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	29

CORPORATE GOVERNANCE

Section II - Corporate Governance at Capital One

serve several other purposes, including the promotion of good governance and the integrity of financial reporting, reduction of risk, informing the Board refreshment process, strengthening the Board-management partnership, and helping set and oversee Board expectations of management. In assessing their performance, the Board and its committees take a multi-year perspective to identify and evaluate trends and assure themselves that areas identified for improvement are addressed appropriately and in a timely manner.

To ensure the process stays current and continues to generate rich insights, the Board follows a cyclical, programmatic approach when conducting Board and committee evaluations. This approach includes regular, holistic reviews of the evaluation framework, methodology, and form. While the Board and each of its committees conducts a formal evaluation annually, the Board considers its performance and that of its committees continuously throughout the year and shares feedback with management.

Seek Input Each year, the Lead Independent Director and committee chairs, with input and support from management and the Governance and Nominating Committee, develop a process to seek feedback on the Board from directors and select members of management. Follow-Up A summary of the overall evaluation results is shared with management to address any requests or enhancements in practices that may be warranted. Committee chairs report on their respective evaluations to the full Board and share key actions with management for follow-up. Discuss The Lead Independent Director and committee chairs, with the assistance of management, leverage feedback to develop key themes that emerge from the feedback and lead a robust discussion in their respective executive sessions.

Each year, the Board and its committees may conduct their annual evaluations through one or a combination of evaluative approaches, including written surveys, individual director interviews, group discussions in executive session, and/or engagement of a third-party facilitator. In 2023, the Company’s General Counsel and Corporate Secretary conducted individual director interviews.

As part of the Board’s self-evaluation process, directors consider various topics related to Board composition, effectiveness, structure, and performance and the overall mix of director skills, experience, and background. Specifically, topics considered during the 2023 annual Board and committee self-evaluations process included:

∎	Board engagement, culture, and setting the “tone at the top”

∎	Board leadership, including the roles of the Lead Independent Director and Chairman of the Board

∎	Oversight of and engagement in corporate strategy (both short- and long-term strategic objectives) and Company performance

∎	Oversight of the CEO, executive compensation, and evaluation

∎	CEO and executive talent development and succession planning

30	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

CORPORATE GOVERNANCE

Section II - Corporate Governance at Capital One

∎	Access to Company executives and associates

∎	Board and committee composition, including director skills, background, diversity, and new director recruiting activities

∎

Oversight of enterprise and technology risk, including the stature of the risk management function and appropriateness of the Company’s risk appetites and risk management in light of the scale and complexity of the Company’s business

∎	Overall Board governance including quality and quantity of materials and information, conduct of meetings, and support for those activities from management

Annual Assessment of Individual Director Nominees

Each year the Chair of the Governance and Nominating Committee conducts an individual director assessment process. This process includes candid, one-on-one discussions between the Governance and Nominating Committee’s Chair and each Board member regarding the individual performance and effectiveness of the directors nominated by the Board for re-election by Capital One’s stockholders. Directors may also provide feedback on any other individual director’s performance at any time, regardless of whether it is part of the formal assessment process.

Follow-Up The Chair of the GNC shares input and feedback from the assessments with the individual directors. The GNC also takes into consideration the results of the assessments of individual directors, the Board, and its committees as part of director recruitment efforts. Nominate Taking individual director performance into consideration, the GNC recommends director candidates for nomination to the Board, and the Board nominates directors to stand for election or re-election by Capital One’s stockholders. Seek Input The Chair of the Governance and Nominating Committee (the “GNC”) meets with Board members in separate, one-on-one sessions to solicit feedback on other directors’ individual strengths and contributions. Evaluate The Chair of the GNC synthesizes feedback and reports to the GNC and the Chairman of the Board. The GNC also reviews other considerations, such as related person transactions, conflicts of interest, and independence.

Annual Assessment of the Lead Independent Director

To support the Independent Directors in selecting the Lead Independent Director, the Governance and Nominating Committee oversees an annual process to evaluate the performance and effectiveness of the Lead Independent Director. Each year, the Governance and Nominating Committee designates one Independent Director as a facilitator, who solicits feedback and perspectives from all directors on the Lead Independent Director. The facilitator then shares the results with the Governance and Nominating Committee and, as appropriate, the Board, without the Lead Independent Director present. The Independent Directors consider the results of this assessment in the annual selection of the Lead Independent Director.

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	31

CORPORATE GOVERNANCE

Section II - Corporate Governance at Capital One

The Lead Independent Director is currently Ms. Hackett. As Lead Independent Director, Ms. Hackett has a strong record of active engagement both inside and outside the boardroom, including regular meetings with federal regulators and Company executives in one-on-one and group settings. Ms. Hackett is also an active member of Tapestry Networks’ Lead Director Network, a select group of lead independent directors from America’s most successful companies who share a commitment to improving corporate performance and earning stockholder trust through more effective board leadership. Leveraging her significant experience serving in leadership capacities in a variety of environments, Ms. Hackett has fostered a culture of collaboration, diligence, trust, and mutual respect that allows the Board to work effectively to provide oversight of and effective challenge to management. Based on her performance, the Independent Directors unanimously supported Ms. Hackett’s re-election as Lead Independent Director for a one-year term beginning May 2023.

Annual Performance Assessment of the CEO

Led by the Lead Independent Director, the Independent Directors annually assess the performance of Mr. Fairbank as Capital One’s CEO through a process developed and overseen by the Governance and Nominating Committee. This process includes an in-depth discussion of the CEO’s performance by the Independent Directors in executive session at a joint meeting of the Compensation Committee and the Board during which directors consider a variety of factors. The areas assessed relate to overall CEO performance, leadership, financial and operating performance, governance and risk management, strategic performance, and customer and associate satisfaction. The Independent Directors also consider feedback from the Board and self-assessment materials provided by Mr. Fairbank regarding his and the Company’s performance and achievements during the performance year. For additional information, see “Chief Executive Officer Compensation” beginning on page 75.

The annual CEO performance assessment is completed as part of Capital One’s year-end compensation process. The Compensation Committee manages year-end compensation decisions within the context of such assessment and recommends compensation for the CEO based on such assessment to the Independent Directors for approval. The Lead Independent Director and Chair of the Compensation Committee jointly share the feedback from the CEO performance assessment with Mr. Fairbank in a closed session.

The Board’s Role in Corporate Oversight

Capital One is dedicated to strong and effective corporate governance that provides the appropriate framework for the Board to engage with and oversee the Company. Our Board is accountable for oversight of Capital One’s business affairs and operations. In carrying out this responsibility, among other things, the Board and its committees oversee management’s development and implementation of the Company’s (i) corporate culture; (ii) corporate strategy; (iii) financial performance and associated risks; (iv) the enterprise-wide risk management framework, including cybersecurity and technology risk; (v) succession planning for the Company’s CEO and other key executives; (vi) compensation policies and practices; and (vii) policies, programs, and strategies related to ESG matters.

The Board and its committees regularly review and approve key governance policies and plans. Our Corporate Governance Guidelines formalize the Company’s key corporate governance practices and facilitate efficient and effective Board oversight. These Guidelines enable our Board to engage in responsible decision-making, work with management to pursue Capital One’s strategic objectives and promote the long-term interests of our stockholders.

Corporate Culture

Capital One believes that a strong, ethical corporate culture is a key element of sound and sustainable corporate governance practices, beginning at the top with the CEO and other senior leadership. The Board plays a critical role in supporting and overseeing Capital One’s corporate culture, mission, values, and setting the “tone at the top” by adopting policies, a code of ethics, a philosophy for hiring, and compensation practices that promote ethical behavior, compliance with laws and regulations, including those pertaining to consumer protection and privacy, effective internal controls and risk management, and sound governance. The Company’s programs,

32	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

CORPORATE GOVERNANCE

Section II - Corporate Governance at Capital One

policies, and practices also support a strong and sustainable culture in several ways, including through the corporate governance framework, risk management program, ethics program, and talent management and compensation policies and practices.

The Board and its committees have many opportunities to oversee and engage with management on the Company’s culture throughout the year including through, among other things:

∎

Reviewing and overseeing Capital One’s strategy, including engaging in constructive dialogue with the CEO and senior executives on the alignment of the Company’s culture, mission, and values with its long-term strategy during the annual Board strategy meeting (which is further discussed below under “Corporate Strategy”) and periodically throughout the year;

∎	Reviewing and adopting employment policies, compensation plans and incentive structures that promote effective internal controls and governance practices and overall ethical behavior;

∎

Engaging with the Chief Human Resources Officer and reviewing and discussing the results of associate engagement surveys (which include associate feedback on the Company’s culture, mission, and values), associate retention and turnover metrics, employment policies and benefits, and the Company’s diversity, inclusion, and belonging efforts and results; and

∎	Approving and overseeing adherence to the Company’s Code of Conduct, and receiving regular reporting from the Chief Compliance Officer on the Company’s ethics program and associate conduct.

Corporate Strategy

Capital One’s Board is responsible for reviewing, overseeing, and approving the creation and implementation of the Company’s strategy. Management, with guidance from the Board, is responsible for developing, communicating, and implementing a strategy that allows Capital One to: (i) invest in long-term capabilities and opportunities; (ii) secure competitive, endgame positions in our key businesses; (iii) attract and retain customers; (iv) grow resiliently; (v) promote ethical behavior and compliance with applicable laws and regulations; (vi) withstand economic stress and market volatility; and (vii) adhere to the Board’s established risk appetite. These strategies allow us to deliver long-term value to our stockholders while helping customers succeed, associates grow, and communities thrive.

The development, vetting, and communication of Capital One’s strategy is an ongoing, iterative process that involves the Board, the CEO, the Presidents of our lines of business, the CFO, the General Counsel and Corporate Secretary, the Chief Enterprise Risk Officer, the Chief Audit Officer, all other Executive Committee members, our Corporate Strategy team, and other leaders across the enterprise. Each year, the Board participates in a dedicated long-term strategy meeting where the CEO and key senior leaders present the Company’s top strategic initiatives to the Board. The Board provides effective challenge, feedback, and input that guides the Company’s strategic priorities and investments. Following the meeting, the Board reviews assessments of the Company’s strategic initiatives, performed by the independent risk management and internal audit functions, and approves the Company’s strategic plan. Furthermore, the independent risk management function regularly provides the Risk Committee with, among other things, reporting on the Company’s performance against its risk appetite metrics, assessments of the external environment and the Company’s positioning in the context of key risk categories.

The Board regularly reviews the financial, competitive, and risk performance of the Company and receives updates on key strategic initiatives. Each line of business also reports to the Board the progress on their strategic and financial initiatives on an annual basis. Capital One assesses performance against strategic initiatives by reviewing the Company’s financial performance, competitive positioning and market share, technology capabilities, performance against risk appetites and limits, customer satisfaction and advocacy scores, talent management, system availability and downtime statistics, risk ratings and measurements, market-based indicators, and other quantitative and qualitative performance assessments. Utilizing these measurement tools, the Board remains informed and is able to carefully monitor and assess the progress and effectiveness of our strategic positioning

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	33

CORPORATE GOVERNANCE

Section II - Corporate Governance at Capital One

and performance. The Board also regularly engages management in discussions regarding financial performance and trajectory, capital allocation, strategy implementation, risk mitigation plans, and other matters affecting the Company’s strategy, as appropriate.

Financial Performance and Associated Risks

The Board oversees the Company’s financial performance by reviewing with management, on a regular basis, the Company’s quarterly and annual financial statements. The Audit Committee oversees the integrity of the Company’s financial statements by, among other things, obtaining independent assurance as to the completeness and accuracy of the Company’s financial statements from an independent registered public accounting firm, whose qualifications, independence, and performance, it reviews on an annual basis. The Audit Committee also oversees the integrity of the Company’s internal controls over financial reporting by, among other things, reviewing periodic assessments of the adequacy and effectiveness of the Company’s financial controls performed by both the Company’s independent registered public accounting firm and the Company’s internal audit function. In addition, the Board, either directly or through the Risk Committee, plays an integral role in the oversight of capital management, funding of the balance sheet, liquidity and market risk management, management of the investment portfolio management, and the management of other asset and liability risk matters.

Enterprise-Wide Risk Management Framework

Effective risk management and control processes are critical to our safety and soundness, our ability to predict and manage the challenges that Capital One and the financial services industry face and, ultimately, our long-term corporate success. The enterprise-wide risk management framework defines the Board’s appetite for risk taking and enables senior management to understand, manage and report on risk. The risk management framework is implemented enterprise-wide and includes seven major risk categories: compliance, credit, liquidity, market, operational, reputation, and strategic.

The Board’s role in risk oversight of Capital One is consistent with its leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing Capital One’s risk exposure on a day-to-day basis, and the Board and its committees providing oversight in connection with these efforts. The full Board, with the support of its committees, oversees the entire enterprise-wide risk management framework for the Company. The Board’s oversight focuses on our material risks and any notable emerging risks to ensure that Capital One’s risk management is adequate. The Chair of the Risk Committee, in collaboration with the Lead Independent Director, helps ensure that the Board has appropriate discussions on risk topics. The Risk Committee is responsible for reviewing and recommending to the Board for approval certain risk appetites taking into account the Company’s structure, risk profile, complexity, activities, size, and other appropriate risk-related factors. The Risk Committee considers both current risk, including timeframes reflected by those risks, as well as emerging risks and future threats.

At the management level, senior management committees serve as governance forums for the CEO, Chief Risk Officers, and other members of senior management to receive and discuss risk management information, reports, views, and escalated matters from the lines of business, the independent risk management function, the internal audit function, and other areas of the Company. Enterprise-wide risk management is generally the responsibility of the Chief Risk Officers. The Chief Enterprise Risk Officer has accountability for proposing risk appetites, limits, and reporting levels related to compliance, operational, reputation, and strategic risk, and the Chief Credit and Financial Risk Officer has accountability for proposing risk appetites, limits, and reporting levels related to credit, liquidity, and market risk. The Chief Enterprise Risk Officer is also responsible for ensuring that the Company has an overall enterprise risk framework and that it routinely assesses and reports on enterprise level risks. The Chief Risk Officers report both to the CEO and to the Risk Committee, and update the Risk Committee regularly on a variety of risk matters, including the Company’s performance against risk metrics, in addition to ad hoc reports on emerging risks.

The Board and its committees meet with outside advisors periodically, as appropriate and necessary, and are empowered to consult at any time with outside advisors to support their oversight responsibilities. The Audit Committee also plays an important risk oversight function, and oversees elements of compliance, including

34	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

CORPORATE GOVERNANCE

Section II - Corporate Governance at Capital One

financial reporting that encompasses disclosure controls and procedures. The Compensation Committee oversees compensation policies and practices to ensure balanced risk-taking in our compensation programs, practices, and decisions as further described in “Compensation Policies and Practices” below.

Cybersecurity and Technology Risk

As a financial services company entrusted with the safeguarding of sensitive information, including sensitive personal information, we believe that a strong enterprise cybersecurity program is a vital component of effectively managing risks related to the confidentiality, integrity, availability and security of our data. The Risk Committee of the Board is responsible for overseeing our enterprise risk management framework, including cybersecurity and technology risk. At least quarterly, the Risk Committee receives reports from management on our cybersecurity and technology risk profile, key enterprise cybersecurity initiatives, and on any identified significant threats or incidents, or new risk developments.

The Risk Committee coordinates with the full Board regarding the strategic implications of cyber and technology risks. At least annually, the Board, either directly or through the Risk Committee, reviews the Company’s technology strategy with the Chief Information Officer; reviews the Company’s information security program with the Chief Information Security Officer and Chief Technology Risk Officer; and approves the Company’s information security program. In addition, the Risk Committee and the Board participate in periodic cybersecurity education sessions.

Succession Planning

Pursuant to our Corporate Governance Guidelines, the Board is responsible for maintaining a succession plan for the CEO and certain senior executive positions. A planning process has been developed and maintained to identify, develop, and assess successors to the CEO and such positions. The Board reviews and updates these succession plans at least annually, including the most recent review and update in late 2023. Our Board believes that the directors and the CEO should work together on executive succession planning and that the entire Board should be involved. Each year, as part of the succession planning process, our CEO provides the Board with recommendations on, and evaluations of, potential CEO successors. The Board considers a number of factors such as experience, skills, competencies, diversity, and potential in its review of the senior executive team to assess which executives possess or can develop the attributes that the Board believes are necessary to lead and achieve the Company’s goals. Among other steps taken to promote this process throughout the year, executives one and two levels below the CEO often attend Board meetings and present to the Board, providing the Board with numerous opportunities to interact with our senior management and assess their leadership capabilities. Additionally, each line of business, independent risk management, internal audit, and finance functions engage in succession planning for key roles at least once per year. The Chief Human Resources Officer reviews these line of business and functional area succession plans.

In addition to the general succession plan, our Board proactively reviewed plans for temporary emergency successors across key roles in 2023. The temporary emergency succession plan is intended to identify the leaders who can assume the responsibilities in the immediate short-term to ensure business continuity, day-to-day management of the team and business for our senior management and other key roles. Our Board also has established steps to address emergency CEO succession planning for an unplanned CEO succession event. Our emergency CEO succession planning is intended to enable our Company to respond to an unexpected CEO transition by continuing our Company’s safe and sound operation and minimizing potential disruption or loss of continuity to our Company’s operations and strategy. The Board reviews annually the CEO’s emergency successor recommendations. As a result of this evergreen process, there is a named CEO emergency successor should the CEO become unexpectedly unable to serve.

Compensation Policies and Practices

The Compensation Committee oversees all of our compensation policies and practices, including our incentive compensation policies and practices, with a view toward ensuring that such policies and practices encourage balanced risk-taking, are compatible with effective controls and risk management, align with our business

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	35

CORPORATE GOVERNANCE

Section II - Corporate Governance at Capital One

strategy, and enable the Company to attract and retain top talent, especially in key job functions. Every two years, the Compensation Committee reviews and approves the Incentive Compensation Governance Policy, which applies to all Company associates and governs incentive compensation decisions. The Incentive Compensation Governance Policy provides the framework for oversight of the design of incentive compensation programs. In setting executive compensation, the Compensation Committee assesses each of the NEOs against one or more performance objectives specifically designed to evaluate the degree to which the NEOs balanced risks inherent in their specific roles. The Compensation Committee also implements additional risk-balancing features for certain equity awards, as described in more detail in the “Compensation Discussion and Analysis” beginning on page 63.

In addition, the Compensation Committee reviews the Company’s NEO and other senior executive compensation programs, as well as any other material incentive compensation programs, plans or agreements. During these reviews, the Compensation Committee discusses the Company’s most significant risks, including the Company’s status with respect to managing those risks and the relationship of those risks to compensation programs. The review includes discussion and analysis of risk-balancing features embedded in these incentive compensation programs and other actions taken by the Company to appropriately balance risk and achieve conformance with regulatory guidance. The Compensation Committee also discusses these programs with the Company’s Chief Enterprise Risk Officer, Chief Human Resources Officer, and the Compensation Committee’s independent compensation consultant, as appropriate. Based on these discussions, the Compensation Committee believes our compensation programs are consistent with safety and soundness, operate in a manner that appropriately balances risk, and are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee also administers the Company’s Clawback Policy.

The Compensation Committee’s active oversight, together with the Company’s interactions and discussions with its regulators, has further enhanced the Company’s risk management and control processes with respect to incentive compensation at the Company and supported our continued compliance with the interagency guidance on sound incentive compensation practices.

Policies, Programs, and Strategies Related to ESG Matters

For information regarding the Board’s role in oversight of the Company’s policies, programs, and strategies related to environmental and social practices, see “Environmental, Social, and Governance Practices” beginning on page 47.

Stockholder Engagement

We value the input and insights of a variety of stakeholders including equity investors, debt investors, rating agencies, and analysts. We are committed to continued meaningful engagement with these stakeholders. As a result, we engage in continuous outreach throughout the year to discuss the issues that are important to them, listen to their expectations for us, and share our views. During our discussions, we also seek to provide visibility and transparency into our business, our performance, and our governance and compensation practices. We report feedback to our Board to help them respond to stockholders’ concerns and feedback.

Stockholder Engagement Program

Management and our Investor Relations team engaged in direct outreach and discussions with stockholders in a variety of forums. In 2023, our teams attended 14 investor conferences and hosted over 250 investor engagements. Key topics of focus included Company strategy, financial performance, business trends, ESG matters, executive compensation, and board composition. Key features of our stockholder engagement program include: (i) continuous, year-round outreach; (ii) meaningful board-driven engagement; (iii) regular board reporting; and (iv) stockholder-driven improvements.

36	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

CORPORATE GOVERNANCE

Section II - Corporate Governance at Capital One

Continuous Outreach

Our CEO, CFO, and Investor Relations team meet frequently with stockholders and the investment community regarding Company strategy and performance. In addition, members of management, including our Investor Relations, Governance and Securities, and Executive Compensation teams, as well as our General Counsel and Corporate Secretary and our CFO, meet with key governance contacts at our larger stockholders.

Meaningful Engagement

Our goal is to engage with our stockholders in a manner characterized by both transparency and respect, fostering collaborative and mutually beneficial discussions. Depending on the topics discussed with investors, our engagement with stockholders may include the Lead Independent Director, the Chair of the Compensation Committee, or the Chair of the Governance and Nominating Committee (if different from the Lead Independent Director).

Regular Board Reporting

The Governance and Nominating Committee, the Compensation Committee, and the Board request and receive reports several times a year from our Investor Relations team and members of management and actively discuss stockholders’ feedback and insights. Our Board and management review and evaluate stockholder input to identify issues and concerns that may require Board action or enhancements to our policies, practices, or disclosure.

Board’s Response to Stockholder Feedback

In recent years, in response to stockholder feedback, we have made the following improvements to our corporate governance practices and disclosures:

∎	Amended our Restated Certificate of Incorporation to remove the remaining supermajority voting requirements and replace them with majority voting standards.

∎

Enhanced disclosure to include a detailed director skills matrix, showing each individual nominee’s self-identified skills and attributes that are most relevant to fulfill the Board’s oversight responsibilities in light of the Company’s business, strategy, and risk management. See “Skills and Experience of Our Director Nominees” beginning on page 21 for additional information.

∎

Further enhanced disclosure to individually identify diverse directors in the detailed director skills matrix. See “Skills and Experience of Our Director Nominees” beginning on page 21 for additional information.

∎

Expanded disclosure in our proxy statement regarding our approach to ESG and published an ESG Report in 2022 and 2023 to provide an integrated, comprehensive overview of the Company’s ESG focus areas and initiatives in response to discussions held with investors during the Company’s formal and informal stockholder outreach. See “Environmental, Social, and Governance Practices” beginning on page 47 for more information.

∎

Amended our Restated Certificate of Incorporation to permit stockholders to act by written consent, subject to certain procedural and other safeguards that the Board believes are in the best interests of Capital One and our stockholders.

Information regarding improvements to our executive compensation practices and disclosures taken in recent years in response to stockholder feedback can be found under “Consideration of Stockholder Feedback and 2023 Say on Pay Vote” on page 70.

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	37

CORPORATE GOVERNANCE

Section II - Corporate Governance at Capital One

Stockholder Engagement Cycle

While our Investor Relations team and management meet continuously throughout the year, the following chart describes the typical annual cycle of our formal stockholder engagement.

Post-Proxy Statement Filing Comprehensive engagement with stockholders to provide updates, gather feedback on governance and executive compensation matters, and discuss items on the Annual Stockholder Meeting agenda. Targeted stockholder engagement with stockholders requesting follow-up on key issues. Pre-Proxy Statement Filing Compensation-related feedback is shared with Compensation Committee. Governance-related feedback is shared with Governance and Nominating Committee. Insights from investors are shared with the full Board. Appropriate committees and Board consider changes to respond to stockholder feedback. Post-Annual Stockholder Meeting Report to Board and appropriate committees regarding stockholder feedback. Discuss Say on Pay and other voting results from the Annual Stockholder Meeting with the Board. Comprehensive Fall Engagement Comprehensive engagement with stockholders to gather feedback following the Annual Stockholder Meeting and discuss governance and executive compensation matters.

38	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

CORPORATE GOVERNANCE

Section II - Corporate Governance at Capital One

We Engage Across Many Channels

Company-Led Engagement	Stockholder-Led Engagement

∎   Dedicated Investor Relations Department. Our Investor Relations professionals are dedicated full-time to responding to questions from stockholders about the Company, its strategy, performance, governance, and other issues of investor interest.

∎   Formal Outreach Program. In addition to continuous outreach on a broad set of topics, our formal outreach program includes proactive outreach to our largest stockholders at least twice a year focused on governance, ESG, compensation, and related matters. Through our formal outreach program, our Board and management gain stockholder insights and an opportunity to assess and respond to stockholder sentiment.

∎   Quarterly Earnings Conference Calls. In addition to prepared remarks, our management team participates in a question-and-answer session aimed at allowing stockholders to gain further insight into the Company’s financial condition and results of operations.

∎   Regular Investor Conferences and Road Shows. Management and our Investor Relations team routinely engage with investors at conferences and other forums. During 2023, the Company attended 14 investor conferences and hosted over 250 investor engagements.

∎   Meetings with Directors. If requested, our directors are available for consultation and direct communication with our stockholders.

∎   Voting. Our stockholders have the opportunity to vote for the election of all of our directors on an annual basis using a majority voting standard, and, through our annual vote on executive compensation, to regularly express their opinion on our compensation programs.

∎   Annual Stockholder Meeting. Our directors are expected to, and do, attend the annual stockholder meeting, where all of our stockholders are invited to attend, ask questions, and express their views.

∎   Written Correspondence. Stockholders may write to the Board through the Corporate Secretary at the address provided below in “How to Contact Us” on page 54.

∎   Special Meetings. A stockholder or group of stockholders that hold at least 25% of our outstanding common stock may request a special stockholder meeting.

∎   Proxy Access. A stockholder or group of up to 20 stockholders or beneficial owners who have owned at least 3% or more in the aggregate of the Company’s outstanding common shares of voting stock continuously for at least three years may nominate and include in the Company’s proxy statement the greater of two director candidates or 20% of the total Board.

∎   Written Consent. The Company’s Restated Certificate of Incorporation permits stockholders to act by written consent, subject to certain procedural and other safeguards.

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	39

CORPORATE GOVERNANCE

Section II - Corporate Governance at Capital One

Board Committees

Our Board has four standing committees: Audit, Compensation, Governance and Nominating, and Risk. Each of our committees:

∎	Is led by an active, empowered, and independent committee chair

∎	Is comprised of all independent members

∎	Operates in accordance with a written charter, which is reviewed annually

∎	Assesses its performance annually

∎	Has authority to retain outside advisors, as desired

Information About Our Current Board Committee Membership and 2023 Committee Meetings

Director	Audit(1)	Compensation	Governance and Nominating	Risk

Richard D. Fairbank

Ime Archibong

Christine Detrick(2)

Ann Fritz Hackett

Suni P. Harford(2)(3)

Peter Thomas Killalea

Eli Leenaars(2)

François Locoh-Donou

Peter E. Raskind

Eileen Serra(2)

Mayo A. Shattuck III

Bradford H. Warner(4)

Craig Anthony Williams
NUMBER OF MEETINGS	10	6	5	6

Chair  Member

(1)

The Board has determined that each member of the Audit Committee is “financially literate” pursuant to the NYSE rules. No member of the Audit Committee simultaneously serves on the audit committees of more than three public companies, including Capital One.

(2)

The Board has determined that Ms. Detrick, Ms. Harford, Mr. Leenaars, and Ms. Serra are “audit committee financial experts” under the applicable Securities and Exchange Commission (“SEC”) rules based on their experience and qualifications.

(3)

Ms. Harford was appointed to the Board on February 28, 2024 with an effective date of April 1, 2024. In connection with her appointment to the Board, Ms. Harford was also appointed to serve on the Audit Committee and Risk Committee of the Board, effective April 1, 2024.

(4)	Mr. Warner is not being re-nominated and will retire from the Board and the committees of the Board on which he serves effective May 2, 2024, in accordance with our Corporate Governance Guidelines.

40	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

CORPORATE GOVERNANCE

Section II - Corporate Governance at Capital One

Committee Membership Determinations

Annually, the Governance and Nominating Committee assesses and considers membership for each of the Board’s standing committees. This review takes into account, among other factors, committee needs, director experience, committee succession planning, and the desire to balance membership continuity with new insights.

The Chair of the Governance and Nominating Committee facilitates discussions with management, committee chairs, the Chairman of the Board, and individual directors, as needed, and shares that feedback with the Governance and Nominating Committee. The Governance and Nominating Committee makes recommendations for committee membership and chairs to the full Board for review and approval.

Committee Responsibilities

Audit Committee	Compensation Committee

Primary Responsibilities:

∎   Assist our Board with the oversight of the appointment, compensation, qualifications, independence, performance, and retention of the Company’s independent registered public accounting firm

∎   Assist our Board with the oversight of the integrity of the Company’s financial statements, including matters related to internal controls over financial reporting

∎   Review and discuss with management their assessment of the effectiveness of the Company’s internal disclosure controls and procedures

∎   Review and discuss with management (in consultation with the Risk Committee) (i) the key guidelines and policies governing the Company’s significant processes for risk assessment and risk management; and (ii) the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures

∎   Annually review the performance and independence of the Chief Audit Officer, approve the compensation and salary adjustments of the Chief Audit Officer and oversee the internal audit function

∎   Oversee compliance by the Company with legal and regulatory requirements

∎   Perform the fiduciary audit function as the audit committee of our national bank subsidiary in accordance with federal banking regulations

∎   Review SEC and other public disclosures relating to ESG matters

∎   Review and recommend to the Board approval of the Company’s Code of Conduct, including any waivers of the Code of Conduct for directors and certain executive officers

Primary Responsibilities:

∎   Evaluate, approve, and recommend to the Independent Directors the CEO’s compensation, including any salary, incentive awards, perquisites, and termination arrangements

∎   Review, approve, and recommend the salary levels, incentive awards, perquisites, and termination arrangements for senior management, other than the CEO, to the Independent Directors

∎   Review and approve the Company’s goals and objectives, including any appropriate ESG elements relevant to compensation, and oversee the Company’s policies and programs relating to compensation and benefits available to senior management and review relevant market data relating to compensation and benefits

∎   Oversee incentive compensation programs for senior management and others who can expose the Company to material risk with a goal that such programs be designed and operated in a manner that achieves balance and is consistent with safety and soundness

∎   Administer Capital One’s 2004 Stock Incentive Plan, 2002 Associate Stock Purchase Plan, and other compensation and benefits plans

∎   Periodically review and recommend non-management director compensation to the Board

∎   Administer the Clawback Policy

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	41

CORPORATE GOVERNANCE

Section II - Corporate Governance at Capital One

Governance and Nominating Committee	Risk Committee

Primary Responsibilities:

∎   Plan for director succession and assist our Board by identifying and recommending nominees for election to our Board and review the qualifications of potential Board members in light of the Company’s long-term strategy and evolving business environment

∎   Review and recommend committee membership

∎   Review and reassess the adequacy of the Company’s Corporate Governance Guidelines and recommend any proposed changes to the Board for approval and oversee other corporate governance matters applicable to the Board and its committees

∎   Oversee the Board and CEO’s annual evaluation process and periodically discuss the plan for the succession of the CEO and certain other key executives

∎   Oversee management’s stockholder and other stakeholder engagement program and practices and evaluate stockholder proposals and other correspondence

∎   Establish and oversee processes for annual individual director and Board assessments and oversee that committee chairs perform annual committee evaluations

∎   Keep informed regarding external governance trends, including reviewing benchmarking research conducted by management and reporting from outside advisors

∎   Oversee the Company’s policies, programs, and strategies related to ESG matters or coordinate such oversight with other Board committees and/or the full Board, as appropriate

Primary Responsibilities:

∎   Assist our Board with oversight of the Company’s enterprise-wide risk management framework, including policies and practices established by management to identify, assess, measure, and manage key risks facing the Company across all of the Company’s risk categories: strategic, compliance, operational, reputation, credit, market, and liquidity risk, and emerging risks, such as risks related to ESG matters

∎   Discuss with management the enterprise’s risk appetite and tolerance, and at least annually recommend to the full Board the statement of risk appetite and tolerance to be communicated throughout the Company

∎   Review and approve annually the credit review plans and policies, and any significant changes to such plans

∎   Review and recommend to the Board the Company’s liquidity risk tolerance at least annually, taking into account the Company’s capital structure, risk profile, complexity, activities, and size. Senior management reports to the Risk Committee or the Board regarding the Company’s liquidity risk profile and liquidity risk tolerance at least quarterly

∎   Receive and review management reports regarding the Company’s technology and cyber risk profile, top technology and cyber risks, enterprise cyber program, key enterprise cyber initiatives, and any significant cyber incidents impacting the Company

∎   Review and recommend to the Board the Company’s resolution and recovery plans at least annually

∎   Annually review the performance of the Chief Risk Officers and approve the compensation and any salary adjustment of the Chief Risk Officers

The Charters of the Audit, Compensation, Governance and Nominating, and Risk Committees are available on our website at www.capitalone.com, under “Investors,” then “Governance & Leadership,” then “Board of Directors and Committee Documents.”

Compensation Committee Consultant

The Compensation Committee has the authority to retain and terminate legal counsel and other consultants and to approve such consultants’ fees and other retention terms. The Compensation Committee has retained the services of Frederic W. Cook & Co., Inc. (“FW Cook”), an independent executive compensation consulting firm. FW Cook reports to the Compensation Committee and its engagement may be terminated by the Compensation Committee at any time.

42	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

CORPORATE GOVERNANCE

Section II - Corporate Governance at Capital One

The Compensation Committee determines the scope and nature of FW Cook’s assignments. In 2023, FW Cook performed the following work for the Compensation Committee:

∎

Provided independent competitive market data and advice related to the compensation for the CEO and the other executive officers, including the evaluation of the Company’s peer comparator group used for competitive analyses

∎	Reviewed management-provided market data and recommendations on the design of compensation programs for senior executives other than the CEO

∎	Reviewed the Company’s executive compensation levels, performance, and the design of incentive programs

∎	Reviewed the Company’s non-management director compensation program and provided competitive compensation data and director compensation program recommendations for review and consideration

∎	Provided information on executive and director compensation trends and industry benchmarking and analyses of the implications of such trends for the Company

Consultants from FW Cook typically attend Compensation Committee meetings and executive sessions of the Compensation Committee upon request of the Chair of the Compensation Committee, including meetings held jointly with the Independent Directors to review or approve the compensation for the CEO and the other executive officers and to provide an independent perspective regarding such compensation practices.

FW Cook does not provide any additional services to the Company or its management other than the services provided to the Compensation Committee. The Compensation Committee has considered factors relevant to FW Cook’s independence from management under SEC and NYSE rules and has determined that FW Cook is independent from management.

Executive Officers

The following individuals serve as the Company’s executive officers:

Robert M. Alexander Chief Information Officer Age: 59

Mr. Alexander has served as our Chief Information Officer since May 2007, and is responsible for overseeing all technology activities for Capital One. Mr. Alexander joined Capital One in April 1998. From April 1998 to May 2007, Mr. Alexander had responsibility at various times for a number of Capital One’s lending businesses, including the U.S. consumer credit card and installment loan businesses.

Neal A. Blinde President, Commercial Banking Age: 51

Mr. Blinde has served as our President, Commercial Banking since March 2022, and is responsible for leading all aspects of Commercial Banking, including Corporate Banking, Commercial Real Estate Banking, Capital Markets, Treasury Services, and all related operations. Prior to joining Capital One, Mr. Blinde served in various leadership roles at Wells Fargo & Company, a financial services company, most recently serving as Executive Vice President and Treasurer from October 2015 to December 2021.

Kevin S. Borgmann Senior Advisor to the CEO Age: 52

Mr. Borgmann has served as a Senior Advisor to the CEO and executive team since February 2018, with a focus on strategy, risk management, and executive recruiting matters. Mr. Borgmann has also served as our enterprise Head of Climate since 2021. Mr. Borgmann joined Capital One in August 2001. Since that time he has served in a variety of roles at Capital One, including Senior Vice President with the Credit Card business from March 2008 until September 2010, President of Capital One Auto Finance from September 2010 until October 2012, Deputy Chief Risk Officer from October 2012 to January 2013, and Chief Risk Officer from January 2013 through January 2018.

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	43

CORPORATE GOVERNANCE

Section II - Corporate Governance at Capital One

Matthew W. Cooper General Counsel and Corporate Secretary Age: 52

Mr. Cooper has served as our General Counsel, Corporate Secretary and Head of ESG since March 2022, and is responsible for overseeing Capital One’s Legal Department, Board of Directors and Senior Executive governance processes, and ESG coordination. In February 2024, Mr. Cooper was named Integration Executive Officer for Capital One’s acquisition of Discover. Mr. Cooper joined Capital One in January 2009 and has served in various positions, most recently as General Counsel from February 2018 to March 2022, as Chief Counsel, Legal from January 2016 to February 2018, as Chief Counsel, Global Card from July 2012 to January 2017, and as Chief Counsel, Litigation from January 2009 to February 2014.

Lia N. Dean President, Banking and Premium Products Age: 46

Ms. Dean has served as our President, Banking & Premium Products since July 2022. Ms. Dean is responsible for leading Capital One’s Retail Bank strategy, customer experience and end-to-end operations. Ms. Dean also oversees Capital One’s premium cards, and its shopping and travel businesses. Ms. Dean joined Capital One in April 2014. From April 2014 to June 2018, Ms. Dean served as Senior Vice President, Strategy for Capital One’s Retail and Direct Bank businesses, where she led the national expansion of Capital One Cafés. From June 2018 to June 2020, Ms. Dean served as our Head of Bank Marketing and Retail; from June 2020 to November 2020, Ms. Dean served as Head of Upmarket, Card Customer Experience & Bank Marketing; and from November 2020 until July 2022, Ms. Dean served as President, Retail Bank & Premium Card Products.

Kaitlin Haggerty Chief Human Resources Officer Age: 39

Ms. Haggerty has served as our Chief Human Resources Officer since February 2022, and is responsible for overseeing Capital One’s Human Resources department, including its strategy, recruitment efforts, and development programs. Ms. Haggerty joined Capital One in October 2017 as a Senior Director in Corporate Strategy. From October 2017 to June 2020, Ms. Haggerty served in roles of increasing responsibility in our Corporate Strategy Group, where she partnered with the Card leadership team on product and growth strategies. In June 2020, she transitioned from her role as Managing Vice President in Corporate Strategy to become the head of the Walmart Partnership. From July 2020 to November 2021, Ms. Haggerty led the Walmart Partnership program within our Card business before transitioning to the HR organization as a Senior Vice President.

Sheldon “Trip” Hall Senior Advisor to the CEO Age: 47

Mr. Hall has served as a Senior Advisor to the CEO and executive team since September 2023, with a focus on strategy and risk management. Mr. Hall joined Capital One in June 1997. Since that time, he has served in a variety of roles in Capital One’s Installment Loans, Credit Card, National Small Business Lending, Auto Finance and Mainstreet Card businesses, including serving as President of Capital One Auto Finance from November 2012 to March 2017 and Executive Vice President of Domestic Consumer Card from March 2017 to July 2018. He served as our Chief Risk Officer from August 2018 to September 2023.

Celia S. Karam President, Retail Bank Age: 45

Ms. Karam has served as our President, Retail Bank since August 2022. Her organization is focused on building world-class products, capabilities, and customer experiences that drive business growth, inspire customer loyalty, and empower the financial well-being of customers. Ms. Karam joined Capital One in July 2006. From July 2006 to June 2018, Ms. Karam served in a variety of roles within Capital One’s Banking and Consumer Credit Card businesses. Key positions include Vice President of Consumer Lending to Retail Bank Customers from January 2012 to June 2013, Managing Vice President of Consumer Bank Products from July 2013 to December 2016, and Senior Vice President, Head of Small Business Banking from January 2017 to May 2018. Ms. Karam also served as the Company’s Chief Audit Officer from June 2018 to July 2021 and Chief Operating Officer, Card from August 2021 to August 2022.

44	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

CORPORATE GOVERNANCE

Section II - Corporate Governance at Capital One

Frank G. LaPrade, III Chief Enterprise Services Officer and Chief of Staff to the CEO Age: 57

Mr. LaPrade has served as our Chief Enterprise Services Officer since 2010 and Chief of Staff to the CEO since 2004, and is responsible for managing Enterprise Services for Capital One, including Technology, Enterprise Product Management, Design, Enterprise AI, Capital One Software, Growth Ventures, Brand, Enterprise Supplier Management, External Affairs, Workplace Solutions, and Corporate Security. Mr. LaPrade joined Capital One in February 1996. Since that time he has served in various positions, including as Capital One’s Deputy General Counsel from 1996 to 2004, responsible for managing the Company’s litigation, employment, intellectual property, and transactional practice areas.

Mark Daniel Mouadeb President, U.S. Card Age: 40

Mr. Mouadeb has served as our President of U.S. Card since July 2022, and is responsible for leading our consumer credit card business in the United States. Mr. Mouadeb has been with Capital One since 2006, and he has served in a variety of roles at Capital One, most recently serving as Executive Vice President, Head of Core Consumer Card from February 2021 to June 2022, as Senior Vice President, Head of Mainstreet Card from July 2020 to January 2021, as Senior Vice President, Head of Walmart Partnership from July 2018 to June 2020 and Managing Vice President, Upmarket Card from July 2017 to June 2018.

Ravi Raghu President, Capital One Software, International, and Small Business Products Age: 45

Mr. Raghu has served as our President, Capital One Software, International, and Small Business Products since July 2022. In this role, Mr. Raghu is responsible for a portfolio of businesses covering Capital One Software, Small Business and Commercial Credit Cards and B2B Payments, as well as consumer credit cards in the UK & Canada. Mr. Raghu began his professional career in Capital One’s Credit Card Division over 20 years ago as a business analyst and has served in a variety of leadership roles at Capital One, most recently serving as Executive Vice President, Head of Capital One Software from July 2021 to July 2022 and previously as Executive Vice President, Head of Dealer Auto Finance from March 2017 to July 2021.

Kara West Chief Enterprise Risk Officer Age: 50

Ms. West has served as our Chief Enterprise Risk Officer since September 2023, and is responsible for oversight of Capital One’s risk management activities in compliance, operational, reputation and strategic risk, as well as the enterprise risk management function. Ms. West has been with Capital One since 2013, serving in a variety of roles, including previously serving as Senior Vice President and Card Chief Risk Officer from November 2017 to August 2021 and as Chief Audit Officer from August 2021 to September 2023.

Sanjiv Yajnik President, Financial Services Age: 67

Mr. Yajnik has served as our President, Financial Services since June 2009, and is responsible for overseeing Capital One’s Auto Finance business. Mr. Yajnik joined Capital One in July 1998. From July 1998 to June 2009, Mr. Yajnik led several businesses within Capital One, including Capital One Europe, Capital One Canada, and Capital One Small Business Services. Mr. Yajnik became President, Financial Services in June 2009. Prior to joining Capital One, Mr. Yajnik held leadership positions at PepsiCo, Circuit City, and Mobil Oil.

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	45

CORPORATE GOVERNANCE

Section II - Corporate Governance at Capital One

Andrew M. Young Chief Financial Officer Age: 49

Mr. Young has served as our Chief Financial Officer since March 2021, and is responsible for overseeing Capital One’s finance team and the overall financial management of the Company. Mr. Young joined Capital One in June 1996. Since that time, he has served in a variety of roles at Capital One. Most recently, he was Senior Vice President and Business Line Chief Financial Officer of the Company from April 2018 to February 2021. In this role, he was responsible for managing all lines of business chief financial officer teams as well as enterprise planning and budgeting. Mr. Young also served as the Chief Financial Officer of Capital One, National Association from July 2018 until February 2021. Prior to that, he served as Senior Vice President, Head of Corporate Planning and CFO of Infrastructure from January 2015 to April 2018.

Michael Zamsky Chief Credit and Financial Risk Officer Age: 49

Mr. Zamsky has served as our Chief Credit and Financial Risk Officer since September 2023, and is responsible for oversight of Capital One’s risk management activities in credit, liquidity and market risk. He also leads Enterprise Model Risk Management. Mr. Zamsky has been with Capital One for over 27 years, and he previously served in a number of business and operations leadership roles, including serving as our Chief Consumer Credit Officer from August 2006 to September 2023.

Related Person Transactions

Our Board has approved a written Related Person Transaction policy, which sets forth policies and procedures for reviewing, and approving or ratifying, transactions with directors, director nominees, executive officers, stockholders holding 5% or more of Capital One’s voting securities, or any of their immediate family members or affiliated entities (collectively, “Related Persons”). The policy covers transactions, arrangements, and relationships where Capital One is a participant, the aggregate amount exceeds $120,000, and a Related Person has a direct or indirect material interest (“Related Person Transactions”). Under the policy, Related Person Transactions must be approved or ratified by the Governance and Nominating Committee, and may only be ratified or approved if the committee determines the Related Person Transactions are not inconsistent with the best interests of the Company and its stockholders.

In reviewing Related Person Transactions, the Governance and Nominating Committee considers all relevant facts and circumstances, which may include: the benefits to the Company from the transaction; the nature and extent of the Related Person’s interest in the transaction; the impact, if any, on a director’s independence; any implications under Capital One’s Code of Conduct (including whether the transaction would create a conflict of interest or the appearance thereof); any concerns with respect to reputational risk; the availability of other sources for comparable products or services; and the terms of the transaction as compared to the terms available to unrelated third parties or to Capital One’s associates, generally.

The Governance and Nominating Committee has pre-approved the following types of Related Person Transactions as being not inconsistent with the best interests of Capital One and its stockholders: director and executive compensation otherwise disclosed in the Company’s proxy statement and/or approved by the Compensation Committee or the Board; transactions in amounts that are not material and where the relationship arises only from a Related Person’s position as an employee (other than as an executive officer) or a director of, or having immaterial financial holdings in, another entity; and financial services, including loans, extensions of credit, or other financial services and products provided by Capital One to a Related Person that are in the ordinary course, non-preferential, do not involve features unfavorable to the Company, and comply with all applicable laws, rules, and regulations (including the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) and Regulation O of the Board of Governors of the Federal Reserve, and the Federal Deposit Insurance Corporation Guidelines).

From time to time in the ordinary course of its business, Capital One issues loans and provides other financial services and products to directors, executive officers, and/or nominees for director, or to a director’s, executive officer’s, or director nominee’s immediate family member, including persons sharing the household of such

46	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

CORPORATE GOVERNANCE

Section II - Corporate Governance at Capital One

director, executive officer, or director nominee (other than a tenant or employee). Such loans and other financial services and products are made in the ordinary course of business; are on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans and financial services and products with persons not related to the Company; and do not involve more than the normal risk of collectability or present other features unfavorable to the Company.

Matthew W. Cooper is Capital One’s General Counsel and Corporate Secretary. Mr. Cooper’s brother-in-law is a partner at the international law firm McGuireWoods LLP (“McGuireWoods”). Capital One has engaged McGuireWoods from time to time in the ordinary course of business and on an arm’s-length basis. The relationship between Capital One and McGuireWoods began before Mr. Cooper was employed by Capital One and also pre-dates Mr. Cooper’s brother-in-law’s association with McGuireWoods. Mr. Cooper’s brother-in-law does not work on any Capital One matters and his ownership in the firm is less than 1%. In 2023, Capital One made aggregate payments to McGuireWoods of approximately $7.6 million for legal services. This relationship was ratified by the Governance and Nominating Committee.

Ravi Raghu is Capital One’s President, Capital One Software, International, and Small Business Products. Mr. Raghu’s spouse is a Senior Business Manager with the Company. Mr. Raghu’s spouse received compensation of approximately $148,000 in 2023, including an annual salary and incentive award commensurate with her qualifications, responsibilities, and other employees holding similar positions. She does not report directly or indirectly to Mr. Raghu. This relationship was ratified by the Governance and Nominating Committee.

Environmental, Social, and Governance Practices

At Capital One, we embrace the idea that we do well as a company by doing good in the communities we serve. Our approach to ESG matters is constantly evolving to adapt to emerging issues in our industry and society. Our 2022 ESG Report, which is available on our website at www.capitalone.com under “Corporate Information,” then “Our Commitments,” details our approach to, and progress on, ESG matters. We plan to publish our 2023 ESG Report in the second half of 2024. Highlights of our ESG efforts are summarized below.

Oversight of ESG Matters

Our ESG approach is integrated into our existing governance structure at the Board and management levels of the Company.

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	47

CORPORATE GOVERNANCE

Section II - Corporate Governance at Capital One

Board Level Oversight

Our Board is actively engaged with management on ESG-related issues.

Board of Directors

The full Board oversees all enterprise business operations and ensures efficient and effective oversight of the Company’s strategic direction, including the development and implementation of ESG-related objectives. The Board engages with its committees and management on significant strategic and risk-related ESG matters including certain aspects of climate strategy, diversity, inclusion, and belonging (“DIB”) efforts, and human capital management.

Board Committees

Governance and Nominating Committee:

Has overall responsibility for overseeing Capital One’s ESG-related policies, programs and strategies, and coordinating such oversight with other Board committees and/or the full Board, as appropriate. Engages with management on ESG matters at least annually. Receives updates on investor sentiment, reviews and provides feedback on Capital One’s ESG Report, and engages on other ESG initiatives.

Risk Committee: Oversees risks within Capital One’s risk management framework, including risks related to ESG strategy and activities.	Audit Committee: Oversees management compliance with ethical standards and ESG-related information in SEC filings.	Compensation Committee: Oversees compensation policies and practices including the consideration of ESG in executive compensation.

Senior Management Level Oversight

Senior management committees and other management-level committees oversee ESG matters, and ESG-related risk management is integrated across our risk management framework. In addition, we have designated two senior executives to oversee ESG matters.

Senior Management and Management-Level Committees

ESG Advisory Committee: Forum for senior executives from across the Company to discuss and guide policies, programs, activities, and initiatives.

Executive Risk

Committee:

Forum for integrated discussions by senior management regarding risk management and alignment of risk management activities across all risk categories, including certain risks related to ESG, as appropriate.

	Executive Committee: Advises and assists the CEO in management of corporate strategy and operations, including ESG initiatives.	Disclosure Committee: Reviews ESG-related information in SEC disclosures as well as the ESG Report.

48	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

CORPORATE GOVERNANCE

Section II - Corporate Governance at Capital One

Dedicated ESG Executives

Enterprise Head of ESG

We have designated our current General Counsel and Corporate Secretary as the enterprise Head of ESG. This individual coordinates ESG strategies and activities at the enterprise level, chairs the ESG Advisory Committee, and provides regular updates to the Board regarding the Company’s ESG strategy, plans, and activities.

Head of Climate

We have also designated a Senior Advisor to the CEO to serve as the Head of Climate for Capital One. This individual leads a team that meets regularly to develop and review corporate strategy on emerging climate issues such as GHG emissions, climate regulations, and climate-related challenges and opportunities in our lines of business and across the enterprise.

Our People

Since Capital One’s founding, our success has been rooted in our culture of putting people first.

For Our Associates

U.S. Workforce by the Numbers (as of December 31, 2023)

51% racially/ethnically diverse	50% women	85% of surveyed associates are proud to work for Capital One

We strive to empower our more than 51,000 associates to unleash their potential and deliver on our mission to bring ingenuity, simplicity, and humanity to banking. Highlights of “Our People” programs for our associates include the following:

∎

Competitive Pay and Benefits. Capital One is proud to offer our Total Rewards program, combining competitive benefits and compensation offerings to attract and retain great talent. Pay equity continues to be an important element of our pay philosophy. Based on an annual analysis, our most recent results show that we pay women globally 100% of what men are paid, and we pay racially/ethnically diverse associates in the U.S. 100% of what white associates are paid.

∎

Learning and Development. In 2023, Capital One delivered over 3.6 million online and instructor-led courses for our associates and contractors through our intuitive learning platforms—One Learn and Learning Hive—that enable associates to search and engage with a variety of learning plans and online training.

∎

Diversity, Inclusion, and Belonging. We have a number of enterprise programs and initiatives focused on the attraction, retention, and development of diverse talent at all levels, with an emphasis on leader and executive roles, and the building of an inclusive workplace. More than 60% of U.S. associates and 55% of associates globally belong to at least one of our business resource groups, which are associate-led organizations that provide programs, resources, and tools to support our diverse workforce. Our Compensation Committee uses DIB as a Performance Factor (as described on page 85) to help determine the year-end incentive awards for our NEOs.

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	49

CORPORATE GOVERNANCE

Section II - Corporate Governance at Capital One

For Our Customers

We believe that our products are innovative, simple to use, and deliver tremendous value for individuals of all backgrounds. Highlights of “Our People” programs for our customers include the following:

∎

Innovative Products that Help Customers Succeed. We seek our customers’ insights and stay attuned to their candid feedback to deliver innovative products and tools that meet their changing needs and help them succeed financially. These products include our CreditWise tool, available to customers and non-customers, which helps them understand, monitor, and improve their credit scores; our Capital One mobile application, which includes purchase alerts and enhanced controls for security and fraud prevention; and our intelligent financial assistant, Eno, delivers proactive insights that help users save money and detect fraud while interacting in a conversational way. In 2021, we became the first top-ten retail bank to provide free overdraft protection and eliminate all overdraft and non-sufficient funds fees for all consumer banking customers.

∎

Responsible Business Practices. Our Code of Conduct memorializes Capital One’s commitment to comply with applicable laws and regulations governing our operations, and to earn our reputation for honesty, fair dealing, and integrity every day. Our associates participate in training courses on a range of related topics such as compliance awareness training, ethical business practices, combating illegal conduct (including financial crimes), regulatory compliance, financial product safety and consumer financial protection, and business continuity planning.

∎

Consumer Privacy. As a business that relies on trust, Capital One is committed to protecting consumer privacy and their confidence in our ability to safeguard personal and financial information. Depending on how consumers interact with us, they have the ability to make certain choices regarding our collection, use and sharing of their information.

Awards and Recognition

We were ranked #15 on Fortune magazine’s list of 100 Best Companies to Work For®, which marks our third consecutive year in the top 15 and twelfth consecutive year on this list. We were also named as #20 on the PEOPLE Companies That Care® list, and named to Seramount’s 100 Best Companies list. In addition, Capital One was named as #7 to the American Opportunity Index, a ranking that measures how effective companies are at developing talent to drive business performance and advance individual employees’ careers.

Our Community

The community programs and partnerships we pursue integrate Capital One’s core strengths with the skills, expertise, and experiences of others to make real and lasting change. We are an engaged partner with a network of nonprofit organizations and local leaders who develop workforce opportunity, support small and micro-businesses, develop affordable housing, and work to improve financial well-being.

More than 1,100 Capital One associates engaged in pro bono volunteerism — supporting 169 unique community partners in 2023	Approximately $67 million donated in 2023 to more than 1,000 nonprofits that help build economic opportunity in our communities	More than 16,000 associates volunteered over 267,000 volunteer hours in our communities in 2023

50	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

CORPORATE GOVERNANCE

Section II - Corporate Governance at Capital One

Highlights of our community engagement efforts include the following:

∎

Commitment to Socioeconomic Mobility. In 2023, we continued to engage with our community through Capital One’s Impact Initiative, our commitment to support growth in underserved communities and advance socioeconomic mobility by closing gaps in equity and opportunity. Highlights include:

∎

Capital One supported organizations dedicated to promoting financial well-being, including GreenPath Financial Wellness, which offers free credit counseling and debt counseling to help ease its clients’ financial stress, address their financial concerns, and develop plans to help them live financially healthy lives; and Working Credit, which aids people in building and sustaining strong credit scores.

∎

Capital One associates volunteered with Partnership for the Future, a community-driven college preparation and workforce development program dedicated to breaking the cycle of poverty for young people by providing training and educational opportunities.

∎

Capital One engaged with organizations driving positive change in cities across the country, such as Jamaica Plain Neighborhood Development Center, which develops affordable housing for Boston residents; Neighborhood Housing Services of Chicago, which works to stabilize and revitalize low- and moderate-income communities throughout the greater Chicago area; and Dallas Innovation Alliance, which supports the design and execution of the City of Dallas’ smart cities strategy.

∎	Supporting Community Development

∎

Affordable Housing. Our Community Finance team manages a nearly $7 billion debt and investment portfolio focused on affordable rental housing through which we provide capital to finance affordable housing developments built by nonprofits, local agencies, and specialty developers. In 2023, the team had more than $2 billion in total originations.

∎

New Markets Tax Credit Program. Capital One participates in the New Markets Tax Credit (“NMTC”) program—a federal initiative that provides incentives for private investment and development in economically distressed communities through federal tax credits. The Company’s efforts come to life as a lender and investor of more than $4 billion in structured investments, and as an allocatee through its community development entity, Capital One Community Renewal Fund. In 2023, Capital One financed 26 NMTC projects and invested nearly $514 million of capital in projects that increased access to food and shelter, created more equitable health and education facilities, and brought quality jobs to low-income communities.

∎

Commitment to Diversity. Capital One is committed to increasing the number of candidates and new hires from underrepresented groups across the Company and developing a diverse talent pipeline. We remain focused on growing relationships, investment, and campus presence at Historically Black Colleges and Universities (HBCUs) and Hispanic-Serving Institutions (HSIs) in the United States and expanding talent pipelines in Canada and the United Kingdom.

∎

Community Advisory Council (“CAC”). 2023 marked the tenth anniversary of our CAC, which directly engages our senior leadership with civic leaders, community representatives, and consumer advocates from nearly 30 organizations. Over the past ten years, the CAC has provided us with a variety of perspectives and facilitated informed dialogue on the Company’s strategy, products, and services—especially those related to underserved communities.

Our Environmental Approach

Capital One recognizes the wide-ranging impact that climate change will have on the world, and we are committed to continuously improving the environmental sustainability of our business. We are embedding climate-related considerations throughout our strategy and risk management, supplying solutions that our customers and communities will need to thrive in a changing world, and continuing to engage our associates, customers, suppliers, and other stakeholders in our environmental efforts.

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	51

CORPORATE GOVERNANCE

Section II - Corporate Governance at Capital One

Our sustainability journey began over a decade ago with the establishment of our Environmental Sustainability Office. Since then, we have set and achieved multiple goals to improve the sustainability of our business operations. We are currently working on our fourth generation GHG reduction goal, which aligns with a global 1.5°C target ambition.

In 2023, we advanced our work to improve the sustainability of our internal operations, quantify the emissions associated with our lending activities and investments, identify and manage climate risks, and further integrate climate considerations into our core business. Consistent with potential future legal and regulatory requirements, we are developing the data quality assurance, methodologies, controls, and processes to meet expectations for high-quality and accurate reporting.

Our Strategy and Goals

Capital One is committed to the following goals:

Reduce Scope 1 Direct Emissions by 50 percent and reduce Scope 3 Emissions (Categories 1-14) by 50 percent by 2030 (from a baseline year of 2019)	Purchase 100 percent renewable electricity while increasing location- aligned procurement in the markets where we operate	Reduce water use at our facilities by 20 percent by 2025 (from a baseline year of 2019)

Continue to ensure 95 percent of paper purchased for operations is certified by the Forest Stewardship Council or contains 30 percent post-consumer waste recycled content each year	Pursue the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) Silver or higher certification for all new office construction and comprehensive renovations

We formerly had a goal to reduce landfill waste generated at our campus locations by 50 percent by 2025 (from a baseline year of 2019), but have encountered data challenges which have led us to remove this goal. We use a variety of waste, recycling, and compost haulers across our geographic footprint to manage and track waste. Inconsistencies in the operational practices and estimation methodologies among these vendors has challenged our ability to obtain comparable and actionable data. We are working with our waste brokers on potential solutions and anticipate disclosing a waste-related goal and data in the future. We remain committed to waste reduction, and plan to continue our existing efforts to increase landfill diversion and minimize our procurement of single-use items across our campuses in the meantime.

Highlights of our environmental sustainability efforts include:

∎

Operational Emissions. Operational emissions are inclusive of our direct GHG emissions (Scope 1), the indirect GHG emissions associated with purchased electricity, steam and heat (Scope 2) and the GHG emissions associated with our supply chain (Scope 3, Categories 1-14). Category 15 financed emissions are covered separately below. We continue to invest in efforts to improve our measurement and controls and deliver on our operational emissions goals.

In 2023, we evolved our methodologies to make our operational emissions estimates more precise and actionable. For example, we increased the proportion of our Scope 1 and 2 emissions that are calculated using billed utility data, decreasing our reliance on consumption estimates. We also engaged with several

52	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

CORPORATE GOVERNANCE

Section II - Corporate Governance at Capital One

of our largest suppliers to understand key sources of emissions in their value chain, collect higher quality data, and move toward the use of emissions factors more tailored to our business activities. This allows us to continue moving beyond exclusively using industry-level estimates for our supply chain emissions and account for local procurement decisions and supplier-specific decarbonization progress. Over time, this investment in our emissions methodology will make it easier to track the impact of our actions.

To support Scope 1 and 2 emissions reductions in 2023, we invested in greater energy efficiency and lower-carbon solutions for our emissions-generating assets. For example, we have begun replacing higher global warming potential (“GWP”) refrigerants with lower GWP alternatives in order to reduce emissions from any unintended refrigerant leaks. We have also continued to invest in the efficiency of our lighting, heating and cooling systems, and began assessments in 2023 to understand the electrification potential of natural gas assets nearing end of life.

To support our goal of achieving greater location-aligned procurement across our operational footprint, we installed two additional on-site solar systems and are continuing to evaluate other renewable energy procurement options for our own electricity needs.

Given that nearly half of our Scope 3 emissions from purchased goods and services come from electricity used by our suppliers, we are exploring ways to support the uptake of renewable energy among our suppliers to accelerate progress toward our Scope 3 (Categories 1-14) emissions reduction goal.

∎

Internal Price on Carbon. In 2020, Capital One established an internal price on carbon of $15.00 per metric ton of carbon dioxide equivalent, or CO2e for Scope 1, Scope 2 and verified Scope 3 (Categories 1-14) emissions. This carbon fee creates a monetary value on the GHG emissions in our carbon footprint, which can enable greater visibility and incentive alignment in the future.

The fee has supported a dedicated budget to fund our carbon reduction efforts and sustainability initiatives. These initiatives have included energy efficiency improvements like LED light installations, renewable on-site energy production including solar panel installation, and water conservation efforts. We are currently evaluating our price of carbon and related processes and expect to update them in 2024.

∎

Financed Emissions. Financed emissions are the GHG emissions associated with our lending activities and investments (Scope 3, Category 15). In 2023, we continued to refine our methodologies, data and controls and identify the long-term processes and infrastructure required to support potential future disclosures of these emissions. To support these efforts, we joined the Partnership for Carbon Accounting Financials (“PCAF”), an industry-led initiative that is developing standards to enable financial institutions to measure implied emissions of loans and investments.

∎

Consumer Climate Strategy. Capital One’s Auto Finance business continues to build capabilities in customer education, partnerships, and electric vehicle (“EV”) underwriting. For example, we have invested in our Green Auto Hub to make it easier for customers, who are so inclined, to shop for and finance EVs. We have also entered into a partnership with a leading EV manufacturer and are continuing to enhance our capabilities for underwriting electric vehicles.

We continue to support our customers in moving to electronic communications, reducing materials and emissions. We are also experimenting with more sustainable materials for physical cards, and have implemented a reforestation benefit as part of our travel business.

Capital One Shopping connects consumers with merchants to save on energy bills, opt in to community solar projects, and participate in demand-side flexibility programs supporting electric grid resiliency.

∎

Commercial Climate Strategy. Capital One’s Commercial Bank has been working to assess and address the risks and opportunities posed by the changing environmental landscape to best prepare its clients and its business. We offer specialized sustainability-focused products and services, including sustainability-linked loans, green loans and bonds, green commercial real estate financing, and alternative energy

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	53

CORPORATE GOVERNANCE

Section II - Corporate Governance at Capital One

tax-credit financing. In 2023, we also invested in internal processes and training, enabling our teams to better support clients focused on reducing environmental impact, evolving regulations, and managing through climate-related transitions.

Climate Governance

As we have progressed in our environmental sustainability journey, we have taken steps to enhance our governance and oversight of our climate-related bodies of work. We have also instituted several climate-specific governance processes at both the enterprise and line of business levels, which roll up through our broader enterprise ESG governance structure.

The Board is actively engaged in the development of Capital One’s enterprise climate strategy and risk management, including climate-related goals and targets. The Board receives updates from management on our enterprise-wide climate strategy and risk management at least once a year. In 2021, we named a Senior Advisor to the CEO with previous senior management experience in risk, strategy, and line-of-business leadership at Capital One, to serve as the Head of Climate for the enterprise. The Head of Climate is responsible for the formulation and coordination of our enterprise climate strategy. Capital One’s senior leadership also integrates climate considerations into individual line of business strategies where appropriate. Climate and other ESG-related issues are also discussed in existing senior management committees at Capital One.

Climate Risk Management

Capital One looks at how risks, including climate-related risks, could impact our Company across seven risk categories each quarter. We also identify emerging risks that may occur across a longer time horizon, happen in the future, or have a potential impact that is difficult to predict. The seven risk categories we use to evaluate climate risks are consistent with those we use to evaluate and manage all of our enterprise risks: credit, operational, strategic, reputational, market, liquidity, and compliance risks.

As we continue to enhance climate risk management capabilities, and in alignment with emerging regulatory guidance, we are conducting climate-specific scenario analysis to better understand the long-term impact of climate change on our portfolios. We will also continue to improve our risk identification process to take climate-related risks into consideration when making decisions across the enterprise.

How to Contact Us

Our Directors	Investor Relations

Communicate with the Board, including individual directors, the Lead Independent Director, committee chairs, or the Independent Directors as a group.

Mail correspondence to:

Board of Directors

c/o Corporate Secretary’s Office

Capital One Financial Corporation

1600 Capital One Drive

McLean, Virginia 22102

Contact our Investor Relations team: Email: investorrelations@capitalone.com

The Corporate Secretary will review all communications sent to the Board, the Lead Independent Director, committee chairs, the Independent Directors as a group, or individual directors and forward all substantive communications to the appropriate parties. Communications to the Board, the Independent Directors, or any individual director that relate to Capital One’s accounting, internal accounting controls, or auditing matters are referred to the Chair of the Audit Committee and Capital One’s Chief Audit Officer. Other communications are referred to the Lead Independent Director. Please continue to share your thoughts or concerns with us. We value your input and your investment.

54	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

CORPORATE GOVERNANCE

Section III - Director Compensation

Director Compensation Objectives

The Board approves the compensation for non-management directors based on recommendations made by the Compensation Committee. The Board has designed the director compensation program to achieve four primary objectives:

∎	Attract and retain talented directors with the skills and capabilities to perpetuate Capital One’s success

∎	Fairly compensate directors for the work required in a company of Capital One’s size, industry, and scope

∎	Recognize the individual roles and responsibilities of the directors

∎	Align directors’ interests with the long-term interests of our stockholders

Management directors do not receive compensation for their service on the Board. In 2023, Mr. Fairbank was Capital One’s only management director.

Director Compensation Procedures

The Compensation Committee annually reviews the compensation program for Capital One’s non-management directors. FW Cook provides competitive compensation data and director compensation program recommendations to the Compensation Committee. The competitive compensation data includes information regarding the compensation (cash, equity, and other benefits) of the non-management directors within Capital One’s peer comparator group. The Compensation Committee considers this information and FW Cook’s recommendations, and finalizes a proposed director compensation structure for review and approval by the full Board, typically in the second quarter of each year. See the discussion under “Compensation Committee Consultant” beginning on page 42 for further information on the role and responsibilities of FW Cook and “Peer Groups” beginning on page 99 for further information on the selection of the Company’s peer comparator group.

Based on its review of competitive market data and guidance from FW Cook in the second quarter of 2023, the Compensation Committee determined that the Company’s director compensation program meets the objectives listed above.

Director Compensation Structure

On May 4, 2023, the Board approved a compensation program for Capital One’s non-management directors for the period from May 4, 2023 through our 2024 Annual Stockholder Meeting that is similar to the program for the preceding year. The compensation program consists of an annual cash retainer of $100,000 for service on the Board. In addition, directors receive annual cash retainers for committee service and for service as committee chairs and Lead Independent Director. Under the most recently approved director compensation program, the annual cash retainers are as follows:

∎	Lead Independent Director: $100,000

∎	Chair of the Audit Committee or Risk Committee: $70,000

∎	Chair of the Compensation Committee: $45,000

∎	Chair of the Governance and Nominating Committee: $45,000

∎	Member of the Audit Committee or Risk Committee (other than the chair): $30,000

∎	Member of the Compensation Committee or Governance and Nominating Committee (other than the chair): $15,000

∎	Member of the Capital One, National Association Trust Committee: $10,000

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	55

CORPORATE GOVERNANCE

Section III - Director Compensation

Pursuant to the annual compensation review process described above, the Compensation Committee recommended, and the Board approved, an increase in the annual cash retainer of $10,000 for service on the Board over the previous year. The increase to the annual cash retainer was in recognition of the demands of service for Board members and to further align compensation for such service with the Company’s peer comparator group.

In addition, each non-management director serving on May 4, 2023, received on such date an award of 2,453 RSUs under the 2004 Stock Incentive Plan with a grant date fair value of $210,050, or $85.63 per share. The RSUs were valued based on the fair market value of a share of Capital One common stock on the date of grant and vest one year from the date of grant, with the delivery of the underlying shares deferred until the director’s service with the Board ends.

Other Benefits

Under the Capital One Financial Corporation Non-Employee Directors Deferred Compensation Plan (“NEDDCP”), non-management directors who reside in the United States may voluntarily defer all or a portion of their cash compensation and receive deferred income benefits. Participants in the plan can direct their individual cash deferrals among ten investments available through the plan. Beginning in 2023, under the NEDDCP, non-management directors who have met their stock ownership requirement may also elect to defer their entire annual RSU award issued for their service as a director.

Non-management directors participating in the NEDDCP receive their deferred cash income benefits and/or deferred stock benefits when they cease serving as directors, upon certain other distribution events specified in the plan, or at such earlier time as authorized by the Compensation Committee, in cash or in Capital One common stock, respectively. Upon a change of control, Capital One will pay each director within 30 days of the change of control. Those who elect to defer cash will receive a lump sum cash payment equal to the director’s cash account balance as of the date of the change of control. Those who elect to defer RSUs will receive shares of Capital One common stock or cash for each RSU in an amount equal to the per-share amount paid to Capital One’s stockholders in connection with the change of control.

Capital One also offers non-management directors the opportunity to direct a contribution of up to $10,000 annually from Capital One to charitable organization(s) of their choice. All eleven non-management directors who served during 2023 elected to make such a charitable contribution in 2023. In addition, all directors who served during 2023 were eligible, and six directors elected, to participate in a Capital One broad-based charitable contribution program, which is available to Capital One associates, under which Capital One made a contribution of $5,000 per director to a charitable organization of their choice. Directors also occasionally have access to certain Capital One-sponsored events for which they receive tickets.

Directors also receive reimbursements for certain board-related expenses, including external educational seminars and travel-related costs incurred to attend Board meetings. Such reimbursements are not included as compensation for the directors in the table below.

56	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

CORPORATE GOVERNANCE

Section III - Director Compensation

Compensation of Directors

Directors of Capital One received the following compensation in 2023:

Director Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation(3)	Total
Richard D. Fairbank(4)	$—	$—	$—	$—
Ime Archibong	$110,000	$210,050	$12,189	$332,239
Christine Detrick	$155,000	$210,050	$12,593	$377,643
Ann Fritz Hackett	$285,000	$210,050	$16,716	$511,766
Suni P. Harford(5)	$—	$—	$—	$—
Peter T. Killalea	$140,000	$210,050	$12,194	$362,244
Eli Leenaars(6)	$195,000	$210,050	$10,483	$415,533
François Locoh-Donou	$155,000	$210,050	$17,628	$382,678
Peter E. Raskind	$180,000	$210,050	$18,052	$408,102
Eileen Serra	$175,000	$210,050	$17,149	$402,199
Mayo A. Shattuck III	$135,000	$210,050	$18,865	$363,915
Bradford H. Warner	$175,000	$210,050	$15,468	$400,518
Craig Anthony Williams	$140,000	$210,050	$12,613	$362,663

(1)

Represents cash payments made during 2023, which include half of the payments made under the compensation program for the period from May 4, 2023 through our 2024 Annual Stockholder Meeting and half of the payments made under the compensation program for the period from May 5, 2022 through the date of our 2023 Annual Stockholder Meeting.

(2)	Represents the grant date fair value of RSUs granted during 2023, calculated in accordance with FASB ASC Topic 718.

(3)

Amounts shown represent contributions made by Capital One on behalf of certain non-management directors serving during 2023 to charitable organization(s) of their choice. Amounts also include the value of tickets to Capital One-sponsored events and memberships to Velocity Black, a digital concierge company owned by Capital One (“Velocity Black”), that non-management directors received. See “Other Benefits” on page 56 for more information.

(4)	Management directors do not receive compensation for their service on the Board. In 2023, Mr. Fairbank was Capital One’s only management director.

(5)	Ms. Harford was appointed to the Board on February 28, 2024, effective April 1, 2024, and as a result, received no compensation during 2023.

(6)

In addition to the standard compensatory arrangement described above, Mr. Leenaars received $25,000 in addition to the annual cash retainer in recognition of the additional time and effort that is required for Mr. Leenaars to travel internationally to attend Board and committee meetings.

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	57

CORPORATE GOVERNANCE

Section III - Director Compensation

The following table shows the number of RSUs outstanding for each non-management director as of December 31, 2023:

Director Name	Number of Outstanding Restricted Stock Units
Ime Archibong	5,719
Christine Detrick	4,711
Ann Fritz Hackett	54,330
Suni P. Harford(1)	—
Peter T. Killalea	17,120
Eli Leenaars	10,999
François Locoh-Donou	10,567
Peter E. Raskind	28,161
Eileen Serra	8,609
Mayo A. Shattuck III	54,330
Bradford H. Warner	47,554
Craig Anthony Williams	5,719

(1)	Ms. Harford was appointed to the Board on February 28, 2024, effective April 1, 2024, and as a result, received no compensation during 2023.

Stock Ownership Requirements

Capital One requires non-management directors to hold a number of shares of Capital One common stock with a fair market value of at least five times the director’s annual cash retainer for Board service. The Board may grant an exception for any case where this requirement would impose a financial hardship on a director. In 2023, no directors were granted an exception to this requirement. Directors are given five years from the date of appointment as a director to comply with our stock ownership requirements. For purposes of this policy, shares owned without restriction, unvested RSUs and vested deferred RSUs held by a Board member are counted as shares when determining the number of shares owned. All of the directors are currently in compliance with this requirement.

58	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section IV - Advisory Vote on Our Named Executive Officer Compensation (“Say On Pay”) (Item 2 on Proxy Card)

We are offering to our stockholders a non-binding advisory vote to approve our 2023 NEO compensation, pursuant to Section 14A of the Exchange Act. While the vote is non-binding, the Board values the opinions that stockholders express through their votes and in any additional dialogue. The Board will consider the outcome of the vote when making future compensation decisions.

As discussed in the “Compensation Discussion and Analysis” section beginning on page 63, our Board has provided compensation programs for the CEO and the other NEOs that are competitive with the market, performance-based, and transparent and that align with our stockholders’ interests over multiple time horizons. Our CEO’s and other NEOs’ compensation programs have consisted primarily of performance-based incentive opportunities, including multiple types of equity instruments with multi-year vesting schedules. The ultimate value of these equity-based awards is subject to Capital One’s sustained performance over time, both on an absolute basis and relative to our peers.

For the 2023 performance year, approximately 83% of the CEO’s total compensation is equity-based and at-risk to the Company’s performance and 100% of his compensation is deferred for a three-year period. As discussed under “NEO Compensation” beginning on page 90, under the 2023 NEO compensation program applicable to our other NEOs, approximately 49% of total compensation is provided through equity-based vehicles which were all at-risk based on the Company’s performance and subject to vesting over multiple time horizons.

Additional information relevant to your vote can be found in the “Compensation Discussion and Analysis” section on pages 63 to 103 and the “Named Executive Officer Compensation” section on pages 104 to 122.

We ask for your approval of the following resolution:

“Resolved, that Capital One’s stockholders hereby provide their advisory approval of the 2023 Named Executive Officer compensation as disclosed pursuant to the rules of the SEC in the Compensation Discussion and Analysis, the Summary Compensation Table, the other compensation tables and the related notes and narratives in this proxy statement.”

The Board has resolved to hold annual advisory votes to approve executive compensation. Accordingly, the next advisory vote to approve executive compensation will occur at the 2025 Annual Stockholder Meeting, unless the Board modifies its policy on the frequency of holding such advisory votes.

***

The Board unanimously recommends that you vote “FOR” the approval, on an advisory basis, of our 2023 Named Executive Officer compensation as disclosed in this proxy statement.

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	59

EXECUTIVE COMPENSATION

Section V - Approval and Adoption of the Capital One Financial Corporation Amended and Restated 2002 Associate Stock Purchase Plan (Item 3 on Proxy Card)

Overview

The Company established, effective as of September 19, 2002, the Capital One Financial Corporation 2002 Associate Stock Purchase Plan (“ASPP” or “Plan”) to incentivize present and future associates of the Company and its subsidiaries with the inherent benefit of the Company’s common stock ownership. The Plan permits the purchase of the Company’s common stock through a percentage of payroll deductions throughout the calendar year.

Upon initial adoption of the ASPP, the Company reserved 3,000,000 shares of Capital One common stock for associate purchases. In February 2008, the Board approved an increase in the number of shares reserved for issuance to 8,000,000, which was approved by stockholders in April 2008. The Plan was subsequently amended in May 2012, upon approval by the Board and stockholders, to increase the number of shares reserved for issuance to 18,000,000. The Plan was most recently submitted for approval and approved by stockholders on May 8, 2017, in order to increase the number of shares reserved for issuance under the Plan to 33,000,000. The Plan was further amended by the Board effective January 1, 2018, July 21, 2018, and January 1, 2021 to make various administrative changes including a reduction in the annual associate contribution cap and reducing the company match percentage.

The Board is recommending an amendment and restatement to the ASPP to request approval of an additional 20,000,000 shares to be reserved under the ASPP, for a total of 53,000,000 reserve shares. These shares may consist of newly issued shares, treasury shares, shares acquired on the open market or any combination thereof. The following description of the ASPP is not intended to be complete and is qualified in its entirety by the complete text of the ASPP, which is attached to this proxy statement as Appendix B. Stockholders are urged to read the ASPP in its entirety.

Summary of Material Provisions of the ASPP

Administration

The ASPP is administered by the Compensation Committee (“Committee”), which must consist of not less than two members appointed by the Board, unless the Board appoints another committee to administer the plan. Such Committee has the authority to take any and all actions necessary to implement the ASPP and to interpret the ASPP, to prescribe, amend and rescind rules and regulations relating to the ASPP, and to make all other determinations necessary or advisable in administering the ASPP. All of such actions, interpretations and determinations shall be final and binding upon all persons.

Eligibility

The basis for participation in the ASPP is that the associate must be actively employed by the Company or a participating subsidiary, and customarily paid through the Company’s regular payroll. As of December 31, 2023, there were approximately 47,500 associates eligible to participate in the ASPP.

Purchase of Shares

Each eligible associate may elect regular, monthly payroll deductions of up to 15% of the associate’s base compensation to be used to purchase shares of the Company’s common stock at monthly intervals (or at such

60	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section V - Approval and Adoption of the Capital One Financial Corporation Amended and Restated 2002 Associate Stock Purchase Plan (Item 3 on Proxy Card)

other times as determined by the plan administrator). The total amount of monthly payroll deductions may not exceed $25,000 in any calendar year. A participating associate may generally elect to increase, decrease, or eliminate their regular payroll deduction at any time. Shares of the Company’s common stock are purchased under the ASPP at the end of each month (“Purchase Date”), or at such other times as determined by the plan administrator.

Matching Contribution; Purchase Price

Each associate who participates in the ASPP will receive a matching contribution from the Company equal to 15% of the amount of such associate’s contributions to the ASPP. This matching contribution is combined with the associate’s contributions and used to purchase the Company’s common stock under the ASPP at a purchase price equal to the fair market value of the Company’s common stock on the applicable Purchase Date.

Effect of Termination of Employment

If an eligible associate’s employment is terminated for any reason (including death), any amount withheld prior to such termination will be used to purchase shares on the next Purchase Date.

Change in Capital Structure

In the event of a stock dividend, spin-off, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company’s common stock (including, but not limited to, the creation or issuance to stockholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the ASPP, the maximum number of shares or securities that may be delivered under the ASPP, the purchase price and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons.

Amendment and Termination

The Committee in its sole discretion may at any time amend the ASPP in any respect provided that such amendment is in compliance with all applicable laws and regulations and the requirements of any national securities exchange on which shares of the Company’s common stock are then traded.

U.S. Federal Income Tax Consequences

The following tax discussion is a brief summary of current U.S. federal income tax law. The discussion is intended solely for general information and does not make specific representations to any associate participating in the ASPP. The discussion does not address state, local or foreign income tax rules or other U.S. tax provisions, such as estate or gift taxes. An associate’s particular situation may be such that some variation of the basic rules is applicable to them. In addition, the federal income tax laws and regulations frequently have been revised and may be changed again at any time. Therefore, each recipient is urged to consult a tax advisor before exercising any award or before disposing of any shares acquired under the plan both with respect to federal income tax consequences as well as any foreign, state or local tax consequences.

On the date of each payroll contribution, an associate will have ordinary income equal to the amount of the Company-paid match described above. The associate’s capital gains holding period will commence on each Purchase Date. We are entitled to a deduction for amounts taxed as ordinary income to an associate.

ASPP Benefits

Future benefits available under the ASPP are subject to the participation level of our associates and to the Company’s stock price at the time of any purchases and therefore are not determinable at this time. During the

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	61

EXECUTIVE COMPENSATION

Section V - Approval and Adoption of the Capital One Financial Corporation Amended and Restated 2002 Associate Stock Purchase Plan (Item 3 on Proxy Card)

year ended December 31, 2023, 2,789,662 shares of the Company’s common stock were purchased by associates under the ASPP. As of March 6, 2024, the closing price of a share of our common stock on the NYSE was $135.74.

Registration Statement on Form S-8

If our stockholders approve the ASPP, we will file with the SEC a registration statement on Form S-8, as soon as reasonably practicable after the approval, to register the shares available for issuance under the ASPP. If our stockholders do not approve, the amendment and restatement of the ASPP will not be effective.

***

The Board unanimously recommends that you vote “FOR” the approval and adoption of the Capital One Financial Corporation Amended and Restated 2002 Associate Stock Purchase Plan.

62	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section VI - Compensation Discussion and Analysis

Key Topics Covered in our Compensation Discussion and Analysis

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	63

EXECUTIVE COMPENSATION

Section VI - Compensation Discussion and Analysis

Executive Summary

Capital One’s executive compensation program is designed to attract, retain, motivate, and reward leaders who drive growth and innovation, deliver strong business results, and facilitate the long-term success of the Company. The Committee is responsible for, among other matters, developing, approving, monitoring, and managing the compensation of all our executive officers, including the named executive officers defined below. Final decisions regarding the compensation of our executive officers, including our CEO, are made by the Committee and the Independent Directors. This Compensation Discussion and Analysis will review the compensation of the following executive officers for 2023:

Named Executive Officer	Position
Richard D. Fairbank	Chairman and Chief Executive Officer
Andrew M. Young	Chief Financial Officer
Frank G. LaPrade, III	Chief Enterprise Services Officer and Chief of Staff to the CEO
Sanjiv Yajnik	President, Financial Services
Robert M. Alexander	Chief Information Officer

Unless otherwise indicated, “NEOs” will be used throughout this proxy statement to mean the CEO and the four executive officers listed above, collectively.

2023 Company Performance and Compensation Highlights

Each year the Committee and the Independent Directors review and evaluate the Company’s qualitative and quantitative performance to make determinations regarding the compensation of our NEOs based on Capital One’s pay-for-performance philosophy. The Committee seeks to directly link the compensation of the NEOs with the Company’s performance and the executives’ contributions to that performance.

In 2023, Capital One delivered strong financial results and made significant progress on our long-term strategic initiatives enabled by years of strategic choices and our investments in talent, technology, and risk management. Strong revenue growth and credit results, coupled with disciplined expense management, drove strong profitability and capital generation. Our Domestic Card business delivered strong purchase volume, loan and revenue growth while managing the post-pandemic dynamics of an evolving consumer credit environment. We continued to expand our national Retail Banking Business and grow deposits and revenue. Our Auto Finance and Commercial Bank businesses also demonstrated resilience and delivered strong results amid challenging industry headwinds.

In addition, Capital One’s stock price ended 2023 at $131.12, up 41% from year-end 2022 and outperforming the KBW Bank Index by 46 percentage points. Capital One’s TSR, which includes the combined effect of share price change plus common dividends, was 44.3% in 2023.

Diluted EPS for the year was $11.95 and we returned $1.5 billion of capital to stockholders, as we completed $600 million in common share repurchases and paid $935 million in common dividends. Net revenue increased by 7.4% over 2022 to $36.8 billion. We took steps to manage operating expenses and our operating efficiency ratio(1) rose slightly to 44.3%, while our adjusted operating efficiency ratio(2)(3) improved 99 bps to 43.5%. Our marketing investments remained relatively flat at $4 billion as we continued to lean into attractive and resilient growth across our Card and Retail Banking franchises. Our efficiency ratio(1) improved 72 basis points to 55.2% and our adjusted efficiency ratio(2)(3) improved to 54.4%.

64	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section VI - Compensation Discussion and Analysis

We strengthened our risk and control environment and continued to enhance our cybersecurity capabilities. After sustained investment and focus across the Company, we were pleased that the FRB formally closed Capital One’s cyber-related consent order. In 2023, we implemented a dual-Chief Risk Officer structure that is designed to enable us to effectively manage the natural division between the two broad and critical domains of credit and financial risk management and enterprise and operational risk management.

In 2023, Capital One launched new products, signed new partners, and developed innovative digital tools and capabilities to enhance the customer experience while reducing the risk of fraud. We also earned a number of external awards and accolades related to our products and customer experiences, including, for the fourth consecutive year, J.D. Power’s #1 in National Bank for Overall Customer Satisfaction, as published in the J.D. Power 2023 U.S. National Banking Satisfaction Study. Net Promoter Scores, which measure how likely our customers are to recommend Capital One products and services, remained high across all of our major businesses.

We maintained strong associate morale and engagement as measured through our internal surveys and invested heavily in recruiting, developing, and retaining exceptional talent. In 2023, we welcomed thousands of new associates and continued to increase diverse representation among our new campus and professional hires, including those at the executive levels. We also invested in the community through our Capital One Impact Initiative, and combined philanthropic support with skills-based associate volunteerism to serve and support nonprofits across our footprint.

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	65

EXECUTIVE COMPENSATION

Section VI - Compensation Discussion and Analysis

Company Performance Highlights

The tables below show our reported year-over-year performance across select financial metrics (dollar amounts in billions other than per share amounts):

Diluted EPS(2)(3)	Average Loans Held for Investment

Net Revenue	Operating Efficiency Ratio(1)(2)(3)

ROTCE(2)(4)	Tangible Book Value / Common Share(2)(5)

Diluted EPS(2)(3) Reported Results Adjusted Results $26.94 $27.11 $17.91 $17.71 $11.95 $12.52 2021 2022 2023 Average Loans Held for Investment $252.7 $292.2 $311.5 2021 2022 2023 Net Revenue $30.4 $34.3 $36.8 2021 2022 2023 Operating Efficiency Ratio(1)(2)(3) Reported Results Adjusted Results 45.0% 44.7% 44.2% 44.5% 44.3% 43.5% 2021 2022 2023 ROTCE(2)(4) 28.4% 19.9% 13.0% 2021 2022 2023 Tangible Book Value / Common Share(2)(5) 9.74 $86.11 $99.78 2021 2022 2023

The Committee and the Independent Directors specifically considered the following quantitative and qualitative Company performance when awarding NEO compensation for the 2023 performance year(2):

∎	Net Revenue of $36.8 billion, an increase of 7.4% from 2022, driven by strong loan growth, particularly in Domestic Card, and strong customer and deposit growth in the Retail Bank.

∎	Diluted EPS of $11.95, the third highest in Capital One history. Adjusted diluted EPS(2)(3) of $12.52.

∎	ROTCE(2)(4) of 13.0% compared to 19.9% in 2022 as charge-off levels continued to normalize from record pandemic lows and we built our allowance for credit losses to support strong loan growth.

66	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section VI - Compensation Discussion and Analysis

∎

Operating Efficiency Ratio(1) of 44.3% in 2023 compared to 44.2% in 2022. Adjusted operating efficiency ratio(2)(3) improved 99 bps to 43.5% in 2023 driven by a combination of strong revenue growth and disciplined investments in growth, technology and talent.

∎

Efficiency Ratio(1) of 55.2% in 2023, an improvement from 55.9% in 2022 as we kept our marketing investment relatively flat year-over-year. Adjusted efficiency ratio(2)(3) was 54.4% in 2023 compared to 56.3% in 2022.

∎	Strong Credit Risk Management with a net charge-off rate of 2.7%, up from 1.4% in 2022 as credit losses normalized from pandemic-level lows.

∎

Continued Balance Sheet Strength with strong liquidity and total deposits of $348 billion, up 5% from 2022. Our common equity Tier 1 capital ratio(6) was 12.9% as of December 31, 2023, an increase from 12.5% in 2022 and above regulatory guidelines.

∎

Tangible Book Value Per Common Share(2)(5) was $99.78, an increase of 15.9% from $86.11 in 2022, the result of strong profitability and capital management and changes in the prevailing level of interest rates. We returned $1.5 billion of capital to stockholders through both common dividends and share repurchases.

∎

TSR of 44.3% for the one-year period ended December 31, 2023, significantly outperforming the KBW Bank Index, which decreased 0.9%, and the S&P 500, which increased 24.2%. Three-year and five-year TSR for the periods ended December 31, 2023 were 40.8%, and 90%, respectively, significantly outperforming the KBW Bank Index, which was 7.8% and 31.6% over the same time periods, respectively.

∎

Execution Against Strategic Imperatives. We continued to make significant progress on our long-term strategic agenda. We also made disciplined investments in our modern technology infrastructure and data environment; scaled our digital capabilities to associates and customers; enhanced our products and customer experiences; and continued to attract, develop, and retain top talent. We also invested in digital marketing and supporting the Capital One brand through bold advertising and marquee sponsorships.

∎

Risk Management and Control Environment. We invested in technology, talent, and business process improvement and maintained a strong risk and control environment, particularly in the areas of cybersecurity, capital planning, and enterprise risk management. In 2023, the FRB formally terminated our cyber-related consent order.

∎

Progress on ESG Initiatives. We continued to invest in the development and management of our enterprise climate strategy. We have taken steps to understand our GHG emissions trajectory and path to reduction. As part of our Impact Initiative commitment, we facilitated nearly $67 million in grants to local, regional, and national nonprofits, building our reputation with external stakeholders, and helping advance socioeconomic mobility in our communities. See “Environmental, Social, and Governance Practices” beginning on page 47 for more information regarding our policies, programs, and strategies related to ESG and our 2023 accomplishments.

(1)

Operating efficiency ratio is calculated based on operating expense for the period divided by total net revenue for the period and reflects as-reported results in accordance with GAAP. Efficiency ratio is calculated based on total non-interest expense for the period divided by total net revenue for the period and reflects as-reported results in accordance with GAAP.

(2)

The Committee considers these metrics to be key financial performance measures in its assessment of the Company’s performance, including certain non-GAAP measures. While we believe our non-GAAP measures help investors, and users of our financial information understand the effect of adjusting items on our selected reported results, they may not be comparable to similarly titled measures reported by other companies. See Appendix A for our definition and reconciliation of these non-GAAP measures to the applicable amounts measured in accordance with GAAP.

(3)

Adjusted diluted EPS, adjusted operating efficiency ratio and adjusted efficiency ratio are non-GAAP measures. See Appendix A for our reconciliation of the non-GAAP measure to the applicable amount measured in accordance with GAAP.

(4)

ROTCE is a non-GAAP measure calculated based on net income (loss) available to common stockholders less income (loss) from discontinued operations, net of tax, for the period, divided by average tangible common equity. See Appendix A for our reconciliation of this non-GAAP measure to the applicable amounts measured in accordance with GAAP.

(5)

Tangible book value per common share is a non-GAAP measure calculated based on tangible common equity divided by common shares outstanding. See Appendix A for our reconciliation of this non-GAAP measure to the applicable amounts measured in accordance with GAAP.

(6)	Common equity Tier 1 capital ratio is a regulatory capital measure calculated based on common equity Tier 1 capital divided by risk-weighted assets.

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	67

EXECUTIVE COMPENSATION

Section VI - Compensation Discussion and Analysis

Compensation Highlights

We believe that our NEO compensation programs balance risk and financial results, reward NEOs for their achievements, promote our overall compensation objectives, and encourage appropriate but not excessive risk-taking. Our compensation programs are structured to encourage our executives to deliver strong results over the short-term while making decisions that create sustained value for our stockholders over the long term.

CEO 2023 Compensation

NEO (other than CEO) 2023 Compensation

Deferred cash 17% Deferred cash bonus $5.0 million RSUs $2.5 million Year-End Incentive RSUs $4.7 million TSR Performance Shares $4.2 million Total Compensation $29.0 million Equity-Based 83% Financial Performance Shares $12.6 million Base Salary 18% Cash-Based 51% Cash Incentive 33% Performance Shares 27% Equity-Based 49% RSUs 22% Total Compensation Range $5.6 million - $7.6 million

∎   No CEO Cash Salary. Our CEO does not receive a cash salary and 100% of his compensation is deferred for at least three years.

∎   The Payout of a Majority of CEO Year-End Incentive Compensation Determined by Formula. A majority of our CEO’s year-end incentive compensation for the 2023 performance year was awarded in the form of performance share awards that vest based entirely on the Company’s performance on an absolute basis and/or relative to the Performance Share Peers over a three-year period (2024 to 2027).

∎   25% of CEO 2023 Performance Share Awards Linked to Relative TSR. A portion of our CEO year-end incentive performance share awards will vest based entirely on the Company’s TSR performance relative to the Performance Share Peers over a three-year period.

∎   Awards Based on Company and Individual Performance. All NEOs receive incentive awards based on Company and/or individual performance. For 2023, 100% of CEO compensation and 82% of the compensation for the other NEOs was based on Company and/or individual performance.

∎   The Majority of CEO Compensation and Nearly Half of NEO Compensation is Equity-Based and Determine After Performance Year-End. 83% of our CEO’s and 49% of all other NEOs’ total compensation for the 2023 performance year was equity-based to align with stockholder interests. 91% of CEO compensation and the majority of all other NEO compensation was determined after the performance year-end.

∎   All Equity and Equity-Based Awards Contain Performance and Recovery Provisions. All equity awards contain performance and recovery provisions that are designed to further enhance alignment between pay and performance and to balance risk. See “Additional Performance Conditions and Recovery Provisions” beginning on page 95 for more information.

68	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section VI - Compensation Discussion and Analysis

2023 Compensation Decisions

The information below is presented to show how the Committee and the Independent Directors viewed compensation awarded for 2023 and is not intended as a substitute for the Summary Compensation Table, which is required by the SEC. See “2023 Summary Compensation Table” beginning on page 104 for a description of how the information below differs from the Summary Compensation Table. The Committee and the Independent Directors approved the following awards attributable to the 2023 performance year for our NEOs:

2023 CEO Performance Year Compensation. Mr. Fairbank’s total compensation for performance year 2023 was approximately $29.0 million and consisted of:

∎

RSUs granted in January 2023, which had a total grant date value of approximately $2.5 million, totaling 21,539 RSUs. The RSUs will vest in full on February 15, 2026, settle in cash based on the Company’s average stock price over the 15 trading days preceding the vesting date, and are subject to performance-based vesting provisions. See “Performance-Based Vesting Provisions” on page 96 for a description of the performance-based vesting provisions.

∎	Year-End Incentive Award totaling approximately $26.5 million granted in February 2024 in recognition of the Company’s and the CEO’s performance in 2023 and consisting of:

∎

Performance Shares. Performance share awards with an aggregate value of approximately $16.8 million, for which the CEO may receive from 0% to 150% of a total target number of 124,852 shares of the Company’s common stock based on the Company’s TSR (with respect to 31,213 shares, or approximately $4.2 million of the awards) and financial performance (with respect to 93,639 shares, or $12.6 million of the awards) over a three-year period from January 1, 2024 through December 31, 2026.

∎

RSUs. 34,929 RSUs (“Year-End Incentive RSUs”) valued at $4.7 million, which vest in full on February 15, 2027 and settle in cash based on the Company’s average stock price over the 15 trading days preceding the vesting date, and are subject to performance-based vesting provisions.

∎

Deferred Cash Bonus. A deferred cash bonus of $5.0 million, which is mandatorily deferred for three years into the Company’s Voluntary Non-Qualified Deferred Compensation Plan (“VNQDCP”) and will pay out in the first calendar quarter of 2027.

Name	Cash Salary	Long-Term Incentive	Year-End Incentive			Total
		Cash-Settled RSUs	Deferred Cash Bonus	Cash-Settled RSUs	Performance Shares(1)
Richard D. Fairbank	$—	$2,500,032	$5,000,000	$4,700,046	$16,800,085	$29,000,163

(1)

Approximately $4.2 million of the awarded performance shares are eligible to vest based on the Company’s TSR relative to the Performance Share Peers over a three-year period. $12.6 million of the awarded performance shares are eligible to vest based on the Company’s relative and absolute financial performance relative to a combination of two metrics: Common Dividends plus Growth of Tangible Book Value per common share (“D+TBV”) and Adjusted Return on Tangible Common Equity (“Adjusted ROTCE”) over a three-year period. See “Performance Share Award Formula” on page 79 for a description of the vesting criteria applicable to the performance share awards.

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	69

EXECUTIVE COMPENSATION

Section VI - Compensation Discussion and Analysis

2023 NEO Performance Year Compensation. The compensation for NEOs (other than the CEO) for 2023 performance is set forth below. The compensation received by these NEOs consisted of: (i) cash salary and (ii) a year-end incentive granted in February 2024 in recognition of the Company’s and each executive’s performance in 2023. The year-end incentive consisted of a cash incentive and a long-term incentive comprised of stock-settled RSUs and performance shares. The performance shares provide an opportunity for the executive to receive from 0% to 150% of a target number of shares of the Company’s common stock based on the Company’s performance over a three-year period beginning January 1, 2024.

Name	Cash Salary	Cash Incentive	Long-Term Incentive		Total
			Stock- Settled RSUs	Performance Shares
Andrew M. Young	$987,577	$1,864,500	$1,242,796	$1,491,328	$5,586,201
Frank G. LaPrade, III	$1,341,385	$2,524,500	$1,682,404	$2,018,804	$7,567,093
Sanjiv Yajnik	$1,259,615	$2,370,000	$1,580,004	$1,896,085	$7,105,704
Robert M. Alexander	$1,100,077	$2,070,000	$1,380,047	$1,656,030	$6,206,154

Consideration of Stockholder Feedback and 2023 Say on Pay Vote

The Committee and the Board value the input of our stockholders and strive to foster a constructive dialogue with stockholders on matters of executive compensation and corporate governance. At our 2023 Annual Stockholder Meeting, 93% of our stockholders supported our executive compensation program by approving our non-binding advisory vote on executive compensation (“2023 Say on Pay Vote”). In addition, 91.2% of our stockholders supported future votes on named executive officer compensation at a frequency of one year. Though the Committee recognized the 2023 Say on Pay Vote reflected strong support for the Company’s executive compensation programs, the Committee remains committed to stockholder engagement. In 2023, we continued to strengthen our outreach to stockholders to maintain strong lines of communication with our stockholders and shared stockholders’ perspectives with the Committee and the Board.

Management and our Investor Relations team engaged in direct outreach and discussions with stockholders in a variety of forums. In 2023, our teams attended 14 investor conferences and hosted over 250 investor engagements. See “Stockholder Engagement Program” beginning on page 36 for more information. From this outreach, the Committee and the Board gained valuable insight into our investors’ views about the Company, including our executive compensation programs. The Committee and the Independent Directors considered these views and feedback in approving year-end incentive awards for 2023 and structuring and approving the 2024 compensation programs for the NEOs.

In recent years, as a result of the feedback received from investors, the Committee made the following enhancements to our executive compensation programs and disclosure:

∎

Linked a Portion of CEO Compensation Directly to Relative TSR. Stockholders have expressed that TSR is an important element of Company performance and asked that the Company consider a more direct link between CEO compensation and the Company’s TSR over time. Beginning with the 2020 performance year, the Committee and the Independent Directors determined to award a portion of the CEO’s year-end incentive in the form of a performance share award that vests entirely based on the Company’s TSR over a three-year performance period relative to the Performance Share Peers.

∎

Disclosure of Performance Share Awards Realized Compensation. Stockholders have expressed a desire for clearer information regarding the realized pay associated with the performance share awards granted to the NEOs. We added disclosure regarding the settlement value resulting from the performance share awards that vested during the performance year based on the Company’s performance for the associated three-year performance period. See “Settlement of Performance Shares Granted in February 2021” on page 88.

70	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section VI - Compensation Discussion and Analysis

∎

Enhanced Disclosure of Committee Decision Processes. We received suggestions from stockholders that we provide additional details regarding the processes utilized by the Committee to make compensation decisions. We enhanced our description of the Committee and the Independent Directors’ processes for considering Company performance throughout the year and determining the level and pay mix associated with the year-end incentive awards granted to our NEOs. See “Compensation Committee Process to Determine Year-End Incentive” on page 81 and “Our Compensation Governance Cycle” on page 74 for more information.

∎

Increased the Size and Diversity of Our Peer Group. We received feedback from stockholders regarding the composition of our Board-approved peer group used to determine the level and components of NEO compensation. The Committee and the Independent Directors increased the size and diversity of the Company’s peer group to add seven additional peers, including diversified financial institutions and payment companies with whom we compete for executive talent. See “Peer Groups” beginning on page 99 for more information.

The Committee remains committed to active and ongoing stockholder engagement and continues to engage with our stockholders with respect to executive compensation matters and other governance matters.

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	71

EXECUTIVE COMPENSATION

Section VI - Compensation Discussion and Analysis

Our Compensation Principles and Objectives

Highlights of Our 2023 Compensation Programs

What We Do	What We Don’t Do
✓ We provide the majority of NEO compensation as long-term, equity, or equity-based compensation	✗	We do not pay a cash salary to our CEO

✓ We provide our CEO with compensation consisting entirely of equity or equity-based awards and deferred payouts	✗	We do not guarantee incentive awards

✓ We link a portion of our CEO year-end incentive to relative TSR	✗	We do not permit our NEOs to place their Company securities in a margin account or to pledge their Company securities as collateral for a loan

✓ We grant our NEOs performance-based cash incentive and equity-based awards	✗	We do not provide compensation or awards to our NEOs on terms and conditions that are more favorable than compensation and awards granted to other executive officers

✓ We apply risk balancing so as not to jeopardize the safety and soundness of Capital One	✗	We do not permit our NEOs to engage in short sales, hedging transactions, or speculative trading in derivatives of our securities

✓ We apply performance thresholds to NEO grants to determine the amount of equity delivered at vesting	✗	We do not reprice stock options

✓ We reduce performance share award values at vesting if the Company does not achieve positive Adjusted ROTCE	✗	Generally, we do not utilize employment agreements, and none of our current NEOs has an employment agreement

✓ We have clawback provisions embedded in our incentive compensation program to promote accountability	✗	We do not provide excise tax gross-up payments

✓ We require both a change of control event and a termination before we accelerate the vesting of equity and equity-based awards (double trigger)

✓ We have an independent compensation consultant advising the Committee

✓ We use a mix of pre-established relative and absolute performance metrics in our incentive awards

All of the terms and features described above, including the performance-based vesting and clawback provisions, apply to awards granted to all executive officers and not just the NEOs.

72	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section VI - Compensation Discussion and Analysis

Compensation Program Objectives

Capital One’s executive compensation program has four primary objectives.

Strongly link pay and performance by providing compensation based on both business and individual performance while appropriately balancing risk

Capital One emphasizes pay-for-performance at all organizational levels. Typically, as an executive’s level of responsibility increases, so does the proportion of the executive’s pay that is subject to performance criteria. Therefore, the NEOs have the highest proportion of their pay directly linked to Company and individual performance, as compared to other associates. Awards made to the NEOs in February 2024 for the 2023 performance year were based on Company and individual performance, and on demonstrating specific leadership competencies assessed through a comprehensive performance management process that included an individual assessment specifically designed to evaluate the degree to which the executive balanced risks inherent to their role. The Chief Enterprise Risk Officer compiled these risk assessments and the Chief Human Resources Officer reviewed the assessments for the NEOs. Separately, the Chief Audit Officer compiled and reviewed the risk assessment for the Chief Enterprise Risk Officer. The Committee considered the assessments in making its determinations regarding individual performance and compensation levels.

Align our executives’ interests with those of our stockholders

The Committee and the Independent Directors are committed to designing incentive compensation programs that reward individual and Company performance and that are aligned with the creation of stockholder value over the long term. A portion of the CEO’s performance share award is directly linked to the Company’s relative TSR over a three-year period. TSR also continues to be explicitly included in the financial and operating performance factors considered by the Committee and the Independent Directors to determine NEO year-end incentive awards. In addition, because nearly half of NEO compensation is delivered through deferred, equity-based vehicles that vest over multiple time horizons, the NEOs have a significant stake in the success of the Company. The Committee and the Independent Directors also have the flexibility to adjust compensation decisions from year to year to take into account the Company’s performance and evolving market practices. In addition, we have established specific stock ownership policies that the NEOs must meet and stock retention provisions applicable to certain equity awards.

Reward performance over multiple time horizons

Our compensation programs are structured to encourage our executives to deliver strong results over the short- term while making decisions that create sustained value for our stockholders over the long-term. For 2023, approximately 83% of the CEO’s total compensation was equity-based and at-risk to the performance of the Company’s stock price, and 100% of his year-end incentive compensation was deferred for a three-year period. In addition, approximately 49% of total compensation for NEOs other than the CEO was provided through equity-based vehicles which were at-risk to the performance of the Company’s stock price and subject to vesting over multiple time horizons. The use of deferred, equity-based compensation vehicles with multi-year vesting terms advances our goal of aligning the ultimate value realized by the NEOs with the performance of the Company’s stock over time because the value of these compensation vehicles increases and decreases based on the performance of the Company’s stock price in both current and future periods.

Attract, retain, and motivate top executive talent

To attract, retain, and motivate exceptional leaders, we believe that compensation opportunities at Capital One must be competitive with the marketplace for talent. The Committee and the Independent Directors strive to preserve a competitive pay mix and total target compensation values in the executive compensation program, as well as provide competitive total rewards based on our selected peer group. See “Peer Groups” beginning on page 99 for information regarding how the Committee and the Independent Directors utilized the Company’s peer group in determining executive compensation.

Use of Judgment

The Committee believes that exercising judgment is an important element in reaching balanced compensation decisions that are consistent with our strategy, risk management, and reward both current-year performance and

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	73

EXECUTIVE COMPENSATION

Section VI - Compensation Discussion and Analysis

sustained long-term value creation, and supplements other aspects of Capital One’s pay-for-performance philosophy. By applying informed judgment, the Committee seeks to mitigate the risks associated with a rigid and strictly formulaic compensation program, which could unintentionally create incentives for our executives to focus only on certain performance metrics, encourage imprudent risk-taking, and not provide the best long-term results for stockholders. In addition, the use of judgment allows the Committee to respond to changes in economic conditions, our operating environment, and other significant factors that may affect the long-term performance of Capital One or our lines of business. The use of judgment also allows the Committee to adjust compensation based on factors that would not be appropriately reflected by a strictly formulaic approach, such as risk management, championing Company values, and the discrepancies between absolute and relative performance levels or recognition of individual performance levels.

Our Compensation Governance Cycle

The Committee is actively engaged throughout the year, and members of the Committee regularly meet with management, regarding the Company’s executive compensation programs and practices. In addition, the Committee and the Board receive regular updates regarding the Company’s financial and strategic performance, including information regarding the Company’s performance against the four categories of quantitative and qualitative performance factors related to: financial and operating performance, governance and risk management, strategic performance, and winning with our customers and associates (the “Performance Factors”) that are used by the Committee to determine the year-end incentive awards to the NEOs.

The Committee met four times in 2023 with one meeting concluding with an executive session without management present. In addition, the Committee held two joint meetings with the Board in 2023, and an additional joint meeting was held at the beginning of 2024 to assess Company and NEO performance and determine the year-end incentive awards for the NEOs. While specific topics may vary from meeting to meeting, the following graph describes the typical annual cycle of the Committee’s compensation-related activities.

Review Strategic Plan & Investor Outreach Review Company Strategic Plan Discuss Say on Pay voting results (financial and non-financial) Review Company and NEO performance and approve year-end compensation Appoint compensation consultant and assess independence, performance and compensation Approve compensation structure and pay targets Complete incentive compensation risk assessment Approve CD&A and Committee Report Discuss investor outreach efforts and feedback regarding executive compensation Approve non-management director compensation for the current year Assess effects of incentive compensation programs on risk and appropriate risk balancing Discuss legal and regulatory Updates Review and approve the executive compensation peer group Preliminary discussion of following year’s executive compensation design, including investors’ feedback Discuss investor outreach efforts and feedback regarding executive compensation Discuss and refine upcoming year’s executive compensation Review executive compensation practices among peer group design, with special attention to investors’ feedback Performance & Risk Assessment Compensation Program Review Peer Review & Program Evaluation

74	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section VI - Compensation Discussion and Analysis

Chief Executive Officer Compensation

2023 CEO Compensation Program and Components

The Committee annually reviews and approves the form, timing, and amount of compensation for the CEO and makes recommendations regarding the CEO compensation structure to the Independent Directors for final approval. The Committee believes that the CEO’s compensation should be entirely at-risk based on his and the Company’s performance. The Committee considers the Company’s and the CEO’s historical performance and seeks to effectively align the CEO’s interests with the interests of our stockholders over time, support safety and soundness, and appropriately balance risk.

2023 CEO Compensation Program

When determining the structure of Mr. Fairbank’s compensation program for the 2023 performance year, the Committee and the Independent Directors considered:

∎	the Company’s performance during the prior year and Mr. Fairbank’s contribution to that performance;

∎	the Company’s performance in the prior year relative to the performance of peer comparator companies in that year;

∎	the structure and amount of compensation awarded to the CEOs of the Company’s peers;

∎	the structure and amount of Mr. Fairbank’s compensation awards in prior years;

∎	the Company’s risk profile and the time horizon over which the deferred, equity-based awards will vest;

∎

the ultimate value of Mr. Fairbank’s deferred, equity-based awards (which will depend on the Company’s and Mr. Fairbank’s performance over time as well as the value of Capital One common stock at the time the awards vest); and

∎	the feedback received from stockholders regarding the Company’s executive compensation programs and the compensation awarded to Mr. Fairbank.

After considering these factors, in January 2023, the Committee and the Independent Directors determined that Mr. Fairbank’s 2023 compensation program would continue to consist of two components: (i) an equity or equity-based award granted at the beginning of the performance year; and (ii) an opportunity for a year-end incentive award, with the amount granted based on CEO and Company performance in 2023 (granted in February 2024). Any year-end incentive award granted to the CEO (i) would continue to consist primarily of a performance share award, under which he may receive 0% to 150% of a target number of shares of Capital One common stock based on the Company’s performance over a three-year period; and (ii) may also consist of deferred cash, an equity-based award, or both. In this manner, the CEO’s compensation will continue to be completely at-risk based on the Company’s and Mr. Fairbank’s performance, and all CEO compensation continues to be subject to a three-year deferred vesting or payout. As in prior years, Mr. Fairbank did not receive any cash salary in 2023.

The Committee and the Independent Directors determined not to establish a total target compensation amount for Mr. Fairbank’s 2023 compensation program to further align Mr. Fairbank’s compensation program with that of the Company’s peers and increase the Committee and the Independent Directors’ ability to directly link the CEO’s compensation to the Company’s performance as well as the CEO’s contributions to that performance over the short-, medium-, and long-term.

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	75

EXECUTIVE COMPENSATION

Section VI - Compensation Discussion and Analysis

2023 CEO Compensation Components

The chart below represents the components and pay mix of the CEO’s compensation for the 2023 performance year. For performance year 2023, the year-end incentive was delivered in the form of performance shares, deferred cash, and cash-settled RSUs, representing 58%, 17%, and 25%, respectively, of the CEO’s total performance year compensation.

Deferred Cash 17% Deferred Cash Bonus $5.0 million RSUs $2.5 million Year-End Incentive RSUs $4.7 million TSR Performance Shares $4.2 million Equity-Based 83% Financial Performance Shares $12.6 million Total Compensation $29.0 million

The table below summarizes the components of the CEO’s compensation program for the 2023 performance year.

Compensation Element		Timing of Award Determination	Basis for Award	Vesting Schedule	Performance and Recovery Provisions
Base Salary		Not applicable	Not applicable	Not applicable	Not applicable

RSUs		January 2023	Incentive for Long-Term Company Performance	Vest at the end of the three-year performance period; settles in cash	∎ Performance-based vesting provisions ∎ Misconduct clawback ∎ Financial restatement clawback

Year-End Incentive Opportunity	Financial Performance Shares	February 2024	Reward for 2023 CEO and Company Performance; Incentive for Long-Term Company Performance	Vest at the end of the three-year performance period based on achievement of financial performance factors	∎ Performance share reduction ∎ Misconduct clawback ∎ Financial restatement clawback
	TSR Performance Shares			Vest at the end of the three-year performance period based on relative TSR	∎ Misconduct clawback ∎ Financial restatement clawback
	Year-End Incentive RSUs		Reward for 2023 CEO and Company Performance	Vest at the end of the three-year performance period; settles in cash	∎ Performance-based vesting provisions ∎ Misconduct clawback ∎ Financial restatement clawback

	Deferred Cash Bonus			Payout deferred for three years	∎ Misconduct clawback ∎ Financial restatement clawback

76	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section VI - Compensation Discussion and Analysis

See “Additional Performance Conditions and Recovery Provisions” beginning on page 95 for more details regarding the performance and recovery provisions applicable to each of the elements of compensation that the Committee approved for the 2023 performance year for the NEOs.

Restricted Stock Units

A portion of Mr. Fairbank’s 2023 compensation consisted of RSUs granted as an incentive for long-term Company performance. The RSU award has a three-year cliff-vesting schedule and vests in full at the end of a three-year performance period beginning on January 1, 2023, settles in cash based on the Company’s average stock price over the 15 trading days preceding the vesting date, and is subject to performance-based vesting provisions and clawback provisions, each as described in more detail under “Additional Performance Conditions and Recovery Provisions” beginning on page 95.

Year-End Incentive Opportunity

A portion of Mr. Fairbank’s 2023 compensation consisted of an opportunity for a year-end incentive based on the Committee’s evaluation of the Company’s performance during 2023 and Mr. Fairbank’s contributions to that performance. For purposes of the year-end incentive, the Committee and the Independent Directors assess the Company’s performance based on the Performance Factors. The Committee believes that these factors appropriately reflect and balance near-term performance and long-term success for the Company’s customers, associates, and stockholders. The Company’s 2023 performance against the Performance Factors is described in more detail under “2023 Year-End Incentive Determination” beginning on page 81.

The year-end incentive, if awarded, (i) will consist of an award of performance shares, and (ii) may also consist of deferred cash, an equity-based award, or both as determined by the Committee and the Independent Directors at the time the award is granted. The performance share awards, the equity-based award, and the deferred cash bonus each have a three-year cliff-vesting schedule and vest in full at the end of a three-year performance period beginning on January 1, 2024. The equity-based awards are subject to performance-based vesting provisions and all three awards are subject to clawback provisions each as described in more detail under “Additional Performance Conditions and Recovery Provisions” beginning on page 95.

Performance Share Awards

The Committee and the Independent Directors believe the performance shares strengthen the alignment between the compensation of our NEOs and the Company’s performance by linking the ultimate payout to pre-established absolute and/or relative performance goals, with the value of the payout ranging from 0% to 150%. The ultimate value of the performance shares upon vesting is determined by the Company’s performance through its stock price. The CEO year-end incentive award consists primarily of performance shares. For the other NEOs, the performance share awards represent approximately 30% of total target compensation. For 2023, the performance share awards were granted in two forms:

∎

Financial Performance Share Units (“Financial Performance Shares”) that vest based on the Company’s financial performance, on an absolute basis and relative to the Performance Share Peers, related to a combination of two metrics: D+TBV and Adjusted ROTCE over a three-year period. The Financial Performance Shares were granted to all NEOs for the 2023 performance year.

∎

Total Shareholder Return Performance Share Units (“TSR Performance Shares”) that vest based on the Company’s TSR relative to the Performance Share Peers over a three-year period. The TSR Performance Shares were granted only to the CEO for the 2023 performance year.

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	77

EXECUTIVE COMPENSATION

Section VI - Compensation Discussion and Analysis

The metrics and formulas applicable to each of the performance share awards are described in more detail below under “Performance Share Award.”

2023 Performance Year	Performance Metric	Performance Share Peers	Performance Period	Performance Share Award Formula	Recipient
Financial Performance Shares	D+TBV and Adjusted ROTCE	KBW Index (as defined on page 79)	3 Years	Relative Performance Measure and Absolute Performance Measure	All NEOs
TSR Performance Shares	TSR			Relative Performance Measure	CEO Only

Performance Share Award Metrics. Each year, the Committee and the Independent Directors evaluate the structure and amount of the equity awards provided to our NEOs, including the Company performance metrics applicable to such awards.

∎

Financial Performance Shares. A portion of the performance shares granted to our CEO and all of the performance shares granted to the NEOs, other than the CEO, for 2023 were granted in the form of Financial Performance Shares. The Committee and the Independent Directors determined that the Financial Performance Share awards granted to the CEO and the other NEOs would be based on the following two metrics:

Common Dividends + Growth of Tangible Book Value per Common Share (D+TBV)

∎   D+TBV rewards strong operational results, balanced stewardship of capital, and long-term stockholder value creation by measuring the value distributed to stockholders (common dividends per share) and the growth of company value created for common stockholders (tangible book value per share).

∎   D+TBV is calculated as the three-year average of the ratios, expressed as a percentage, of (i) the Company’s tangible book value per common share at the end of each year within the performance period, plus total common dividends per share paid during such year, to (ii) the Company’s tangible book value per common share at the beginning of each corresponding year within the performance period.

Adjusted Return on Tangible Common Equity (Adjusted ROTCE)

∎   Adjusted ROTCE rewards balanced capital management and stewardship while capturing current and historical business performance and profitability as compared to the size of our stockholders’ investment in the Company. ROTCE is broadly used in banking as a key performance indicator and component in peer executive compensation programs.

∎   Adjusted ROTCE is calculated as the ratio, expressed as a percentage, of (i) the Company’s net income available to common stockholders, excluding, on a tax-adjusted basis, the impact of impairment, amortization and re-measurement of intangible assets, to (ii) the Company’s average tangible common equity.

To appropriately incentivize long-term value creation in line with the Company’s strategic goals, two-thirds of each Financial Performance Share award will vest based on D+TBV, and one-third of each performance share award will vest based on Adjusted ROTCE. The Committee and the Independent Directors believe that these two performance metrics, in combination, provide a rigorous measurement of Company performance by balancing the creation of long-term stockholder value and the returns generated on stockholders’ investment in the Company.

78	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section VI - Compensation Discussion and Analysis

∎

TSR Performance Shares. In response to stockholder feedback and to further align the interests of the CEO with the interests of stockholders, the Committee and the Independent Directors determined that a portion of the performance share awards granted to the CEO would be based on the Company’s TSR relative to the Performance Share Peers. For the purposes of the TSR Performance Shares, TSR is calculated as indicated below.

Total Shareholder Return (TSR)

∎   TSR measures the change in the value of an investment by stockholders in the common shares of Capital One and is derived from the change in the Company’s stock price plus the value of any common dividends paid by the Company.

∎   TSR is calculated as the change in the value of the applicable common stock over the performance period, taking into account the reinvestment of common dividends on the ex-dividend date. The calculation of the stock price appreciation component of TSR = (Ending Stock Price – Beginning Stock Price) / Beginning Stock Price where (i) “Beginning Stock Price” means the average Stock Price for the 20 trading days immediately preceding the first day of the performance period; (ii) “Ending Stock Price” means the average Stock Price for the 20 trading days immediately preceding and including the last day of the performance period; and (iii) “Stock Price” means the closing price for the day as reported on the applicable exchange or market.

The Committee and the Independent Directors believe that linking a portion of the CEO’s year-end incentive to the Company’s TSR over a three-year period increases the alignment of the CEO’s compensation with the value delivered to stockholders over time. TSR is viewed by investors as a key indicator of the Company’s performance. The TSR Performance Shares create a direct link between CEO compensation and the Company’s stock price and value creation over time. In addition, a significant portion of CEO pay is delivered through equity-based awards, the ultimate value of which will increase or decrease based on the performance of the Company’s stock price in both current and future periods.

Performance Share Award Peer Group. For both the Financial Performance Shares and the TSR Performance Shares, the Company’s performance on each metric is assessed over the three-year period relative to the “Performance Share Peers” which consist of the KBW Bank Index, excluding non-traditional banks that do not focus on lending to consumers and businesses (“KBW Index”). The Committee believes that the KBW Index is an appropriate index against which to assess the Company’s performance because it reflects institutions of a comparable size, risk profile, and business mix to the Company. After the end of the three-year performance period, the Committee will certify the Company’s performance and issue the corresponding number of shares of the Company’s common stock, if any, in accordance with the relative performance hurdles illustrated below.

Performance Share Award Formula. For all performance share awards, the ultimate number of performance shares earned at vesting is determined by a formula based on relative performance and/or absolute performance (in the form of a performance share reduction) measures, with the value of the payout ranging from 0% to 150% of the target performance shares. In addition, the value of the performance shares upon vesting is determined by the Company’s stock price performance. All performance share awards are subject to the Relative Performance Measure (as described below). Only the Financial Performance Shares are subject to the Absolute Performance Measure (as described below). The award agreements applicable to all performance share awards permit the Committee to exclude the initial effects of changes in tax laws, accounting principles or regulations, or other laws or provisions affecting the reported results if the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2004 Stock Incentive Plan or necessary or appropriate to comply with applicable laws, rules, or regulations.

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	79

EXECUTIVE COMPENSATION

Section VI - Compensation Discussion and Analysis

Relative Performance Measure - Financial Performance Shares and TSR Performance Shares. Each year, the Committee and the Independent Directors assess the Company’s performance on the basis of the performance share award metrics relative to the Performance Share Peers. The Company’s TSR or positive Adjusted ROTCE and D+TBV, as applicable, must be at least at the 25th percentile of the Performance Share Peers for any performance shares to vest; target payout will be achieved at the 55th percentile of the Performance Share Peers; and the maximum payout can only be achieved if the Company performs at the 80th percentile of the Performance Share Peers or greater. If the Company’s TSR or Adjusted ROTCE and D+TBV, as applicable, is under the 25th percentile, none of the shares will vest and no payout will be made with respect to the award. After the end of the three-year performance period, the Committee will certify the Company’s performance and issue the corresponding number of shares of the Company’s common stock, if any, in accordance with the graph below. Payouts will range between the values shown below for performance that falls between the points labeled in the graph.

Payout as a Percentage of Target 150% > 125% 100% 75% 50% 25% 0% 80th percentile 150% payout 55th percentile 100% payout 25th percentile 40% payout < 25th percentile 0% payout 25% Performance Percentile 50% 75% 100%

Absolute Performance Measure (Performance Share Reduction) - Financial Performance Shares. The Financial Performance Shares are subject to a performance share reduction feature under which the number of shares issued at settlement will be reduced if the Company’s Adjusted ROTCE for one or more fiscal years completed during the performance period is not positive, no matter how well the Company performs compared to the Performance Share Peers. In each year that the Company does not achieve positive Adjusted ROTCE, the executive will forfeit 50% of that year’s worth of performance shares. If the Company’s Adjusted ROTCE is not positive in each of the three fiscal years in the performance period, the executive will forfeit the entire award of performance shares. See “Performance Share Reduction” on page 97 and “Financial Restatement Clawback” beginning on page 97 for more information. The table below shows potential performance share reduction amounts based on the Company’s Adjusted ROTCE performance.

Number of Years During Performance Period Adjusted ROTCE is Not Positive	Reduction in Number of Units Vesting and Shares Awarded
Zero	No reduction
One	One-sixth reduction
Two	One-third reduction
Three	Entire award forfeited

80	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section VI - Compensation Discussion and Analysis

Equity-Based Award

A portion of the CEO year-end incentive may be granted in the form of an equity-based award, based on the Company and CEO performance for the preceding performance year. For the 2021, 2022, and 2023 performance years, the Committee and the Independent Directors have awarded RSUs to Mr. Fairbank. The vesting of the RSUs is deferred for three years and settlement is in cash based on the Company’s average stock price over the 15 trading days preceding the vesting date. The RSUs are subject to performance-based vesting and clawback provisions, each as described in more detail under “Additional Performance Conditions and Recovery Provisions” beginning on page 95.

Deferred Cash Bonus

A portion of the CEO year-end incentive may be granted in the form of a deferred cash bonus based on the Company and CEO performance for the preceding performance year. Any deferred cash bonus award is mandatorily deferred for three years into the Company’s VNQDCP.

2023 CEO Compensation Decisions

For the 2023 performance year, the Committee and the Independent Directors determined the amount and form of the CEO’s compensation using a balanced approach in the context of our compensation principles and objectives, which encompass a pay-for-performance philosophy. The Committee and the Independent Directors believe that this structure emphasizes variable pay and incentivizes the CEO to invest for the long-term, grow resiliently, manage risk, and deliver sustained stockholder value. This approach provides the Committee and the Independent Directors the best opportunity to determine the amount and form of compensation based on CEO and Company performance as well as stockholder feedback. It also allows for responsiveness to current business and industry conditions and the dynamic nature of executive compensation best practices.

2023 RSU Award

In January 2023, the Committee and the Independent Directors awarded Mr. Fairbank 21,539 RSUs, which had a total grant date value of approximately $2.5 million. The RSU award vests in full on February 15, 2026, settles in cash based on the Company’s average stock price over the 15 trading days preceding the vesting date, and is subject to performance-based vesting provisions and clawback provisions, each as described in more detail under “Additional Performance Conditions and Recovery Provisions” beginning on page 95.

2023 Year-End Incentive Determination

Compensation Committee Process to Determine Year-End Incentive

Company Performance Assessment CEO Contribution Assessment Total Performance Year Compensation Pay Mix

In February 2024, the Committee and the Independent Directors assessed the Company’s performance with respect to the Performance Factors set forth below under “Company Performance Assessment” and Mr. Fairbank’s contributions to that performance as described under “CEO Contribution to Company Performance” found on page 86. Following the performance assessment, the Committee and the Independent Directors determined the total 2023 performance year compensation to be awarded to Mr. Fairbank would be approximately $29.0 million, taking into account the $2.5 million in RSUs awarded to him at the beginning of the performance year. The remaining total compensation to be awarded to Mr. Fairbank for the 2023 performance year was awarded in the form of year-end incentive awards totaling approximately $26.5 million.

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	81

EXECUTIVE COMPENSATION

Section VI - Compensation Discussion and Analysis

2023 Year-End Incentive Awards

After considering the Company’s compensation philosophy and objectives, including the desire to align Mr. Fairbank’s interests with that of the Company’s stockholders and reward performance over multiple horizons, the Committee and the Independent Directors determined that the pay mix for the year-end incentive award would include the following three vehicles:

Performance Shares. 63% of the year-end incentive (58% of Mr. Fairbank’s total 2023 performance year compensation) was awarded in the form of performance shares, with a total grant date value of approximately $16.8 million, under which Mr. Fairbank may receive from 0% to 150% of a target number of 124,852 shares of the Company’s common stock based on the Company’s performance over a three-year period from January 1, 2024 through December 31, 2026.

∎

Financial Performance Shares. $12.6 million, or 75% of the awarded performance shares will vest based on the Company’s financial performance, on an absolute basis and relative to the Performance Share Peers, related to a combination of two metrics: D+TBV and Adjusted ROTCE over a three-year period in the form of Financial Performance Shares as described in “Performance Share Award Formula” on page 79.

∎

TSR Performance Shares. Approximately $4.2 million, or 25% of the awarded performance shares will vest based on the Company’s TSR relative to the Performance Share Peers over a three-year period in the form of TSR Performance Shares as described in “Performance Share Award Formula” on page 79.

In order for the CEO to realize the target value of this award, the Company must achieve above-median financial performance and TSR on a relative basis versus the Performance Share Peers. In addition, the full value of the Financial Performance Share award remains at risk unless a threshold level of Company performance is achieved. The Committee believes that awarding a substantial portion of the year-end incentive in performance shares directly aligns the CEO’s interests with those of stockholders and encourages the CEO to focus on sustainable, long-term success and avoid excessive risk-taking.

RSUs. 18% of the year-end incentive (16% of Mr. Fairbank’s total 2023 performance year compensation) was awarded in the form of 34,929 RSUs with a total grant date value of approximately $4.7 million.

Deferred Cash Bonus. 19% of the year-end incentive (17% of Mr. Fairbank’s total 2023 performance year compensation) was awarded in the form a $5.0 million deferred cash bonus.

82	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section VI - Compensation Discussion and Analysis

Company Performance Assessment

In February 2024, the Committee assessed the Company’s 2023 quantitative and qualitative performance based on the below Performance Factors. The Company performance assessment is used to determine the 2023 year-end incentive awards for all of the NEOs and compensation targets for all NEOs (other than the CEO) for the 2024 performance year. In particular, the Committee considered:

Financial and Operating Performance

Performance Factor	2023 Performance(1)
∎ Revenue ∎ Earnings and EPS ∎ Expense Management ∎ ROA and ROTCE ∎ Capital Management ∎ TSR
		2023	2022
	Net Revenue	$36.8 billion	$34.3 billion
	Pre-Provision Earnings(1)(2)	$16.5 billion	$15.1 billion
	Diluted EPS	$11.95	$17.91
	Return On Average Assets (“ROA”)	1.0%	1.7%
	ROTCE(1)(3)	13.0%	19.9%
	One-Year TSR	44.3%	(34.6)%
	Operating Efficiency Ratio(4)	44.3%	44.2%

∎   Net Revenue of $36.8 billion, an increase of 7.4% from 2022

∎   Net Income of $4.9 billion

∎   Diluted EPS of $11.95, the third-highest level in the Company’s history

∎   Adjusted operating efficiency ratio(4) of 43.5%, an improvement from 44.5% in 2022

∎   ROTCE(1)(3) of 13.0% compared to 19.9% in 2022 as charge-off levels continued to normalize from record pandemic lows and we built our allowance for credit losses to support strong loan growth. ROA was 1.0% compared to 1.7% in 2022

∎   Tangible Book Value per common share(1)(5) of $99.78, an increase of 15.9% from 2022, the result of strong profitability and capital management as well as changes in the prevailing level of interest rates

∎   Strong allowance coverage ratio of 4.8% at December 31, 2023, compared to 4.2% at December 31, 2022, driven by an allowance build of $2 billion to support loan growth and a strong balance sheet

∎   Total capital distribution to common stockholders was $1.5 billion as we completed $600 million in share repurchases and paid $935 million in common dividends. Capital One paid a quarterly dividend of $0.60 per common share in each of the four quarters in 2023.

∎   TSR of 44.3%, 40.8%, and 90% over one-, three-, and five-year periods, respectively, through the period ended December 31, 2023, significantly outperforming the TSR of the KBW Bank Index, which was -0.9%, 7.8%, and 31.6% over the same time periods

(1)

The Committee considers these metrics to be key financial performance measures in its assessment of the Company’s performance, including certain non-GAAP measures. While our non-GAAP measures help investors, and users of our financial information understand the effect of adjusting items on our selected reported results, they may not be comparable to similarly titled measures reported by other companies. See Appendix A for our definition and reconciliation of these non-GAAP measures to the applicable amounts measured in accordance with GAAP.

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	83

EXECUTIVE COMPENSATION

Section VI - Compensation Discussion and Analysis

(2)

Pre-provision earnings is a non-GAAP metric calculated based on total net revenue less non-interest expense for the period. Management believes that this financial metric is useful in assessing the ability of a lending institution to generate income in excess of its provision for credit losses. See Appendix A for our reconciliation of these non-GAAP measures to the applicable amounts measured in accordance with GAAP.

(3)

ROTCE is a non-GAAP measure calculated based on net income (loss) available to common stockholders less income (loss) from discontinued operations, net of tax, for the period, divided by average tangible common equity. See Appendix A for our reconciliation of this non-GAAP measure to the applicable amounts measured in accordance with GAAP.

(4)

Operating efficiency ratio is calculated based on operating expense for the period divided by total net revenue for the period and reflects as-reported results in accordance with GAAP. Adjusted operating efficiency ratio is a non-GAAP measure. See Appendix A for our reconciliation of the non-GAAP measures to the applicable amounts measured in accordance with GAAP.

(5)

Tangible book value per common share is a non-GAAP measure calculated based on tangible common equity divided by common shares outstanding. See Appendix A for our reconciliation of this non-GAAP measure to the applicable amounts measured in accordance with GAAP.

Governance and Risk Management

Performance Factor	2023 Performance
∎ Credit performance and underwriting quality ∎ Risk management and compliance ∎ Balance sheet strength ∎ Board and executive governance

∎   Strong credit results, with a net charge-off rate of 2.7%, up from 1.4% in 2022. Net charge-off rate in our Domestic Card business was 4.6%

∎   Provision for credit losses of $10.4 billion for 2023 compared to $5.8 billion in 2022, the result of industry charge-off normalization and an increase to our allowance for credit losses to support loan growth

∎   Common equity Tier 1 capital ratio(1) of 12.9%, above regulatory minimums

∎   Investments in technology, talent, and business processes to maintain strong compliance, operational, and enterprise risk management programs

∎   Capital One demonstrated strong, sustainable, and well-managed cyber risk management. The Company completed all process, oversight, and governance action items related to the FRB’s 2020 cyber-related consent order, which was officially lifted in 2023.

∎   Active Board engagement and oversight of long-term strategy, culture and values, risk management, and talent management and succession planning

(1)	Common equity Tier 1 capital ratio is a regulatory capital measure calculated based on common equity Tier 1 capital divided by risk-weighted assets.

84	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section VI - Compensation Discussion and Analysis

Strategic Performance

Performance Factor	2023 Performance

∎   Progress toward
achievement of long-term strategy

∎   Execution against corporate imperatives

∎   Disciplined investments in infrastructure, technology and growth initiatives

∎   CEO leadership and performance of executive team

∎   Delivered strong organic growth, driven by both new customers and a deepening and broadening of existing customer and client relationships

∎   Launched new products and services and saw strong growth and engagement with flagship Card and Retail Banking products

∎   Expanded and enhanced our best-in-class digital experiences, including our award-winning mobile app, CreditWise, Capital One Auto Navigator Platform, Capital One Travel portal and Capital One Shopping

∎   Invested in technology talent, software development, and digital capabilities. Expanded enterprise platforms, automation capabilities, and data machine learning and artificial intelligence tools.

∎   Continued to realize operational and innovation benefits from our commitment to the public cloud. Multi-year investments in technology are driving long-term growth, speed, efficiency, and resiliency.

∎   Grew our national Retail Banking franchise with compelling products, innovative digital tools and a differentiated customer experience

∎   Invested $4 billion in marketing as we took advantage of attractive market opportunities to build our brand, welcome new customers, and support our Card and Retail Banking franchises

Winning with Our Customers and Associates

Performance Factor	2023 Performance

∎   Customer advocacy and brand

∎   Recruitment and development of world-class talent

∎   Associate engagement and retention

∎   Diversity, inclusion, and belonging

∎   Corporate reputation and community engagement

∎   Live our values and
champion our culture

∎   Customer advocacy and Net Promoter Scores remained high across products, channels, and experiences. We received numerous awards for excellence and innovation for our products, experiences and customer service.

∎   For the fourth straight year, we were ranked #1 in National Bank for Overall Customer Satisfaction by J.D. Power

∎   Welcomed approximately 6,000 new associates while maintaining a focus on diversity of experiences, skill, backgrounds, and identities in our candidate pipeline

∎   Invested in our talent model, training, and development of associates. Continued to drive DIB in our associate population through recruiting, development, training, resources, and programming.

∎   Embraced our hybrid working model and maintained high associate engagement, inclusion, and morale as measured in our regular enterprise-wide surveys and other listening channels

∎   Made significant philanthropic donations as a part of our Impact Initiative to support socioeconomic mobility. Associates volunteered hundreds of thousands of hours to mission-aligned nonprofit organizations

∎   Ranked #15 on Fortune magazine’s 100 Best Companies to Work For® list, which marks our third consecutive year in the top 15 and our twelfth consecutive year on this list

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	85

EXECUTIVE COMPENSATION

Section VI - Compensation Discussion and Analysis

CEO Contribution to Company Performance

In determining the CEO’s 2023 year-end incentive awards, in addition to the above factors, the Committee and the Independent Directors also assessed Mr. Fairbank’s contributions to Capital One’s 2023 performance. Under Mr. Fairbank’s leadership, the Company delivered very strong financial and operating results, resilient account and loan growth, and strong stewardship of stockholder capital. The Company deftly navigated a challenging period of elevated stress on bank funding and liquidity as well as significant scrutiny of the banking industry. As revenue growth slowed, the Company proactively managed operating expenses and delivered improved year-over-year operating efficiency. Capital One’s careful and successful management of the Company’s post-pandemic loan originations, which sought to account for credit score inflation and elevated industry supply, led to positive separation between Capital One’s and competitors’ consumer credit metrics over the course of 2023. The Company returned significant capital to stockholders through common dividends and share repurchases while continuing to invest in growth, technology and data capabilities and marketing.

Solid financial results and strong momentum on long-term strategy resulted in the Company’s share price rising 41%, 46 percentage points above the KBW Bank Index. Capital One shares also significantly outperformed the S&P 500 index by 17 percentage points. The Company’s one-year TSR, which combines stock returns with the distribution of common dividends, significantly outperformed the peer comparator group, the KBW Bank Index, and the S&P 500.

Capital One maintained strong market positions, drove resilient growth and returns across the Company’s lines of business, and maintained high customer advocacy scores. Our Card business delivered strong loan growth and record purchase volume as it capitalized on the benefits of new products, compelling rewards, strong brand advocacy and a technology-driven customer and digital experience. Our Consumer Banking business achieved solid earnings, strong deposit growth, and resilient auto loan originations. Our Commercial Banking business also delivered solid returns despite navigating challenging industry headwinds.

Capital One continued to invest in talent and our modern technology and data environment while realizing the many benefits of our migration to the cloud. We are embracing the potential of artificial intelligence and machine learning and finding opportunities to leverage innovative tools to reimagine the customer experience. Capital One recruited skilled, experienced and diverse talent and maintained high associate engagement and morale scores as measured in our regular enterprise-wide surveys. The Company was recognized externally for being an exceptional place to launch or grow one’s career. Mr. Fairbank maintained a keen focus on building and sustaining strong risk management practices and controls and embedding resilience into our operations and financial choices, and, in 2023, the FRB lifted its 2020 cyber-related consent order. In addition, Mr. Fairbank continued to model and reinforce the Company’s culture, values and mission with associates, recruits, partners, suppliers, and investors.

The Committee and the Independent Directors believe that the Company’s tactical and strategic choices in recent years, led by Mr. Fairbank, have resulted in strong stockholder returns and will continue to contribute to increasing stockholder value over time.

The Committee and the Independent Directors also took into account Mr. Fairbank’s unique role as the founder of Capital One, as well as peer group CEO compensation levels and structure, the tenures of peer companies’ CEOs, and the varying degrees of success those CEOs have had in leading their respective companies in 2023 and over time. The Committee and the Independent Directors recognized that Mr. Fairbank does not receive a cash salary, and 100% of his compensation is deferred for at least three years.

The Committee and the Independent Directors believe that the actions taken by Mr. Fairbank and the other NEOs throughout 2023 drove very strong financial and operating results and continued the momentum of the Company toward the achievement of its long-term strategic objectives. These actions and choices have positioned the Company to deliver strong and sustainable financial performance, maintain resilience, and create enduring value to stockholders.

86	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section VI - Compensation Discussion and Analysis

CEO Compensation by Performance Year

Below is a table showing Mr. Fairbank’s compensation awards as they are attributable to the performance years indicated. Mr. Fairbank’s actual total compensation for performance year 2023 was approximately $29.0 million. See “Year-End Incentive Opportunity” beginning on page 77 for additional information regarding the year-end incentive granted to Mr. Fairbank for performance year 2023.

Performance Year	Cash Salary	Long-Term Incentive	Year-End Incentive			Total
		Cash-Settled RSUs	Deferred Cash Bonus	Cash- Settled RSUs	Performance Shares
2023	$—	$2,500,032	$5,000,000	$4,700,046	$16,800,085	$29,000,163
2022	$—	$2,500,021	$4,250,000	$2,850,099	$16,525,118	$26,125,238
2021	$—	$1,750,060	$4,550,000	$3,000,055	$18,200,225	$27,500,340

Comparison to Summary Compensation Table Information

The table above is presented to show how the Committee views Mr. Fairbank’s compensation and to which year the compensation awards relate. This table differs substantially from the Summary Compensation Table beginning on page 104 and is therefore not a substitute for the information required in that table. There are two principal differences between the Summary Compensation Table and the table above:

∎

The table above reports equity-based awards as compensation for the performance year for which they were awarded, even if the award was granted in one year based on performance for the prior year. The Summary Compensation Table reports equity-based awards in the year in which they were granted. As a result, the performance share awards and cash-settled RSUs granted to Mr. Fairbank in January 2023 for the 2022 performance year, for example, are shown in the table above as 2022 compensation but will be shown in the Summary Compensation Table as 2023 compensation.

∎

The Summary Compensation Table reports the change in pension value and non-qualified deferred compensation earnings and all other compensation. These amounts generally are not a result of current-year compensation determinations and are not shown above.

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	87

EXECUTIVE COMPENSATION

Section VI - Compensation Discussion and Analysis

Settlement of Performance Shares Granted in February 2021

In February 2021, the Committee and the Independent Directors granted the NEOs Financial Performance Shares under which the NEOs could receive in 2024 between 0% to 150% of a target number of shares of the Company’s common stock based on the Company’s financial performance between January 1, 2021 and December 31, 2023 (“2021 Financial Performance Shares”). Each year, the Committee and the Independent Directors assess the Company’s relative performance based on the applicable performance share award metrics relative to the Performance Share Peers over the three-year performance period, and where appropriate, apply a performance share reduction based on the Company’s absolute performance. See “Performance Share Award Formula” on page 79 for a description of the performance share award formula applicable to the 2021 Financial Performance Shares.

Company Performance and Percentile Rank 2021 Settlement Value 2/3 D+TBV 1/3 Adjusted ROTCE []%

Based on the Committee and the Independent Directors’ assessment of the Company’s relative and absolute performance over the three-year performance period, the 2021 Financial Performance Shares settled at 131.33% of their target value. Two-thirds of each Financial Performance Share award vested based on D+TBV, and one-third of each performance share award vested based on Adjusted ROTCE. The Company performed at the 67th percentile relative to the KBW Index with respect to D+TBV and at the 94th percentile relative to the KBW Index with respect to Adjusted ROTCE. The Company achieved positive Adjusted ROTCE for each of the three years of the performance. Such that the 2021 Financial Performance Shares settled without a performance share reduction. See “Absolute Performance Measure (Performance Share Reduction) — Financial Performance Shares” on page 80 for more information regarding the performance share reduction feature applicable to the 2021 Financial Performance Shares.

In February 2021, the Committee and the Independent Directors granted the CEO TSR Performance Shares under which the CEO could receive in 2024 between 0% and 150% of a target number of shares of the Company’s common stock based on the Company’s relative TSR between January 1, 2021 and December 31, 2023 (“2021 TSR Performance Shares”). Beginning this year, the Committee and the Independent Directors assess the Company’s TSR relative to the Performance Share Peers over the three-year performance period. See “Performance Share Award Formula” on page 79 for a description of the performance share award formula applicable to the 2021 TSR Performance Shares.

Based on the Committee and the Independent Directors’ assessment of the Company’s relative performance over the three-year performance period, the 2021 TSR Performance Shares settled at 150% of their target value. The entire TSR Performance Share award vested based on the Company’s relative TSR, which was at the 89th percentile relative to the KBW Index.

88	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section VI - Compensation Discussion and Analysis

Additional Pay Elements

As part of the CEO compensation program, the Committee and the Independent Directors also approved certain other programs intended to support Mr. Fairbank’s productivity, well-being, and security. These programs provide some level of personal benefit and are not generally available to all associates. For 2023, these programs included the following:

∎	Executive term life insurance with a benefit level of $5 million

∎	The ability to participate in a comprehensive voluntary annual health screening

∎	Maintenance for Mr. Fairbank’s home office

∎	The monitoring and maintenance of an electronic home security system

∎	Personal use of the corporate aircraft services

The Committee has determined that the nature and value of these programs are comparable to those offered to similarly situated executives at our peers. Additional details on these programs can be found in the “Named Executive Officer Compensation” section beginning on page 104.

2024 CEO Compensation Program

Each year, the Committee and the Independent Directors perform a comprehensive review of the CEO compensation program in consideration of Company and CEO performance, peer comparator group performance, historical pay information, market practices and trends, the market for talent, stockholder and other stakeholder feedback, and other relevant points of information that the Committee and the Independent Directors consider appropriate to assess the program and CEO compensation level and pay design. The Committee and the Independent Directors continue to believe that the CEO compensation program aligns Mr. Fairbank’s compensation with the Company’s performance over the appropriate time horizons, effectively balances risk, and supports the Company’s executive compensation goals and principles.

In February 2024, the Committee and the Independent Directors reviewed the 2023 compensation structure utilized for Mr. Fairbank and determined that, for 2024, the CEO compensation program would be unchanged and continue to consist of two components:

∎

An Equity or Equity-Based Award. The Committee and the Independent Directors granted to Mr. Fairbank 18,580 RSUs, which had a total grant date value of approximately $2.5 million and will vest in full on February 15, 2027, settle in cash based on the Company’s average stock price over the 15 trading days preceding the vesting date, and are subject to performance-based vesting provisions.

∎

A Year-End Incentive Opportunity. Mr. Fairbank will have an opportunity for a year-end incentive award, with the amount granted based on CEO and Company performance in 2024. Any year-end incentive award granted to the CEO (i) will continue to consist primarily of performance share awards, including an award of TSR Performance Shares and Financial Performance Shares, under which he may receive 0% to 150% of a target number of shares of Capital One common stock based on the Company’s financial performance and TSR over a three-year period; and (ii) may also consist of deferred cash, an equity-based award, or both.

In this manner, the CEO’s compensation will continue to be completely at-risk based on the Company’s and Mr. Fairbank’s performance, and all CEO compensation continues to be subject to a three-year deferred vesting or payout. As in prior years, Mr. Fairbank will not receive any cash salary in 2024. Any deferred cash or equity-based award will pay out or vest after a three-year deferral period. The Committee and the Independent Directors will use their judgment to determine whether to make the year-end incentive award, the form of the award and the value of the award. The Committee and the Independent Directors will base these determinations on the Committee’s evaluation of the Company’s performance in 2024 relative to the same factors described earlier under “Year-End Incentive Opportunity” beginning on page 77, related to financial and operating performance, governance and risk management, strategic performance and winning with our customers and associates, and Mr. Fairbank’s contribution to that performance.

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	89

EXECUTIVE COMPENSATION

Section VI - Compensation Discussion and Analysis

NEO Compensation

In this section, “NEO Compensation,” the term “NEO” refers to the NEOs other than the CEO.

2023 NEO Compensation Program and Components

The Committee annually reviews and approves the form, timing, and amount of compensation for all of our executive officers, including those who are ultimately reported as NEOs, and makes recommendations to the Independent Directors for final approval. The Committee takes into account each NEO’s historical performance, individual roles and responsibilities, contributions expected from each NEO in the future as well as the recommendations of the CEO, including his assessment of each NEO’s performance. In January 2023, the Committee and the Independent Directors approved the 2023 compensation program, which is designed to be consistent with the Company’s pay-for-performance philosophy.

Based on market practices and trends, a review of peer comparator information and in response to stockholder feedback, NEO total target compensation is composed of 20% base salary, 25% cash incentive opportunity, and 55% long-term incentive opportunity, which will consist of performance shares and stock-settled RSUs as determined by the Committee. The Committee believes that this pay mix balances stockholder interests while effectively rewarding and motivating key talent.

For the 2023 performance year, the NEOs received a mix of approximately 51% cash and 49% equity-based compensation as follows: cash salary, determined at the beginning of the performance year; and a cash incentive and long-term incentive awards, determined following the end of the performance year based on the Committee’s evaluation of Company and individual performance during the past year. The long-term incentive awards granted for the 2023 performance year consisted of performance shares (approximately 27% of total awarded compensation) and stock-settled RSUs (approximately 22% of total awarded compensation). All of the equity awards vest over a three-year period. The terms of the performance share awards are substantially similar to the terms of the Financial Performance Share awards granted to our CEO in 2023, as described earlier under “Performance Share Awards” beginning on page 77. The table below summarizes the NEO compensation program that the Committee and the Independent Directors approved for the 2023 performance year.

The total target compensation of the NEOs for the 2023 performance year was composed of base salary awarded at the beginning of the performance year and a year-end incentive opportunity that, if granted, may consist of equity awards in the form of performance shares and/or RSUs, and a cash incentive. The chart below shows the 2023 components of NEO compensation as an approximate percentage of NEO total target compensation:

Base Salary 18% Cash-Based 51% Cash Incentive 33% Equity-Based 49% Total target Compensation Range $4.97 million - $6.73 million Long-term incentives (Performance Shares and RSUs) 49%

90	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section VI - Compensation Discussion and Analysis

The table below summarizes the components of the NEO compensation program for the 2023 performance year:

Compensation Element	Timing of Award Determination	Basis for Award	Vesting Schedule	Performance and Recovery Provisions

Base Salary	January 2023	Overall experience, skills, performance, knowledge, and market data	Paid in cash throughout the performance year	Not applicable

Cash Incentive	February 2024	Reward for 2023 Company Performance	Paid in cash in February 2024	∎ Financial restatement clawback
Performance Shares	February 2024	Reward for 2023 Individual Performance and Incentive for Long-Term Company Performance	Vest at the end of the 3-year performance period based on achievement of performance factors	∎ Performance share reduction ∎ Misconduct clawback ∎ Financial restatement clawback
Stock-Settled RSUs			3-year ratable vesting	∎ Performance-based vesting provisions ∎ Misconduct clawback ∎ Financial restatement clawback

See “Additional Performance Conditions and Recovery Provisions” beginning on page 95 for more details regarding the performance and recovery provisions applicable to each element of compensation that the Committee approved for the 2023 performance year for the NEOs.

Based on the above framework, the Committee and the Independent Directors determined the 2023 total target compensation for each NEO by considering the following factors:

∎	each NEO’s performance relative to the Company’s strategic objectives

∎	Capital One’s financial performance

∎	the NEO’s appropriate management of risk

∎

the role and qualifications of each NEO (for example, the NEO’s scope of responsibility, experience, and tenure and the demonstration of competencies consistent with the Company’s values and the ability to deliver strong, sustainable business results)

∎	appropriate internal pay differentials and the desire to foster teamwork and collaboration

∎	historical pay levels

∎	available role-specific market compensation data from peer comparator companies

∎	available information on the structure of compensation packages for senior executives at peer comparator companies

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	91

EXECUTIVE COMPENSATION

Section VI - Compensation Discussion and Analysis

∎	market trends in executive compensation (for example, current rates of pay and the prevalence and types of incentive vehicles)

∎	the overall structure of the executive compensation program

Base Salaries

In 2023, the Committee and the Independent Directors approved 2023 cash base salaries for the NEOs ranging from $987,577 to $1,341,385. Individual details for each NEO are provided in the table below showing compensation by performance year.

Year-End Incentive Awards

A portion of the NEOs’ 2023 compensation consisted of an opportunity for a year-end incentive award based on Company and the NEO’s individual performance in 2023. This award, if granted, may consist of long-term incentive awards in the form of performance shares and/or RSUs, and a cash incentive award. In February 2024, the Committee and the Independent Directors determined to award each NEO performance shares, a cash incentive award, and RSUs as recognition of Company and NEO individual performance in 2023. The year-end incentive awards are subject to performance-based vesting and clawback provisions as discussed below under “Additional Performance Conditions and Recovery Provisions” beginning on page 95.

Cash Incentive Awards

The cash incentive awards provided to the NEOs are based on the Committee’s evaluation of the Company’s performance during 2023. In January 2023, the Committee and the Independent Directors established a target value for the cash incentive for each NEO consisting of approximately 25% of the NEOs’ total target compensation. The Committee and the Independent Directors may determine to award 0% to 150% of the cash incentive target value based on Company performance. For purposes of the cash incentive awards, the Committee and the Independent Directors assess the Company’s performance based on the Performance Factors. The Committee believes that these factors appropriately reflect and balance near-term performance and long-term success for the Company’s customers, associates, and stockholders. See “Company Performance Assessment” beginning on page 83 for details regarding the Performance Factors.

In February 2024, the Committee and the Independent Directors approved cash incentive awards for the NEOs ranging from approximately $1.9 million to $2.5 million, representing a payout at 150% of the target award values established by the Committee in January 2023, based on actual Company performance in 2023. Individual details for each NEO are provided in the table below showing compensation by performance year. The assessment of Company performance for the NEOs is consistent with the assessment performed in connection with the CEO year-end incentive award. The Committee and the Independent Directors determined that these awards were appropriate in light of the Company’s performance as described under “2023 Year-End Incentive Determination” beginning on page 81 in connection with the determinations by the Committee and the Independent Directors relating to the CEO’s year-end incentive awards.

Long-Term Incentive Awards

Long-term incentive awards are designed to reward individual performance and align a significant portion of compensation with achievement of both annual and long-term performance goals. In determining the actual amounts to be awarded to each NEO, the Committee considered each NEO’s contribution to the Company’s performance for 2023, as well as the individual performance of each NEO. The Committee also received input from the CEO on his assessment of each NEO’s individual performance and his recommendations for compensation of the NEOs. The CEO also assessed the degree to which the NEO balanced risks inherent in the NEO’s role. These assessments included the use of both quantitative and qualitative risk measures and were compiled by the Chief Enterprise Risk Officer and reviewed by the Chief Human Resources Officer, and separately the Chief Audit Officer compiled and reviewed the assessment for the Chief Enterprise Risk Officer and the Chief Credit and Financial Risk Officer, before such assessments were presented to the Committee and the Independent Directors for their consideration.

92	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section VI - Compensation Discussion and Analysis

In February 2024, the Committee and the Independent Directors granted long-term incentive awards, consisting of stock-settled RSUs and performance shares, to the NEOs, as recognition for individual NEO performance in 2023 and to drive further long-term performance. The long-term incentive awards granted to these NEOs for performance year 2023 ranged from approximately $2.7 million to $3.7 million. Long-term incentive awards are linked to performance in two ways:

∎	The size of the award is based on each NEO’s individual performance assessment for the year just completed

∎	The ultimate value of the award is dependent on Capital One’s performance over time

The terms of the performance share awards are substantially similar to the terms of the Financial Performance Shares awarded to our CEO for performance year 2023, as described earlier under “Performance Share Award Metrics” beginning on page 78. The NEOs do not receive TSR Performance Shares. The NEO stock-settled RSUs vest ratably in one-third increments starting on the first anniversary of the grant date.

2023 NEO Year-End Incentive Compensation Decisions

Andrew M. Young - Chief Financial Officer

Mr. Young was awarded a cash incentive of $1,864,500 and long-term incentive awards consisting of 9,236 stock-settled RSUs and a target amount of 11,083 performance shares with a total grant date fair value for both awards of $2,734,125. The Committee and the Independent Directors determined to grant these awards based upon Mr. Young’s leadership of the Company’s finance organization, robust investor outreach agenda, well-managed efforts to drive efficiencies leveraging technology in financial reporting, and reduction of regulatory risk across key business processes. In addition, the Committee and the Independent Directors also considered Mr. Young’s collaborative partnership across the management team, sound judgment, strong balance sheet, funding and liquidity management during times of market dislocation, and commitment to talent development and Company culture.

Frank G. LaPrade, III - Chief Enterprise Services Officer and Chief of Staff to the CEO

Mr. LaPrade was awarded a cash incentive of $2,524,500 and long-term incentive awards consisting of 12,503 stock-settled RSUs and a target amount of 15,003 performance shares with a total grant date fair value for both awards of $3,701,207. The Committee and the Independent Directors determined to grant these awards based upon Mr. LaPrade’s role in key strategic initiatives, including our data transformation initiative and international expansion, the exceptional performance of the Company’s brand marketing, his sound judgment, and thoughtful and rigorous management of risk. The Committee and the Independent Directors also considered Mr. LaPrade’s inspirational leadership and problem solving, as well as his focus on recruiting, developing and retaining strong talent.

Sanjiv Yajnik - President, Financial Services

Mr. Yajnik was awarded a cash incentive of $2,370,000 and long-term incentive awards consisting of 11,742 stock-settled RSUs and a target amount of 14,091 performance shares with a total grant date fair value for both awards of $3,476,088. The Committee and the Independent Directors determined to grant these awards based upon Mr. Yajnik’s leadership driving solid performance in the Financial Services business, establishment of partnerships, strategic enhancements to the Dealer Navigator and Auto Navigator platforms, and focus on constant innovation. The Committee and the Independent Directors also considered Mr. Yajnik’s motivational leadership, development of strong talent, elevation of the Company’s brand as a recognized community leader in diversity and as a top place to work, as well as his focus on maintaining strong customer satisfaction.

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	93

EXECUTIVE COMPENSATION

Section VI - Compensation Discussion and Analysis

Robert M. Alexander - Chief Information Officer

Mr. Alexander was awarded a cash incentive of $2,070,000 and long-term incentive awards consisting of 10,256 stock-settled RSUs and a target amount of 12,307 performance shares with a total grant date fair value for both awards of $3,036,077. The Committee and the Independent Directors determined to grant these awards to Mr. Alexander based upon his strong leadership, which created operational efficiencies, drove strategic initiatives and focused on risk management and cybersecurity which led to the FRB lifting its cyber-related consent order. The Committee and the Independent Directors also considered Mr. Alexander’s leadership in the Company’s international expansion and his significant investment in inclusivity and talent development.

NEO Compensation by Performance Year

The table below shows actual NEO compensation as it is attributable to the performance year indicated.

Name	Performance Year	Base Salary	Year-End Incentive			Total
		Cash Salary	Cash Incentive	Long-Term Incentive
				Stock- Settled RSUs	Performance Shares
Andrew M. Young	2023	$987,577	$1,864,500	$1,242,796	$1,491,328	$5,586,201
	2022	$940,692	$1,656,200	$1,182,289	$1,418,840	$5,198,021
	2021	$894,815	$1,687,500	$1,125,076	$1,350,032	$5,057,423
Frank G. LaPrade, III	2023	$1,341,385	$2,524,500	$1,682,404	$2,018,804	$7,567,093
	2022	$1,292,154	$2,286,200	$1,877,200	$2,252,570	$7,708,124
	2021	$1,155,538	$2,175,822	$1,595,156	$1,914,127	$6,840,643
Sanjiv Yajnik	2023	$1,259,615	$2,370,000	$1,580,004	$1,896,085	$7,105,704
	2022	$1,219,077	$2,146,200	$1,532,356	$1,838,781	$6,736,414
	2021	$1,136,231	$2,139,822	$1,495,653	$1,794,754	$6,566,460
Robert M. Alexander(1)	2023	$1,100,077	$2,070,000	$1,380,047	$1,656,030	$6,206,154
	2022	$—	$—	$—	$—	$—
	2021	$—	$—	$—	$—	$—

(1)	No amounts are reported for Mr. Alexander for 2022 and 2021 because he was not an NEO in 2022 and 2021.

This table is presented to show how the Committee views compensation actions and to which year the compensation awards relate, but it differs substantially from the Summary Compensation Table and Pay Versus Performance Table beginning on pages 104 and 120, respectively, required to be included in this proxy statement and is therefore not a substitute for the information required in those tables. There are two principal differences between the Summary Compensation Table and the above table:

∎

The table above reports equity-based awards as compensation for the performance year for which they were awarded, even if the award was granted in one year based on performance for the prior year. The Summary Compensation Table reports equity-based awards in the year in which they were granted. As a result, the stock-settled RSUs and performance share awards granted in February 2024 for the 2023 performance year, for example, are shown in the above table as 2023 compensation.

∎

The Summary Compensation Table reports the change in pension value and non-qualified deferred compensation earnings and all other compensation. These amounts generally are not a result of current-year compensation determinations and are not shown above.

94	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section VI - Compensation Discussion and Analysis

Additional Pay Elements

The Committee provides certain other programs intended to support the NEOs’ productivity, well-being, and security. These programs provide some level of personal benefit and are not generally available to all associates. For 2023, these programs included the following:

∎	Executive term life insurance with a benefit level of $5 million

∎	The ability to participate in a comprehensive voluntary annual health screening

∎	An automobile lease or the use of transportation services

∎	The monitoring and maintenance of an electronic home security system

∎	Personal use of the corporate aircraft services

The Committee has determined that the nature and value of these programs are comparable to those offered to similarly situated executives at our peers. Additional details on these programs can be found in the “Named Executive Officer Compensation” section beginning on page 104.

2024 NEO Compensation Program

Each year, the Committee reviews the NEO compensation program in light of Company performance data, peer comparator group performance data, historical pay information, data on specific market practices and trends, stockholder feedback, and other relevant points of information. The program consists of multiple compensation vehicles that directly link the NEOs’ compensation with the Company’s performance over multiple time horizons, align the NEOs’ interests with the interests of the Company’s stockholders, support safety and soundness, and encourage appropriate risk-taking. In February 2024, the Committee and the Independent Directors approved the 2024 compensation program for our NEOs, which is substantially similar to the 2023 program.

Additional Performance Conditions and Recovery Provisions

The awards granted to our NEOs include the following provisions that are designed to further enhance alignment between pay and performance and balance the risks that our incentive compensation programs might otherwise encourage:

∎	Performance-based vesting provisions

∎	Performance share reduction

∎	Misconduct clawback

∎	Financial restatement clawback

These terms and conditions apply to certain incentive awards granted to every executive officer and not just to the NEOs.

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	95

EXECUTIVE COMPENSATION

Section VI - Compensation Discussion and Analysis

Performance-Based Vesting Provisions

Performance- Based Vesting Provisions

We include performance-based vesting provisions in each award of stock options, if any, and stock-settled RSUs granted to NEOs and each award of cash-settled RSUs granted to the CEO. These provisions will reduce the total value delivered to the executive at vesting if the Company does not meet certain performance thresholds during the three-year vesting period. The total value can be reduced to zero if the performance threshold is not met in any of the three years in the performance period.

The ultimate value that our NEOs receive from equity-based incentive awards is tied to our stock price performance over the vesting period. In addition, the Committee nevertheless determined that these awards should be subject to additional performance conditions so that the value received by the executives is also conditioned upon the Company continuing to meet certain operating performance thresholds for each and every fiscal year ending in the three-year vesting period. Any forfeitures will be cumulative over the three-year vesting period. In this manner, regardless of our executives’ past performance and our stock price performance, the awards subject to performance-based vesting remain at risk of complete forfeiture over the three-year vesting period.

Performance-based vesting provisions apply to the following awards:

∎	All NEO stock-settled RSUs

∎	All CEO cash-settled RSUs

These performance conditions do not present any upside potential for the NEOs’ compensation but instead create an additional at-risk element to the compensation that has been awarded to them. Imposing these additional performance conditions is designed to further reflect our approach of balancing risk and performance over the long term.

For awards granted since January 2014, vesting is conditioned on the Company achieving positive Core Earnings (as defined below). If Core Earnings are not positive for any fiscal year in the vesting period, the named executive officer will automatically forfeit 50% of one year’s worth of vesting (i.e., one-sixth of the total award). In addition, the Committee will determine the extent to which any named executive officer was accountable for the outcome and, based on such determination, the Committee will decide whether any or all of the remaining 50% of one year’s worth of vesting will also be forfeited. The Committee may also decide to delay the vesting of the applicable portion of the award not so forfeited. For the NEOs, these determinations will be made each year prior to the scheduled vesting date, based on the Core Earnings for the fiscal year ended prior to such vesting date. For the CEO, these determinations will be made prior to the scheduled vesting date at the end of the three-year vesting period, taking into account Core Earnings for each fiscal year within the period.

Core Earnings focuses on whether profits are being generated by our basic business, as opposed to other factors that may not reflect business fundamentals. The applicable award agreements define “Core Earnings” to mean the Company’s net income available to common stockholders, excluding, on a tax-adjusted basis, the impact of (i) impairment or amortization of goodwill and intangible assets, and (ii) the build or release of the allowance for credit losses, calculated as the difference between the provision for credit losses and charge-offs, net of recoveries. The Committee believes that Core Earnings is an appropriate performance metric to employ for these performance-based vesting provisions because the metric captures major operational costs and risks to the Company’s business, including charge-offs, operating expenses, market and competitive risks, and costs to maintain adequate levels of capital and liquidity. The metric is based on net income available to common stockholders and it also includes the impact of discontinued operations.

96	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section VI - Compensation Discussion and Analysis

Performance Share Reduction

Performance Share Reduction

Each performance share award granted to the NEOs provides that the total value delivered at vesting will be reduced if for any year in the three-year performance period the Company does not achieve positive Adjusted ROTCE. The total value can be reduced to zero if positive Adjusted ROTCE is not achieved in all of the three years in the performance period. This reduction can occur regardless of where Adjusted ROTCE ranks relative to a comparator group.

Each of the performance share awards granted to the NEOs is subject to reduction in the event that the Company’s Adjusted ROTCE for any fiscal year in the three-year performance period is not positive. These reductions will occur regardless of how well the Company’s Adjusted ROTCE compares to the Performance Share Peers. If the Company does not achieve positive Adjusted ROTCE for one year in the performance period, the total number of shares issued on the vesting date will be reduced by one-sixth. If the Company does not achieve positive Adjusted ROTCE for two years in the performance period, the total number of shares issued on the vesting date will be reduced by one-third. If the Company does not achieve positive Adjusted ROTCE for any of the three years in the performance period, the NEOs will forfeit the entire award. In this manner, even if we outperform compared to the comparator group, the performance share awards are at risk of complete forfeiture if we do not achieve a threshold level of performance on an absolute basis. For additional information, see “Performance Share Award Formula” on page 79.

Misconduct Clawback

Misconduct Clawback

Each incentive award granted to the NEOs, other than the cash incentive award granted to the NEOs other than the CEO, is subject to a recoupment policy that allows the Committee to seek recovery of all unvested portions of the awards in the event there has been misconduct resulting in a violation of law or Company policy and the NEO committed the misconduct or failed in their responsibility to manage or monitor the applicable conduct or risks.

The misconduct clawback provisions have been designed to apply broadly to a range of potential manifestations of misconduct at any level of the executive’s organization. Misconduct includes any violation of law or Company policy that causes significant financial or reputational harm to the Company that either the executive committed or failed in their responsibility to manage or monitor. The unvested portions of all applicable incentive awards are subject to recovery and at risk of complete forfeiture. In each case, the Committee will determine the amount of compensation to recover, allowing the Committee to calibrate each recovery to the facts and circumstances giving rise to the need for such recovery. In the event the Committee exercises these clawback provisions, the Company intends to disclose the aggregate amount that the Committee has determined to recover, so long as the underlying event has already been publicly disclosed in the Company’s filings with the SEC.

Financial Restatement Clawback

Financial Restatement Clawback	Each incentive award granted to the NEOs is subject to a recoupment policy that allows the Company to recover compensation following a financial restatement.

The Company has adopted the Clawback Policy to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), SEC, and NYSE requirements, and each incentive award granted to the NEOs is subject to the Clawback Policy. Incentive-based compensation granted to our executive officers includes a

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	97

EXECUTIVE COMPENSATION

Section VI - Compensation Discussion and Analysis

clawback that is triggered in the event that the Company is required to issue a restatement of its financial statements, pursuant to the Dodd-Frank Act. If the executive would have been entitled to less compensation under the restated financial statements, the Company shall reasonably and promptly recover the excess compensation awarded to such executive, on a pre-tax basis, subject to certain exceptions. The recoupment period covers compensation received during the three fiscal years preceding the date that the Board concludes or should have concluded that the Company is required to prepare a restatement or when the Company is directed to prepare a restatement by a court, regulatory body or other legally authorized body.

Process and Criteria for Compensation Decisions

The Committee considers a number of factors in making compensation decisions with respect to the NEOs. The Committee relies on a range of objective data including Company performance data, peer comparator group performance data, historical pay information, data on specific market practices and trends, stockholder feedback, and other relevant points of information to inform its business judgment.

Use of Outside Consultants for NEO Compensation

The Committee engages FW Cook, an independent compensation consultant, to assist in the design of the CEO compensation program. FW Cook assists the Committee in a number of ways, including proposing and evaluating a peer comparator group, gathering relevant compensation data from the peer group, discussing relevant market trends and context and developing recommendations on possible plan designs.

The Chief Human Resources Officer and other members of the Company’s Human Resources department assist the CEO in developing compensation recommendations for the NEOs other than the CEO for the Committee’s consideration. The Human Resources department typically uses multiple surveys as sources of market compensation data. FW Cook also provides additional market reference points that the Committee and the Independent Directors use when evaluating NEO compensation, and other outside consultants provide information to the Human Resources department regarding market practices, trends, and research reports. The Human Resources department is responsible for analyzing the information obtained from the outside consultants and presenting it to the CEO, who considers the information and makes his compensation recommendations for the other NEOs to the Committee and the Independent Directors.

A consultant from FW Cook is present at Committee meetings during which CEO and NEO compensation is discussed and provides market data as well as an independent perspective regarding CEO and NEO compensation practices. FW Cook has no other engagement with, and performs no other services for, Capital One other than the services described above. See the discussion under “Compensation Committee Consultant” beginning on page 42 for additional information about FW Cook.

98	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section VI - Compensation Discussion and Analysis

Peer Groups

Peer Group to Determine Level and Components of Compensation

In order to attract, retain, and motivate top executive talent and non-employee directors consistent with our compensation program objectives, the Committee reviews data annually from a group of peer companies that are similar in size, business, and industry to the Company. These organizations are intended to represent the marketplace of companies with which Capital One competes for business and for executive talent. The compensation data from the peer group is used to inform the Committee’s determination of the structure and the total compensation target values of the compensation program for the NEOs other than the CEO as well as the total level of compensation for the CEO. The peer comparator group is reviewed each year and adjusted, as appropriate, so that the peer comparator group companies reflect Capital One’s competitive environment. The Committee examines pay practices and data for the peer group companies as a source of benchmarking data to assess the competitiveness of our compensation levels and pay components. As part of this analysis, a consultant from FW Cook presents a comprehensive report to the Committee that highlights the size, scope, and performance information from the peer companies across a variety of metrics and presents recommendations for changes to the peer group, as applicable. The Committee specifically considers the Company’s percentile rank versus peer comparator companies across the following financial metrics:

∎ Revenue ∎ Assets ∎ Market value ∎ Net income available to common stockholders ∎ U.S. deposits ∎ Loans held for investment ∎ Diluted EPS growth	∎ Adjusted ROA ∎ Common equity Tier 1 capital ratio ∎ Charge-off rate ∎ Ratio of stock price to tangible book value ∎ Ratio of stock price to earnings ∎ TSR

After reviewing this information, the Committee recommends a final peer comparator group to the Independent Directors for approval. The peer comparator group is reviewed each year and adjusted, as appropriate, so that the size, scope, performance, and business focus of the peer comparator companies (i) reflect Capital One’s competitive environment, (ii) mitigate market data volatility, (iii) recognize the Company’s focus on technological innovations in the banking industry, and (iv) position the Company near the median with regard to the size of the companies in the group. For 2023, the peer comparator group was the same group as 2022 and included the following companies:

∎ Ally Financial (ALLY)	∎ Goldman Sachs (GS)	∎ Regions (RF)

∎ American Express (AXP)	∎ J.P. Morgan Chase (JPM)	∎ Synchrony (SYF)

∎ Bank of America (BAC)	∎ Mastercard (MA)	∎ Truist Financial (TFC)

∎ Citigroup (C)	∎ Morgan Stanley (MS)	∎ U.S. Bancorp (USB)

∎ Discover Financial Services (DFS)	∎ PayPal (PYPL)	∎ Visa (V)

∎ Fifth Third Bancorp (FITB)	∎ PNC Financial Services (PNC)	∎ Wells Fargo (WFC)

The Committee and the Independent Directors believe that this peer comparator group reflects the competitive environment for the Company, particularly the performance and business focus of the companies in the peer comparator group and the competition for executive talent. As of December 31, 2023, Capital One was positioned at or near the median of the peer comparator group in terms of total assets, loans, deposits, revenues, market value and net income.

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	99

EXECUTIVE COMPENSATION

Section VI - Compensation Discussion and Analysis

Peer Group to Determine Settlement of Performance Share Awards

For both the Financial Performance Shares and the TSR Performance Shares, the Company’s performance on each metric is assessed over the three-year period relative to the Performance Share Peers. See “Performance Share Award Peer Group” on page 79 for a description and discussion of the Performance Share Peers.

Tally Sheets

In addition to considering market data from our peer comparator group (when available), the Committee also conducts an annual comprehensive review of tally sheets for the CEO and each NEO which reflect all components of compensation and include total compensation and potential payouts. Each tally sheet summarizes multiple components of current and historical compensation. The tally sheets assist with the Committee’s understanding of the historical context that is relevant to current compensation decisions, such as the CEO and each NEO’s unrealized equity value.

Other Compensation Arrangements

Pension and Non-Qualified Deferred Compensation Plans

Capital One does not have any active pension plans for the NEOs. In 2023, each of our NEOs participated in Capital One’s VNQDCP, which is a voluntary, non-qualified deferred compensation plan that restores participating NEOs, excluding the CEO, to the level of savings they would have achieved if they had not been impacted by Internal Revenue Service limits governing our qualified 401(k) plan. It also allows the NEOs, excluding the CEO, to defer additional pre-tax compensation in order to save for retirement. The CEO participates in the VNQDCP on a non-voluntary basis, as the deferred cash portion of his year-end incentive is mandatorily deferred in the VNQDCP for three years. Capital One periodically reviews pension and other deferred compensation programs and practices at our peer comparator companies and across the financial services industry. We also review changes in the legal and regulatory environment pertaining to retirement programs.

Details of the VNQDCP can be found under “Capital One’s Voluntary Non-Qualified Deferred Compensation Programs” on page 112.

Employment Agreements

Capital One typically does not enter into defined term employment agreements with the NEOs in order to maintain maximum flexibility in establishing separation terms at the appropriate time and considering their current circumstances. The Committee retains full discretion to approve employment agreements on an exception basis and has done so for exceptional circumstances in the past. None of the current NEOs have an employment agreement.

Change of Control Agreements

Each NEO currently employed by the Company is a party to an agreement providing certain benefits if the executive’s employment terminates in connection with a change of control, as well as compensation and benefits protections during the two-year period following the change of control.

The change of control agreements define compensation and benefits payable to NEOs in certain merger and acquisition scenarios. The Committee believes these agreements provide the NEOs with some certainty and allow the NEOs to remain neutral and consider a full range of strategic decisions that are focused on maximizing stockholder value. The change of control agreements are also intended to allow Capital One’s businesses to operate with minimal disruption in the event of a change of control by providing each NEO with an incentive to remain in their leadership role up to and beyond the transaction date. In addition to compensation and benefits protections during a two-year protection period after a change of control, the NEOs are entitled to severance benefits under the agreements if their employment is actually terminated as a result of (or in anticipation of) certain merger and acquisition scenarios.

100	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section VI - Compensation Discussion and Analysis

Both eligibility for participation and the structure of payments under these agreements are designed to be aligned with market practice in the banking and financial services industry. Our program is designed so that our stockholders are not faced with disproportionate severance costs that may impair potential merger opportunities. In addition, our change of control agreements for executive officers do not provide for excise tax “gross-up” payments.

Projections of potential payouts to the NEOs under these agreements are included in the total compensation tally sheets reviewed by the Committee on an annual basis. Although the potential change of control payouts do not necessarily impact annual decisions on NEO pay, reviewing this information allows the Committee to fully understand the downstream implications of its decisions and the resulting impact to the Company and its stockholders. Additional details regarding these agreements can be found under “Payments Under Certain Termination Scenarios” beginning on page 115.

Post-Employment Compensation Practices

The CEO has no employment or severance arrangement with the Company other than the change of control agreement as described above. If an NEO, excluding the CEO, separates from Capital One, they are entitled to receive the amounts set forth in the Company’s Executive Severance Plan, which provides for a payment of up to 30% of the NEO’s then-current total target compensation plus a pro-rated severance bonus based on the NEO’s target cash incentive in the event of involuntary termination without cause due to restructuring. Additional benefits include partially subsidized health, dental, and vision benefits for a period of up to 18 months through continuation of health coverage (“COBRA”), and outplacement services for a period of up to one year following separation. The Committee may exercise its discretion in approving additional amounts in light of all relevant circumstances, including the NEO’s term of employment, past accomplishments, reasons for separation from the Company, potential risks, and the NEO’s willingness to restrict their future action(s), such as through an agreement not to compete or solicit the Company’s customers or associates. In addition, following a separation from Capital One, certain equity-based awards will continue to vest according to their original terms, as described under “Payments Under Certain Termination Scenarios” beginning on page 115.

Capital One has entered into agreements with certain NEOs that contain restrictive covenants related to confidentiality, non-competition, non-solicitation, and ownership of work product. For additional information, see “Restrictive Covenants” beginning on page 114.

Upon retiring from the Company, associates, including the NEOs, will have access to a variety of medical plans through a private exchange. Generally, retirees who meet the criteria for subsidized retiree medical coverage and enroll in a plan through the private exchange will receive funding from Capital One in a Health Reimbursement Account (“HRA”). NEOs who meet the retirement criteria may also elect to receive 18 months of COBRA coverage. In addition, certain equity-based awards will continue to vest according to their original terms, as described under “Payments Upon Retirement” beginning on page 115.

Other Aspects of Executive Compensation

Stock Ownership and Retention Requirements

Consistent with their responsibilities to our stockholders, the executive officers are required to maintain a significant financial stake in the Company. To this end, the CEO and the other NEOs must own shares of Capital One common stock with a fair market value of at least the following (“Stock Ownership Requirement”):

Role	Ownership Requirement	Post-Termination Ownership Requirement
CEO	$10.5 million	$5.25 million
Other NEOs and Executive Officers	3x annual cash salary	1.5x annual cash salary

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	101

EXECUTIVE COMPENSATION

Section VI - Compensation Discussion and Analysis

Given that the CEO’s compensation program does not include a base salary, his Stock Ownership Requirement is based on an amount established annually by the Committee and the Independent Directors. The CEO’s Stock Ownership Requirement was increased to an amount equal to six multiplied by $1.75 million, or $10.5 million. In addition, the CEO and all other NEOs are required to continue to hold 50% of their Stock Ownership Requirement for one year following termination, retirement, or ceasing to serve as an executive officer, except in case of termination by death, disability, or in connection with a change of control. The Committee and the Independent Directors believe that these Stock Ownership Requirements have increased the alignment of CEO and all other NEO compensation with stockholder interests.

Ownership requirements may be fulfilled using the following shares:

∎	Shares owned without restriction

∎	Unvested restricted stock

∎	Unvested stock-settled RSUs

∎	Shares acquired through the 2002 Associate Stock Purchase Plan

∎	Shares owned through the Capital One Stock Fund in Capital One’s 401(k) plan

Unexercised stock options and unvested performance share awards may not be used to fulfill ownership requirements.

The Committee reviews the guidelines and monitors the CEO’s and the other NEOs’ compliance with them. New executive officers are given five years from the date of promotion to or appointment as an executive officer to comply with the Stock Ownership Requirements. In the event that an executive officer is not in compliance with these requirements, the Committee has the right to take action, including reducing the executive officer’s compensation. The CEO and all other NEOs are currently in compliance with this requirement.

The Company has stock retention requirements for certain equity awards made to the CEO and the other NEOs. With respect to awards of performance shares and stock-settled RSUs that vest (i) during an executive’s term of employment with Capital One, or (ii) as applicable, prior to the first anniversary of such executive’s separation from Capital One, each executive must hold 50% of the after-tax net shares acquired (“Retained Shares”) for a period of one year after the acquisition date of the shares. In addition, for performance shares and stock-settled RSUs granted after January 2021, the Company requires that Retained Shares continue to be held beyond the one-year period until the CEO and the other NEOs’ Stock Ownership Requirement, as described above, is met. These stock ownership and retention requirements apply to all of our executive officers.

Prohibition of Hedging, Speculative Trading Activities, and Pledging

As part of the commitment by Capital One’s leadership team to maintain public confidence in the long-term growth of Capital One’s stock, Capital One maintains a policy prohibiting hedging and speculative trading activities. Specifically, the policy prohibits certain individuals from engaging in short sales, hedging transactions, or speculative trading in derivative securities of Capital One stock. The policy applies to all Capital One directors, officers (as defined under Section 16 of the Exchange Act), and together with Capital One directors, “Control Group Members”), and associates who (i) serve at the Senior Vice President level or above, (ii) report directly to a Control Group Member, or (iii) are otherwise determined by Capital One’s General Counsel to be an “insider.” The policy applies to all shares of Capital One stock held by those persons covered by the policy, regardless of whether the stock was granted as compensation by Capital One or is otherwise held directly or indirectly. Capital One also prohibits its Control Group Members from using Capital One securities, including common stock, in a margin account or pledging Capital One securities as collateral for a loan.

102	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section VI - Compensation Discussion and Analysis

Equity Grant Practices

Capital One strives to maintain equity grant practices that demonstrate high standards of corporate governance. Annual incentive awards generally are approved by the Committee and the Independent Directors (or by authority delegated to the Chief Human Resources Officer for certain associates who are not executive officers) at regularly scheduled meetings in the first quarter of each year. The date of grant is the actual date on which the Committee approves the awards. The Committee may grant awards of restricted stock, RSUs, stock options, or other equity awards outside of the annual incentive cycle. The Committee has delegated authority to the CEO to award restricted stock and to the Chief Human Resources Officer to award stock-settled and cash-settled RSUs (but not options or other equity awards) to associates who are not executive officers, subject to a maximum amount of $2 million for any associate in any one year with an aggregate $50 million annual limit. These awards are designed to be used for new hires and for special programs designed by management to incentivize, retain, and reward current associates of the Company. The Committee reviews all grants made by delegation at least once per year and approves all grants that exceed the annual delegation limit.

With respect to awards of stock options, the exercise price is always the Fair Market Value of Capital One common stock on the date of grant. Under the terms of our 2004 Stock Incentive Plan, “Fair Market Value” is equal to the closing price of Capital One common stock on the date of grant. The Company does not seek to time equity grants to take advantage of material non-public information, and in no event is the grant date set to a date that is prior to the date of approval.

Tax Considerations

The Committee carefully considers the tax impacts of its compensation programs on the Company, as well as on its executives. To maintain flexibility in compensating executive officers, the Committee does not require all compensation to be paid or awarded in a tax-deductible manner.

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	103

EXECUTIVE COMPENSATION

Section VII—Named Executive Officer Compensation

2023 Summary Compensation Table

The Summary Compensation Table below provides information about compensation for the fiscal years ended December 31, 2023, 2022, and 2021 for the NEOs. As discussed in the “Compensation Discussion and Analysis” section beginning on page 63, our executive compensation program is heavily weighted towards equity-based and at-risk elements of compensation. Under SEC rules, equity-based compensation is reported in the Summary Compensation Table below in the year in which it is awarded, which may not correlate to the year for which it is paid.

With respect to the compensation reported below for our CEO:

∎

82% of the CEO’s total compensation shown in the table below for 2023 and 83% of the CEO’s 2023 performance year compensation is equity-based and at-risk to the performance of the Company’s stock price, with 100% of his compensation deferred for at least three years.

∎

Amounts shown in the table below for the CEO for 2023 represent cash-settled RSUs granted in January 2023 and a deferred cash bonus awarded in February 2024 for 2023 performance. The CEO also was granted cash-settled RSUs and performance shares in February 2024 for the 2023 performance year, which are not shown in the table below.

∎	Amounts shown in the “Stock Awards” column for 2023 also include cash-settled RSUs granted to the CEO in January 2023 for the 2022 performance year.

With respect to the compensation reported below for the NEOs other than the CEO:

∎	In 2023, 2022 and 2021, base salary comprised approximately 20% of total target compensation and a cash incentive comprised approximately 25% of total target compensation.

∎

Amounts shown in the table below also include performance shares and stock-settled RSUs granted in January or February of that year for the prior performance year. The NEOs also were granted equity awards in February 2024 for the 2023 performance year, which are not shown in the table below. See footnote 2 to the Summary Compensation Table on page 105, for more details on the amendments to the Financial Performance Share award agreements and the TSR Performance Share award agreements granted in February 2021.

104	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section VII - Named Executive Officer Compensation

Amounts paid to the CEO and the other NEOs in 2023 for other compensation and benefit programs are listed under the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” and “All Other Compensation” columns. The details of these program amounts are provided in the footnotes to the table:

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings(3)	All Other Compensation (*)	Total
Richard D. Fairbank Chairman and CEO(4)	2023	$—	$5,000,000	$23,458,681	$10,832	$120,060	$28,589,573
	2022	$—	$4,250,000	$23,248,940	$5,462	$100,909	$27,605,311
	2021	$—	$4,550,000	$15,817,843	$3,540	$86,170	$20,457,553
Andrew M. Young Chief Financial Officer(5)	2023	$987,577	$1,864,500	$2,601,129	$—	$206,771	$5,659,977
	2022	$940,692	$1,656,200	$2,475,108	$—	$190,486	$5,262,486
	2021	$894,815	$1,687,500	$604,534	$—	$179,450	$3,366,299
Frank G. LaPrade, III Chief Enterprise Services Officer and Chief of Staff to the CEO(5)	2023	$1,341,385	$2,524,500	$4,345,491	$—	$268,922	$8,480,298
	2022	$1,292,154	$2,286,200	$3,509,283	$—	$247,826	$7,335,463
	2021	$1,155,538	$2,175,822	$3,041,144	$—	$228,788	$6,601,292
Sanjiv Yajnik President, Financial Services(5)	2023	$1,259,615	$2,370,000	$3,604,059	$—	$316,895	$7,550,569
	2022	$1,219,077	$2,146,200	$3,290,407	$—	$310,343	$6,966,027
	2021	$1,136,231	$2,139,822	$3,283,589	$—	$469,069	$7,028,711
Robert M. Alexander, Chief Information Officer(6)	2023	$1,100,077	$2,070,000	$3,586,636	$—	$237,865	$6,994,578
	2022	$—	$—	$—	$—	$—	$—
	2021	$—	$—	$—	$—	$—	$—

(1)

The amount shown in this column for Mr. Fairbank in 2023 reflects his deferred cash bonus awarded in February 2024 for 2023 performance as described under “Year-End Incentive Opportunity” beginning on page 77. For NEOs other than Mr. Fairbank, the amount shown in this column for 2023 reflects the cash incentive awarded in February 2024 for 2023 performance, as described under “2023 NEO Compensation Program and Components” beginning on page 90.

(2)

The amounts shown in this column represent the grant date fair value of performance shares, stock-settled RSUs, and cash-settled RSUs granted to the NEOs, calculated in accordance with FASB ASC Topic 718. The grant date fair value of performance shares included in this column assumes a payout at the target performance level. The grant date fair value for the 2023 TSR Performance Shares granted to Mr. Fairbank is determined by multiplying the target number of shares by a valuation using a Monte Carlo simulation, which determined a grant date fair value of $126.89 per share (109.32% of the Company’s closing stock price on the grant date). The valuation was based on a Monte Carlo simulation using the following assumptions: (i) expected volatility based on the historical stock price volatility of the Company and the implied volatility of the Company’s exchange-traded options (44.81%); (ii) expected risk-free interest rate based on the U.S. Treasury rates as of the grant date (3.86%); and (iii) the length of the remaining performance period as of the grant date (2.93 years). See footnote 3 to the 2023 Grants of Plan-Based Awards Table below for additional information, including performance share awards at maximum performance on a per executive basis. The amounts shown also include the incremental expense from the amendment of the performance share awards agreements originally granted on February 4, 2021 to Messrs. Fairbank, LaPrade, Yajnik, and Alexander to give the Committee the ability to take into consideration companies that failed, merged, or were acquired during the performance period for the purposes of defining the Performance Share Peers, but do not yet include the incremental expense from the amendment of the performance share award agreements originally granted on February 3, 2022 and January 26, 2023.

(3)

The amounts shown in this column represent the change in the actuarial present value of the accumulated pension benefits for Mr. Fairbank under the Cash Balance Pension Plan and the Excess Cash Balance Plan.

(4)

Mr. Fairbank’s compensation for 2023 consisted of cash-settled RSUs and a year-end incentive opportunity (which was paid in the form of a deferred cash bonus, cash-settled RSUs, and performance shares), in addition to certain perquisites. Mr. Fairbank received a portion of his total compensation for 2023 in January 2023 (cash-settled RSUs), which is reflected in the table above for 2023. Mr. Fairbank received the remainder of his compensation for 2023 in February 2024 (the year-end incentive opportunity delivered in the form of a deferred cash bonus, cash-settled RSUs, and performance shares). The portion of the year-end incentive opportunity delivered as a deferred cash bonus to Mr. Fairbank in February 2024 is included in the table above, while the portion delivered as cash-settled RSUs and performance shares will be included in next year’s table pursuant to SEC rules. See “CEO Compensation by Performance Year” beginning on page 87 for more information on how the Committee makes compensation decisions and to which year the compensation awards relate.

(5)

For NEOs other than the CEO, compensation for 2023 consisted of a cash base salary, a cash incentive, performance shares, and stock-settled RSUs, in addition to certain perquisites. The performance shares and stock-settled RSUs awarded for 2023 performance were granted in February 2024 and are not included in the table above. The performance shares and stock-settled RSUs granted in January

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	105

EXECUTIVE COMPENSATION

Section VII - Named Executive Officer Compensation

2023 for 2022 performance are included in the table above for 2023. See “NEO Compensation by Performance Year” beginning on page 94 for more information on how the Committee makes compensation decisions and to which year the compensation awards relate.

(6)	In accordance with SEC rules, no amounts are reported for Mr. Alexander for 2022 and 2021 because he was not an NEO in 2022 and 2021.

(*)	All other compensation for the NEOs consists of the following:

Named Executive Officer	Auto(a)	Travel and Aircraft(b)	Health Screening(c)	Security(d)	Company Contributions to Defined Contribution Plans(e)	Insurance(f)	Other(g)

Richard D. Fairbank	$—	$—	$2,083	$27,994	$—	$39,300	$50,683

Andrew M. Young	$27,461	$—	$3,100	$—	$163,950	$4,260	$8,000

Frank G. LaPrade, III	$26,789	$—	$3,545	$7,301	$216,750	$9,600	$4,937

Sanjiv Yajnik	$74,947	$—	$3,338	$4,196	$204,450	$18,960	$11,004

Robert M. Alexander	$38,214	$—	$3,990	$0	$180,450	$9,600	$5,612

(a)

The cost of these benefits is determined on an annual basis and includes, as applicable, annual car lease or car service, automobile service fees, costs attributable to the difference between fair market value and the purchase price paid for the leased vehicle, and other related miscellaneous expenses (such as fuel and maintenance). Mr. Fairbank does not participate in the Company-provided automotive benefit.

(b)

NEOs are required to reimburse the Company for personal use of the corporate aircraft, subject to limitations under federal aviation regulations and other applicable law. In 2023, there was no incremental cost associated with the NEOs’ use of the corporate aircraft for personal travel.

(c)	Represents cost attributable to the annual physical program where executives have the opportunity to receive a comprehensive health screening once a year.

(d)

Represents aggregate cost to the Company for home security services provided to executives. The amounts also include costs attributable to a security guard who provides personal security to Mr. Fairbank and operates Mr. Fairbank’s personal vehicle. The percent of personal use of the security guard’s services is applied to the full expense amount of personal security.

(e)

Represents Company contributions under qualified (401(k)) and non-qualified deferred compensation programs and other supplemental executive retirement benefits. The maximum 401(k) match for calendar year 2023 was $24,750 which all NEOs except the CEO received. See the 2023 Non-Qualified Deferred Compensation table below for additional information on the contribution.

(f)	Represents life insurance premiums paid on behalf of the executives.

(g)

Represents contributions made by Capital One to charitable organizations chosen by the CEO (for 2023, the amount of these contributions was $40,000) and the other NEOs. This also includes NEO usage of Capital One-sponsored event tickets, memberships to Velocity Black, and recognition items.

2023 Grants of Plan-Based Awards

The Grants of Plan-Based Awards table provides details on equity incentive plan awards granted in 2023, including cash-settled RSUs, performance shares, and stock-settled RSUs. The columns reporting “Estimated Future Payouts Under Equity Incentive Plan Awards,” “All Other Stock Awards,” and “All Other Option Awards” relate to Capital One’s equity-based incentives awarded to the NEOs.

2023 Grants to CEO

For 2023, awards granted to the CEO consist of Financial Performance Shares and TSR Performance Shares (each as defined on pages 78 and 79, respectively, under “Performance Share Awards”) granted in January 2023 as part of the CEO’s 2023 compensation program and (i) cash-settled RSUs granted in January 2023 for 2022 performance and (ii) cash-settled RSUs granted in January 2023 for the 2023 performance year, representing 9% of the CEO’s total compensation for the 2023 performance year.

106	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section VII - Named Executive Officer Compensation

Performance Shares

The actual number of shares earned and issued with respect to Financial Performance Shares will be based on the Company’s D+TBV and Adjusted ROTCE (each as described on page 78 under “Performance Share Award Metrics”) over the three-year period from January 1, 2023 through December 31, 2025, relative to the Performance Share Peers (as described on page 79). In addition, the total value delivered at vesting will be reduced if the Company’s Adjusted ROTCE for one or more fiscal years completed during the performance period is not positive, no matter how well the Company performs relative to the Performance Share Peers.

The actual number of shares earned and issued with respect to TSR Performance Shares will be based on the Company’s TSR (as defined on page 78 under “Performance Share Award Metrics”) over the three-year period from January 1, 2023 through December 31, 2025, relative to the Performance Share Peers.

See “2023 CEO Compensation Components” beginning on page 76 for more details on the 2023 performance share awards. Dividend equivalents are accrued on the performance shares at the same time as dividends are paid out to holders of shares of Capital One common stock and are paid out as additional shares only on the performance shares that actually vest based on the results certified by the Committee.

See footnote 2 to the Summary Compensation Table on page 105, for more details on the amendments to the Financial Performance Share award agreements and the TSR Performance Share award agreements granted in February 2021.

RSUs

Cash-settled RSUs were granted in January 2023 for 2022 performance, and cash-settled RSUs were granted in January 2023 for the 2023 performance year. The cash-settled RSUs vest in full on February 15, 2026 and settle in cash based on the average closing price of Capital One common stock for the 15 trading days preceding the vesting date. Dividend equivalents are accrued on the cash-settled RSUs at the same time as dividends are paid to holders of shares of Capital One common stock and are paid in cash at the time of vesting, adjusted for performance-based vesting results. See “2023 CEO Compensation Program and Components” beginning on page 75 for more details on the 2023 cash-settled RSU awards.

2023 Grants to NEOs (other than the CEO)

For 2023, the awards granted to NEOs other than the CEO consist of Financial Performance Shares and stock-settled RSUs granted in January 2023 for the 2022 performance year.

Performance Shares

The actual number of shares earned and issued with respect to Financial Performance Shares will be based on the Company’s D+TBV and Adjusted ROTCE over the three-year period from January 1, 2023 through December 31, 2025, relative to the Performance Share Peers. In addition, the total value delivered at vesting will be reduced if the Company’s Adjusted ROTCE for one or more fiscal years completed during the performance period is not positive, no matter how well the Company performs relative to the Performance Share Peers. See “2023 CEO Compensation Components” beginning on page 76 for more details on the 2023 performance share awards. Dividend equivalents are accrued on the performance shares at the same time as dividends are paid out to holders of shares of Capital One common stock and are paid out as additional shares only on the performance shares that actually vest based on the results certified by the Committee.

Stock-Settled RSUs

The stock-settled RSUs granted on January 26, 2023 vest in three equal annual installments beginning on February 15 of the year after the date of grant. Dividend equivalents are accrued on the stock-settled RSUs at the same time as dividends are paid to holders of shares of Capital One common stock and are paid in cash at the time of vesting, adjusted for performance-based vesting results. These awards (as well as cash-settled RSUs for the CEO) reported

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	107

EXECUTIVE COMPENSATION

Section VII - Named Executive Officer Compensation

below are also subject to performance-based vesting provisions that are associated with Core Earnings. As a result, the total number of shares delivered at vesting will be reduced if the Company does not achieve certain performance thresholds during the three-year vesting period. See “Additional Performance Conditions and Recovery Provisions” beginning on page 95 for more details on the performance-based vesting provisions.

2023 Grants of Plan-Based Awards Table

Name	Award Type	Date of Grant(1)	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock Awards
			Threshold	Target	Maximum
Richard D. Fairbank	Financial Performance Shares(2)	1/26/2023	0	106,833	160,250	—	$12,400,106
	TSR Performance Shares(3)	1/26/2023	0	35,539	53,309	—	$4,509,544
	Cash-Settled RSUs(4)	1/26/2023	—	—	—	24,555	$2,850,099
	Cash-Settled RSUs(5)	1/26/2023	—	—	—	21,539	$2,500,032

Andrew M. Young	Financial Performance Shares(2)	1/26/2023	0	12,224	18,336	—	$1,418,840
	Stock-Settled RSUs	1/26/2023	—	—	—	10,186	$1,182,289

Frank G. LaPrade, III	Financial Performance Shares(2)	1/26/2023	0	19,407	29,111	—	$2,252,570
	Stock-Settled RSUs	1/26/2023	—	—	—	16,173	$1,877,200

Sanjiv Yajnik	Financial Performance Shares(2)	1/26/2023	0	15,842	23,763	—	$1,838,781
	Stock-Settled RSUs	1/26/2023	—	—	—	13,202	$1,532,356

Robert M. Alexander	Financial Performance Shares(2)	1/26/2023	0	15,900	23,850	—	$1,845,513
	Stock-Settled RSUs	1/26/2023	—	—	—	13,250	$1,537,928

(1)	Date on which awards were approved by the Committee and the Independent Directors and granted to the NEOs.

(2)

The Financial Performance Shares are reported based on the probable outcome of the performance conditions as of the grant date and excludes potential accrued dividend equivalents. The amounts shown do not include the incremental expense from the amendment of the performance share awards agreements originally granted on February 4, 2021 to Messrs. Fairbank, LaPrade, Yajnik, and Alexander, as provided in the Summary Compensation Table on page 104. The amounts shown also do not include the incremental expense from the amendments of the performance share award agreements originally granted on February 3, 2022 and January 26, 2023.

(3)

The TSR Performance Shares granted to Mr. Fairbank are reported based on the probable outcome of the performance conditions as of the grant date. See footnote 2 to the 2024 Summary Compensation Table above for additional information regarding the grant date fair value for the TSR Performance Shares. The amounts shown do not include the incremental expense from the amendment of the performance share award agreement originally granted on February 4, 2021 to Mr. Fairbank as provided in the Summary Compensation Table on page 104. The amounts shown also do not include the incremental expense from the amendments of the performance share award agreements originally granted on February 3, 2022 and January 26, 2023.

(4)	Grant of cash-settled RSUs after the end of the performance year, representing a portion of Mr. Fairbank’s 2022 year-end incentive opportunity.

(5)	Grant of cash-settled RSUs at the beginning of the performance year, representing a portion of Mr. Fairbank’s 2023 total compensation.

108	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section VII - Named Executive Officer Compensation

2023 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
Richard D. Fairbank	108,944	$4,210,625	203,125	$22,380,304
Andrew M. Young	—	$—	5,767	$661,071
Frank G. LaPrade, III	27,955	$1,220,539	28,919	$3,208,977
Sanjiv Yajnik	—	$—	32,321	$3,582,486
Robert M. Alexander	—	$—	24,848	$2,757,504

(1)	The value realized is the pre-tax value of the shares (market price less the exercise price) received.

(2)

The value realized for awards, other than certain cash-settled RSUs and performance shares, is the pre-tax value of the number of shares multiplied by the closing price of Capital One common stock on the vesting date, as reported by the NYSE Composite Transaction Tape. For performance shares, the value realized also reflects the accrued dividends paid out as additional shares as of the date the performance share award results were certified by the Committee. Except for cash-settled RSUs that were vested and released in connection with tax withholding on January 26, 2023, the pre-tax value realized for all other cash-settled RSUs and value realized is the number of shares multiplied by the closing price of Capital One common stock for the 15 trading days preceding the vesting date, in accordance with the terms of the applicable awards. The value included in the table above that was realized from cash-settled RSUs for Mr. Fairbank was $4,310,529.

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	109

EXECUTIVE COMPENSATION

Section VII - Named Executive Officer Compensation

2023 Outstanding Equity Awards at Fiscal Year-End Table

Name	Option Awards(1)					Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price(2)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested(3)
Richard D. Fairbank	1/29/2015	115,812	—	$74.96	1/28/2025	—	$—	—	$—
	2/4/2016	106,973	—	$63.73	2/3/2026	—	$—	—	$—
	2/2/2017	81,486	—	$86.34	2/2/2027	—	$—	—	$—
	2/4/2021	—	—	$—	—	17,270(4)	$2,264,442	—	$—
	2/4/2021	—	—	$—	—	15,196(4)	$1,992,500	—	$—
	2/4/2021	—	—	$—	—	—	$—	104,916(5)	$13,756,586
	2/4/2021	—	—	$—	—	—	$—	39,944(5)	$5,237,457
	2/3/2022	—	—	$—	—	20,011(4)	$2,623,842	—	$—
	2/3/2022	—	—	$—	—	16,676(4)	$2,186,557	—	$—
	2/3/2022	—	—	$—	—	—	$—	138,075(6)	$18,104,394
	2/3/2022	—	—	$—	—	—	$—	46,026(6)	$6,034,929
	1/26/2023	—	—	$—	—	24,555(4)	$3,219,652	—	$—
	1/26/2023	—	—	$—	—	21,539(4)	$2,824,194	—	$—
	1/26/2023	—	—	$—	—	—	$—	160,250(6)	$21,011,980
	1/26/2023	—	—	$—	—	—	$—	53,309(6)	$6,989,876
Andrew M. Young	2/4/2021	—	—	$—	—	1,789(7)	$234,574	—	$—
	2/3/2022	—	—	$—	—	5,058(7)	$663,205	—	$—
	2/3/2022	—	—	$—	—	—	$—	13,656(6)	$1,790,575
	1/26/2023	—	—	$—	—	10,186(7)	$1,335,588	—	$—
	1/26/2023	—	—	$—	—	—	$—	18,336(6)	$2,404,216
Frank G. LaPrade, III	2/4/2021	—	—	$—	—	4,090(7)	$536,281	—	$—
	2/4/2021	—	—	$—	—	—	$—	19,338(5)	$2,535,599
	2/3/2022	—	—	$—	—	7,172(7)	$940,393	—	$—
	2/3/2022	—	—	$—	—	—	$—	19,362(6)	$2,538,745
	1/26/2023	—	—	$—	—	16,173(7)	$2,120,604	—	$—
	1/26/2023	—	—	$—	—	—	$—	29,111(6)	$3,817,034
Sanjiv Yajnik	2/4/2021	—	—	$—	—	4,416(7)	$579,026	—	$—
	2/4/2021	—	—	$—	—	—	$—	20,879(5)	$2,737,654
	2/3/2022	—	—	$—	—	6,724(7)	$881,651	—	$—
	2/3/2022	—	—	$—	—	—	$—	18,155(6)	$2,380,484
	1/26/2023	—	—	$—	—	13,202(7)	$1,731,046	—	$—
	1/26/2023	—	—	$—	—	—	$—	23,763(6)	$3,115,805
Robert M. Alexander	2/2/2017	21,347	—	$86.34	2/2/2027	—	$—	—	$—
	2/4/2021	—	—	$—	—	3,853(7)	$505,205	—	$—
	2/4/2021	—	—	$—	—	—	$—	18,215(5)	$2,388,351
	2/3/2022	—	—	$—	—	5,593(7)	$733,354	—	$—
	2/3/2022	—	—	$—	—	—	$—	15,099(6)	$1,979,781
	1/26/2023	—	—	$—	—	13,250(7)	$1,737,340	—	$—
	1/26/2023	—	—	$—	—	—	$—	23,850(6)	$3,127,212

(1)

Stock options granted generally have time-based vesting schedules, are exercisable upon vesting and vest earlier upon the optionee’s termination of employment for death, disability, or, beginning with awards granted in 2015, termination by Capital One without cause or

110	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section VII - Named Executive Officer Compensation

by the individual for “good reason” within two years following (or in anticipation of) a change of control of Capital One. For the treatment of stock options after the optionee’s retirement, see “Payments Upon Retirement” beginning on page 115 for details.

(2)	For stock options, the exercise price is equal to the closing price of common stock on the date of grant as reported by the NYSE Composite Transaction Tape.

(3)	Market value is based on the closing price of a share of Capital One common stock on the last trading day of 2023 as reported by the NYSE Composite Transaction Tape.

(4)

A portion of the award is subject to vest following the first and second anniversary of the grant date in connection with required tax-related withholdings made by the Company on behalf of the executive; the remaining shares vest in full on February 15 after the third anniversary of the date of grant. The awards are subject to performance-based vesting provisions (see “Performance-Based Vesting Provisions” on page 96 for details).

(5)

Represents the number of shares expected to be issued, excluding accrued dividend equivalents, for the performance share awards granted on February 4, 2021 as of December 31, 2023. Shares were issued on March 11, 2024 with the following issuance date values (including accrued dividends paid out as additional shares): $15,373,629 and $5,853,120, respectively for Mr. Fairbank; $2,833,722 for Mr. LaPrade; $3,059,551 for Mr. Yajnik; and $2,669,093 for Mr. Alexander. The number of shares an executive receives under a performance share award is dependent on the Company’s performance over the applicable three-year performance period.

(6)

Represents the maximum number of shares the executive may receive under the performance share awards granted. The actual number of shares an executive receives under a performance share award is dependent on the Company’s performance over the applicable three-year performance period and may range from 0% to 150% of target. The value reported excludes dividend equivalents accrued with respect to performance shares which are paid in shares at the time the underlying performance shares are issued, and only with respect to the number of shares that actually vest. The Committee will certify the performance of the Company over the applicable performance period by March 15 after the third anniversary of the grant.

(7)

Awards vest one-third annually beginning on February 15 after the first anniversary of the date of grant. Awards are subject to performance-based vesting provisions (see “Performance-Based Vesting Provisions” on page 96 for details).

Pension Benefits

Capital One Pension Benefit Programs

Capital One does not currently maintain a pension benefit program. Prior to November 1995, Capital One offered a Cash Balance Pension Plan (“CBPP”) and an Excess Cash Balance Pension Plan (“Excess CBPP”) to all full-time salaried associates and certain executive officers. Both of these programs were frozen in December 1995; however, interest continues to accrue on plan balances on a quarterly basis for the CBPP and on a monthly basis for the Excess CBPP.

The CBPP interest rate changes annually, based on the average yield of five-year U.S. Treasury Securities for the month of October of the prior plan year and is compounded quarterly (4.25% effective annual interest crediting rate for 2023). The Excess CBPP interest rate changes monthly based on the Wall Street Journal Prime Rate and is compounded monthly (8.48% effective annual interest crediting rate for 2023).

Mr. Fairbank participated in these programs. The estimated annual payouts upon retirement in the CBPP and the Excess CBPP as of December 31, 2023, are $3,618 and $14,015, respectively, for Mr. Fairbank. As of December 31, 2023, the “Present Value of Accumulated Benefit” for Mr. Fairbank for both plans is equal to his account balance because Mr. Fairbank has attained the normal retirement age of 65 and so is assumed to retire immediately under the actuarial valuation assumptions. Since Mr. Fairbank is assumed to retire as of the measurement date, the future interest rate does not apply. The account in each plan is distributed after any separation from service. Distribution options from the CBPP plan are lump sum (eligible for rollover to another qualified plan or personal IRA) or an annuity option. The Excess CBPP will be distributed in the same form as the CBPP, as a lump sum (not eligible for rollover) or as an annuity. Since the CBPP and Excess CBPP are account-based defined benefit plans, years of service are not tracked.

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	111

EXECUTIVE COMPENSATION

Section VII - Named Executive Officer Compensation

2023 Pension Benefits Table

Name	Plan Name(1)	Years of Credited Service	Present Value of Accumulated Benefit(2)(3)	Payments During Last Fiscal Year
Richard D. Fairbank	CBPP	7.25	$31,540	$—
	Excess CBPP	7.25	$122,192	$—

Andrew M. Young	—	—	$—	$—

Frank G. LaPrade, III	—	—	$—	$—

Sanjiv Yajnik	—	—	$—	$—

Robert M. Alexander	—	—	$—	$—

(1)

In November 1995, Capital One amended the CBPP and the Excess CBPP to eliminate further pay-based credits to participants as of December 31, 1995 and to provide that there would be no new participants in such plans on or after January 1, 1996. Interest continues to be credited on plan balances on a quarterly (CBPP) or monthly (Excess CBPP) basis. “Years of Credited Service” reflects years of service from plan inception of October 24, 1988 to December 31, 1995.

(2)

The amounts shown are the present value of the accrued benefit determined by our external benefits provider, using similar actuarial assumptions and the measurement date used for financial accounting purposes.

(3)	Consistent with the measurement date used for financial disclosure for the pension plans, the amounts for each year are determined as of a December 31, 2023 measurement date.

Capital One’s Voluntary Non-Qualified Deferred Compensation Programs

Capital One offers a VNQDCP to eligible associates. In 2023, our NEOs, excluding our CEO, could elect to contribute up to 50% of the cash portion of their respective base salaries and up to 90% of their cash incentive on a tax-deferred basis to the VNQDCP. Messrs. Young, LaPrade, Yajnik, and Alexander participated in the program in 2023. In 2023, 100% of the CEO’s deferred cash bonus was mandatorily deferred for three years under the VNQDCP and will be paid in a lump sum in the first quarter of 2026. In addition to participant deferrals, Capital One makes contributions under the VNQDCP. Company contributions vest immediately when posted to the VNQDCP.

Participants in the VNQDCP have the option to direct their individual investments daily among the following ten different investment offerings made available by the plans, which posted the corresponding returns for 2023: Mercer Core Fixed Income Fund Class Y3 (6.4%), Mercer US Large Cap Equity Fund Class Y3 (23.1%), Mercer US Small/Mid Cap Equity Fund Class Y3 (15.3%), Mercer Non-US Core Equity Fund Class Y3 (18.8%), Fidelity Investments Money Market Government Portfolio—Institutional Class (5.1%), Dodge and Cox Balanced Fund (13.8%), Fidelity 500 Index Fund—Institutional Premium Class (26.3%), Fidelity Extended Market Index Fund (25.4%), Fidelity Global ex U.S. Index Fund (15.6%), and Fidelity U.S. Bond Index Fund (5.6%). In 2023, the VNQDCP had total investment earnings of $83,458,229.

Distributions under the VNQDCP may be made to participants according to the schedule for distribution that they elect in accordance with plan terms. Distributions can occur based upon the following events: termination of employment (including for retirement), death, disability, in-service distribution election, or change of control. The distribution schedules available under the plan include lump sum and, in the case of retirement, five-, ten-, or fifteen-year annual installments.

Prior to December 31, 2005, Capital One offered its executives an Excess Savings Plan (“ESP”). The plan was frozen as of December 31, 2005: no additional participants have been permitted to enter the plan, and no compensation has since been taken into account after this date. Messrs. Fairbank, Young, LaPrade, Yajnik, and Alexander participated in the ESP, and returns on these investments are reported for 2023. Effective January 1, 2008, the ESP was merged into the VNQDCP, and participants in the ESP have the option to direct their individual investments among the same offerings as the VNQDCP.

112	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section VII - Named Executive Officer Compensation

2023 Non-Qualified Deferred Compensation Table

Name	Plan Name	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY(2)	Aggregate Earnings in Last FY(3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(4)

Richard D. Fairbank	VNQDCP	$4,250,000	$—	$599,757	$3,068,861	$12,504,519
	ESP	$—	$—	$246,193	$—	$1,185,134
	2003 Performance Share Award(5)	$—	$—	$9,222,509	$—	$31,689,082

Andrew M. Young	VNQDCP	$92,686	$139,200	$232,231	$—	$1,596,416
	ESP	$—	$—	$108	$—	$1,787

Frank G. LaPrade, III	VNQDCP	$13,414	$192,000	$1,270,306	$—	$6,531,158
	ESP	$—	$—	$187,781	$—	$903,950

Sanjiv Yajnik	VNQDCP	$12,596	$179,700	$808,468	$—	$4,300,538
	ESP	$—	$—	$104,506	$—	$541,786

Robert M. Alexander	VNQDCP	$907,446	$155,700	$2,138,728	$695,188	$13,164,978
	ESP	$—	$—	$199,582	$—	$1,209,780

(1)

Reflects executive contributions made for 2023. Mr. Fairbank’s executive contribution under the VNQDCP was a mandatory deferral of the deferred cash bonus awarded in January 2023 for 2022 performance, which was reported in the 2022 Summary Compensation Table. For Messrs. LaPrade and Yajnik, all executive contributions under the VNQDCP were made in the form of base salary deferrals and are reported in the “2023 Summary Compensation Table” beginning on page 104. For Messrs. Young and Alexander, executive contributions under the VNQDCP were made in the form of (i) base salary deferrals, which are reported in the “2023 Summary Compensation Table” beginning on page 104, and (ii) deferrals of cash bonuses awarded in January 2023 for 2022 performance, which were reported in the 2022 Summary Compensation Table.

(2)

Company contributions are also included in the “2023 Summary Compensation Table” beginning on page 104 (see “Company Contributions to Defined Contribution Plans” in the footnote to that table identified with an asterisk).

(3)	Includes earnings on total assets in the VNQDCP and the ESP. Earnings under the VNQDCP and ESP were not above market and therefore are not reported in the Summary Compensation Table.

(4)

All the amounts shown in this column, other than earnings on deferred compensation, were included in compensation amounts reported in the current or prior years for those executives that were NEOs in the applicable year and in the amounts required to be reported pursuant to the then applicable rules. Of these balances, the following amounts were reported in the Summary Compensation Tables in prior-year proxy statements (to the extent that the NEO was an NEO in the applicable year): Mr. Fairbank $33,263,750; Mr. Young $446,642; Mr. LaPrade $1,170,696; and Mr. Yajnik $1,524,116.

(5)

Includes the value of 241,680 shares of Capital One common stock earned on March 31, 2007 in connection with performance shares that were granted to Mr. Fairbank in December 2003. Delivery of these shares is deferred until the end of Mr. Fairbank’s employment with the Company. Mr. Fairbank neither acquired these shares nor realized any value from these shares in 2023.

Potential Payments Upon Termination or Change of Control

Overview

The disclosure in the table below illustrates payouts that the NEOs could receive under certain hypothetical termination scenarios. Actual circumstances resulting in the departure of our NEOs cannot be predicted and may differ from the assumptions used in the information outlined below. The Company has adopted plans providing certain standards governing NEO separation payments (reflected in the table below) in order to protect the Company’s interests in the event of an acquisition, as well as to provide competitive benefits to senior executives.

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	113

EXECUTIVE COMPENSATION

Section VII - Named Executive Officer Compensation

The Committee reviews each executive officer’s separation on a case-by-case basis and exercises its business judgment, with the approval of the Independent Directors, to customize the terms of such separations in consideration of the relevant circumstances, including:

∎	The reasons for the separation

∎	Market competitive practices for comparable separation scenarios

∎

Potential benefits to the Company, such as retaining its competitive advantage, maintaining a positive reputation internally and externally, and preserving its ability to recruit highly talented executives

∎	The executive’s tenure and contributions to the Company’s success

∎	The executive’s willingness to provide legal waivers and/or enter into agreements not to compete with the Company or to solicit the Company’s associates or customers

∎	The resulting impact of the separation terms on the Company and its stockholders

Restrictive Covenants

Capital One maintains a competitive advantage in part through the intellectual property developed and utilized by our senior executives. Capital One has asked certain NEOs to enter into various agreements that contain restrictive covenants related to confidentiality, non-competition, non-solicitation, and ownership of work product, as described below.

Non-Competition Agreements

Messrs. Alexander, Yajnik, and Young have entered into non-competition agreements with the Company pursuant to which they may be restricted as to what competitive services they may provide to an entity following separation from Capital One.

These non-competition agreements provide for the following in exchange for the NEO complying with non-competition restrictions for up to two years following an involuntary termination, other than for cause, death, or disability: payment equal to 15% of the NEO’s total target compensation for each year of enforcement and subsidized health insurance premiums for a period of up to 18 months through COBRA if the NEO is eligible and elects such coverage, subject to certain terms and conditions. The payments are made in two lump sums: the first following termination and the second upon successful completion of the enforcement period. In the event of a voluntary termination, the previously described payments are typically made for the second year of enforcement for agreements with a two-year enforcement period.

Confidentiality, Work Product, and No Hire/Non-Solicitation of Employee Agreement

Messrs. Alexander, Yajnik, and Young are parties to confidentiality, work product, and no hire/non-solicitation of employee agreements. The confidentiality provisions of these agreements generally provide that at all times during and following employment with the Company, these NEOs may not use for personal benefit or the benefit of others, or divulge to others, any of Capital One’s confidential information, except as expressly authorized by Capital One or required by legal process.

Mr. Yajnik’s agreement also provides that, for a period of two years following separation from Capital One, he shall not directly or indirectly solicit or induce any associate of Capital One to become employed by any person or entity engaged in competition with Capital One, and shall not directly or indirectly solicit or induce any associate of Capital One to end their employment based on confidential information learned about the associate while they were employed by Capital One.

114	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section VII - Named Executive Officer Compensation

Mr. Young’s agreement also provides that, for a period of two years following separation from Capital One, he shall not, directly or indirectly, (i) solicit or induce any covered Capital One associate to become employed by any other person or entity, (ii) hire or otherwise engage any covered Capital One associate (or a person who was a covered associate and resigned in the prior three months) to work for or provide services to any other person or entity, or (iii) solicit or induce any Capital One employee to leave or cease their employment with Capital One, or to hire or otherwise engage any Capital One employee to work for or provide services to any other person or entity, if based on confidential information he learned about such employee while employed by Capital One.

Mr. Alexander’s agreement is similar to that of Mr. Young, however, the restrictions on soliciting or hiring associates are limited to those that join competitors, if not based on confidential information.

Payments Under Certain Termination Scenarios

Upon separation from the Company, the NEOs, regardless of the reason for termination, receive certain earned, but previously unpaid, payments, such as accrued but unused vacation pay and amounts vested under the Company’s qualified and non-qualified retirement programs. In addition, cash-settled RSUs granted to NEOs, other than the CEO, after the end of a performance year continue to vest according to the original provisions of such grants upon involuntary separation for any reason other than cause or as soon as practicable following a “double trigger” change of control (as discussed below).

Voluntary Termination

An NEO, other than the CEO, who voluntarily terminates employment with Capital One may receive payments related to non-competition covenants (described above, if applicable) and any contractual payments to which the NEO may otherwise be entitled. In addition, the NEO has the ability following separation to exercise vested but unexercised options for three months following voluntary termination.

Involuntary Termination Without Cause

An NEO, other than the CEO, whose employment with Capital One is terminated involuntarily, for performance or job elimination, is entitled to receive the amounts set forth in the Company’s (“Executive Severance Plan”) in exchange for executing a release of claims against the Company. For 2023, potential payments under the Executive Severance Plan were 30% of total target compensation, plus a severance bonus based on such NEO’s target cash incentive in the event of termination due to restructuring. Additional benefits include healthcare continuation subsidy through COBRA, outplacement services, and any contractual payments to which the NEO may otherwise have been entitled. Further, an NEO, other than the CEO, whose employment is terminated involuntarily without cause and not due to death or disability may receive payments related to non-competition covenants (as described above, if applicable).

Generally, performance shares granted to NEOs will vest in full, based on actual Company performance and stock-settled RSUs granted to NEOs will continue to vest, subject to the NEO’s execution of a release of claims against the Company. In addition, NEOs have the ability to exercise vested but unexercised options for two years following separation. If an NEO’s employment with Capital One is terminated as a result of death or disability, the NEO’s unvested RSUs and performance shares will vest in full based on target Company performance.

Payments Upon Retirement

As with all executives who are eligible for retirement, NEOs who retire from Capital One may receive the following amounts: payments related to non-competition covenants as if they had terminated voluntarily (as described above); up to 18 months of subsidized COBRA coverage; any contractual payments to which they may otherwise be entitled; and, for Messrs. Fairbank and Yajnik, who became eligible to retire on or before December 31, 2012, a retiree medical subsidy and access to a variety of medical plans through a private exchange. Retirees eligible for subsidized retiree medical coverage receive funding through a HRA which can be used to pay for health care insurance premiums or eligible claims expenses.

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	115

EXECUTIVE COMPENSATION

Section VII - Named Executive Officer Compensation

Upon retirement, all RSUs continue to vest according to their original terms based on actual performance, which, for stock-settled RSUs granted, also includes performance-based vesting provisions. In addition, performance shares granted to NEOs will continue to vest after retirement. For stock options, the executive has until the expiration of the option term to exercise vested but unexercised options.

Termination for Cause

Generally, an NEO whose employment with Capital One is terminated for cause receives no additional benefits but is required to comply with any applicable restrictive covenants related to confidentiality, non-competition, non-solicitation of associates or customers, and ownership of work product, as described above. In addition, if terminated for cause, the NEOs have the ability following separation to exercise vested but unexercised options for three months.

Change of Control

Each NEO is a party to an agreement (“Change of Control Agreement”) that provides for certain payments in the event their employment is terminated within two years following (or within one year prior to but in anticipation of) a change of control of Capital One, either involuntarily without cause or voluntarily for good reason. Amounts payable in each of these scenarios are outlined below.

Pursuant to the agreements, a “change of control” occurs if one or more of the following events take place: (i) an acquisition of 20% or more of Capital One common stock or the combined voting power of the voting securities of Capital One by a person or group, (ii) certain changes in the majority of the Board, (iii) consummation of a reorganization, merger, share exchange or consolidation or similar transaction, sale of all assets or the acquisition of another company, except where all or substantially all of Capital One’s stockholders receive 50% or more of the stock of the resulting company, at least a majority of the board of directors of the resulting company were incumbent Board members, and no person owns 20% or more of the resulting company who did not own such stock immediately before the business combination, or (iv) approval by stockholders of a complete liquidation or dissolution of Capital One. In the event of a change of control, we do not provide for excise tax gross-up payments. In addition, all equity awards granted to the NEOs require a so-called “double trigger” for accelerated vesting in connection with a change of control. Upon a change of control, all equity awards continue to vest according to their original schedule. The vesting of such awards only accelerates if an NEO is involuntarily terminated without cause or voluntarily terminates for “good reason” (as defined in the agreements) within the two years following a change of control.

Termination for Cause in Connection with a Change of Control

NEOs terminated involuntarily for cause following a change of control receive no additional benefits except with regard to options, which allow NEOs to exercise vested but unexercised options for three months following a termination for cause.

Voluntary Termination with Good Reason or Involuntary Termination Without Cause in Connection with a Change of Control

In the event of a voluntary termination with good reason or an involuntary termination without cause, the potential payments that the NEOs could receive under certain termination scenarios are based on a percentage of total target compensation. For the CEO, the potential payments are based on a multiple of his notional salary and his year-end incentive opportunity. If a change of control of Capital One had occurred as of December 31, 2023, then following a voluntary termination with good reason or involuntary termination without cause, an NEO would have received certain benefits as outlined below:

The CEO would be entitled to receive:

∎

A lump-sum payment of two and one half times the sum of his current notional salary and the “Highest Annual Bonus,” which is the highest of (i) the deferred cash bonus for the year in which the change of control occurs (or the mid-point if no target is established), (ii) the deferred cash bonus for the year

116	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section VII - Named Executive Officer Compensation

immediately before the year the change of control occurs (or midpoint if no target is established), or (iii) the deferred cash bonus paid or payable for the most recently completed fiscal year; and

∎	The cash value, prorated through the date of termination, of the Highest Annual Bonus.

An NEO other than the CEO would be entitled to receive:

∎

A lump-sum payment of 112.5% of the highest of (i) the NEO’s current total target compensation, (ii) the NEO’s total target compensation for the prior year, or (iii) the NEO’s actual total compensation for the prior year; and

∎	The cash value, prorated through the date of termination, of the current year’s target cash incentive.

The CEO and each NEO would also be entitled to receive:

∎

An amount equal to the employer contributions under the Company’s qualified and non-qualified retirement, healthcare, and life insurance programs for two and a half years, as well as access to such healthcare and life insurance plans for the NEO (and dependents as applicable);

∎	Service credit of two and a half years for purposes of determining vesting under any supplemental or excess defined contribution plan and eligibility under any applicable retiree medical plan;

∎	Outplacement services of up to $30,000; and

∎	Any contractual payments to which the NEO may otherwise have been entitled.

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	117

EXECUTIVE COMPENSATION

Section VII - Named Executive Officer Compensation

2023 Potential Payments and Benefits Upon Termination or Change of Control Table

Name	Type of Termination	Cash(1)	Retirement Plan Contributions(2)	Acceleration and Continuation of Equity Awards(3)	Continuation of Medical/ Welfare Benefits(4)	Excise Tax Gross Up(5)	Total
Richard D. Fairbank(6)	Voluntary Termination(7)	$—	$—	$63,838,263	$75,000	$—	$63,913,263
	Involuntary Termination	$—	$—	$—	$—	$—	$—
	Retirement	$—	$—	$63,838,263	$75,000	$—	$63,913,263
	For Cause Termination	$—	$—	$—	$—	$—	$—
	Change of Control(8)	$17,829,635	$—	$63,838,263(9)	$337,677	$—	$82,005,575
Andrew M. Young	Voluntary Termination	$745,500	$—	$—	$—	$—	$745,500
	Involuntary Termination	$4,225,000	$—	$5,029,894	$10,000	$—	$9,264,894
	Retirement	$—	$—	$—	$—	$—	$—
	For Cause Termination	$—	$—	$—	$—	$—	$—
	Change of Control(8)	$7,330,437	$420,600	$5,029,894(9)	$163,184	$—	$12,944,115
Frank G. LaPrade, III	Voluntary Termination(7)	$—	$—	$9,765,031	$41,000	$—	$9,806,031
	Involuntary Termination	$3,702,000	$—	$9,765,031	$10,000	$—	$13,477,031
	Retirement	$—	$—	$9,765,031	$41,000	$—	$9,806,031
	For Cause Termination	$—	$—	$—	$—	$—	$—
	Change of Control(8)	$10,682,413	$556,054	$9,765,031(9)	$207,209	$—	$21,210,707
Sanjiv Yajnik	Voluntary Termination(7)	$948,000	$—	$8,940,417	$65,000	$—	$9,953,417
	Involuntary Termination	$5,372,000	$—	$8,940,417	$10,000	$—	$14,322,417
	Retirement	$948,000	$—	$8,940,417	$65,000	$—	$9,953,417
	For Cause Termination	$—	$—	$—	$—	$—	$—
	Change of Control(8)	$9,444,905	$524,499	$8,940,417(9)	$238,064	$—	$19,147,885
Robert M. Alexander	Voluntary Termination(7)	$828,000	$—	$8,199,065	$51,000	$—	$9,078,065
	Involuntary Termination	$4,692,000	$—	$8,199,065	$10,000	$—	$12,901,065
	Retirement	$828,000	$—	$8,199,065	$51,000	$—	$9,078,065
	For Cause Termination	$—	$—	$—	$—	$—	$—
	Change of Control(8)	$8,754,538	$462,929	$8,199,065(9)	$185,537	$—	$17,602,069

(1)

Represents cash amounts paid for severance or in relation to enforcement of non-competition covenants as described under “Restrictive Covenants” beginning on page 114. Cash-settled RSUs granted after the end of a performance year are included in the “Acceleration and Continuation of Equity Awards” column.

(2)	Represents the value of projected contributions to retirement plans during the severance period.

(3)

Represents the value of equity where vesting is accelerated or continued by the triggering event. For stock options, this represents the in-the-money value on December 31, 2023. For stock awards, this represents the fair market value of the shares on December 31, 2023. Most currently unvested equity awards held by our retirement-eligible executives will continue to vest according to their original terms following retirement, which includes a voluntary or involuntary termination not for cause after an NEO becomes eligible for retirement. Messrs. Fairbank, LaPrade, Yajnik, and Alexander were the only NEOs eligible for retirement as of December 31, 2023.

(4)

Represents the value of potential payments made on the executive’s behalf for continuation of medical and welfare benefits during the non-competition or severance period, as applicable. Includes programs such as medical, dental, insurance, outplacement services, and related benefits. Only includes programs that are specific to the NEOs; does not include the value of programs generally available to all associates upon separation from the Company.

(5)	Executive officers, including our NEOs, are not eligible for excise tax gross-ups.

(6)

Mr. Fairbank receives no regular base salary. For 2023, Mr. Fairbank’s payment in the event of a termination following a change of control was based on a notional salary of $1 million and his Highest Annual Bonus (as defined above). The Committee reviews and establishes the notional salary amount on an annual basis, based on market trends related to CEO compensation and recommendations provided by FW Cook. Mr. Fairbank is a party to a Change of Control Agreement.

(7)

A voluntary termination not for cause would constitute a retirement for each of Messrs. Fairbank, LaPrade, Yajnik, and Alexander, as each of these NEOs was eligible for retirement as of December 31, 2023.

118	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section VII - Named Executive Officer Compensation

(8)

Represents potential payments and benefits upon change of control for involuntary termination without cause or voluntary termination for good reason. “Acceleration and Continuation of Equity Awards” represents the value of equity where vesting is accelerated upon change of control, assuming, where applicable, that all performance metrics have been achieved at their target level.

(9)	Unvested equity awards will be treated in a similar manner to a termination of an NEO’s employment following a termination of employment due to death or disability.

The table above is intended to reflect potential payments to NEOs across a range of potential separation scenarios, assuming the change of control or separation occurred on December 31, 2023. The amounts shown in the table do not include accrued salary and vacation pay as of the date of termination, and payments and benefits that are provided on a non-discriminatory basis to salaried associates generally upon termination of employment or retirement. The NEOs are also eligible to receive certain pension benefits and certain qualified and non-qualified deferred compensation amounts upon termination. These amounts are outlined in the “2023 Pension Benefits Table” on page 112 and the “2023 Non-Qualified Deferred Compensation Table” on page 113, respectively, and are not included in the table above.

Estimated Ratio of CEO Compensation to Median Employee Compensation

As required by Section 953(b) of the Dodd-Frank Act, and Item 402(u) of Regulation S-K, we are providing the following information about the ratio of the annual total compensation, calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K (“Annual Total Compensation”) of our median employee and the Annual Total Compensation of our CEO, Richard D. Fairbank.

For 2023, our last completed fiscal year:

∎	The Annual Total Compensation of our median employee was $93,157

∎	The Annual Total Compensation of Mr. Fairbank was $28,589,573

Accordingly, the ratio of Mr. Fairbank’s Annual Total Compensation to the median employee’s Annual Total Compensation was 307 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

In determining our median employee for 2023, in accordance with SEC rules we have concluded that it would be appropriate to: (i) rely on the process we undertook in 2022 to identify the median employee (as described in our 2023 Proxy Statement), because we believe that since the 2022 determination, there has been no change in our employee population or employee compensation arrangements that would significantly impact our pay ratio; and (ii) substitute the median employee for 2022 with another similarly compensated employee for 2023.

We determined the 2022 median compensated employee of our global employee population of 54,555 as of October 1, 2022 (the “Determination Date”) by comparing a consistently applied compensation measure consisting of salary, wages (including overtime), bonuses and commissions paid to our employees over the twelve-month period preceding the Determination Date (the “Estimated Compensation”). Based on the Estimated Compensation of each employee, we identified a cohort of 61 employees, consisting of the employee with the median Estimated Compensation value and the 30 employees above and 30 employees below that employee (the “Median Cohort”). We then removed ten employees from the Median Cohort who appeared to bear anomalous characteristics (such as participation in non-U.S. compensation programs, a hire date during the fiscal year, or separation prior to the end of the fiscal year) that could significantly distort the pay ratio calculation, and then identified the median employee from the remaining employees in the Median Cohort.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s Annual Total Compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	119

EXECUTIVE COMPENSATION

Section VII - Named Executive Officer Compensation

Pay versus Performance
As required by Section 953(a) of the Dodd-Frank Act, we are providing the information below to illustrate the relationship between the
SEC-defined
compensation actually paid (“CAP”) and various measures used to gauge the Company’s financial performance in conformance with Item 402(v) of Regulation
S-K.
CAP is calculated in accordance with Item 402(v) of Regulation
S-K
and differs from compensation shown in the Summary Compensation Table on page 104 and CEO and other NEO performance year compensation tables shown on pages 87 and 94, respectively. See below for a reconciliation of the total compensation shown in the Summary Compensation Table to CAP. The Committee does not utilize CAP as the basis for making compensation decisions. For further information concerning our compensation philosophy and how we align executive compensation with our performance, see the Compensation Discussion and Analysis section beginning on page 63.
Pay versus Performance Table

Performance Year	Summary Compensation Table Total for Principal Executive Officer (PEO) (1)	Compensation Actually Paid to PEO (1)(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (1)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (1)(2)	Value of Initial Fixed $100 Invested Based on:		Net Income ($M)	Common Dividends + Growth of Tangible Book Value Per Common Share (4)
					Total Shareholder Return	Peer Group Total Shareholder Return (3)

2023	$28,589,573	$56,015,379	$7,171,356	$9,620,815	$137.03	$133.20	$4,887	18.7%

2022	$27,605,311	$(758,823)	$11,374,302	$7,425,259	$94.95	$118.77	$7,360	(11.3)%

2021	$20,457,553	$44,692,866	$5,404,513	$7,652,216	$145.28	$132.75	$12,390	15.8%

2020	$20,119,971	$13,578,561	$5,578,452	$4,068,566	$97.32	$98.31	$2,714	6.7%

(1)
Mr. Fairbank is represented as the principal executive officer (“PEO”) for each of the years shown. For performance year 2023, Messrs. Young, LaPrade, Yajnik, and Alexander are represented as the non-PEO
named executive officers
(“Non-PEO
NEOs”). For performance year 2022, Messrs. Young, Neal A. Blinde, LaPrade, and Yajnik are represented as the
Non-PEO
NEOs. For performance year 2021, Messrs. Young, R. Scott Blackley, LaPrade, Michael J. Wassmer and Yajnik are represented as the
Non-PEO
NEOs. For performance year 2020, Messrs. Blackley, LaPrade, Wassmer and Yajnik are represented as the
Non-PEO
NEOs.

(2)
The calculation of CAP requires that we make adjustments to amounts previously reported in the Summary Compensation Table for the four years presented. The SEC’s valuation and calculation methods for CAP differ from those required in the Summary Compensation Table. The table below summarizes compensation values presented in the Summary Compensation Table and the adjusted values required to reconcile these values to the CAP presented above. The amounts shown below for
Non-PEO
NEOs represents an average of all
Non-PEO
NEOs. CAP to the PEO and
Non-PEO
NEOs represents Summary Compensation Table total compensation adjusted by the following amounts:

Summary Compensation Table Total to CAP Reconciliation (a)

	Summary Compensation Table Total (b)	Change in Pension Value Deduction (c)	Less Fair Value of Equity Awards Reported in the Summary Compensation Table in the Covered Year	Plus Fair Value of Covered Year Equity Awards at Fiscal Year-End	Change in Fair Value of Prior Years’ Equity Awards Unvested at Fiscal Year-End	Change in Fair Value of Prior Years’ Equity Awards Vested in the Covered Year	Less Fair Value of Prior Year Awards Forfeited in the Covered Year (d)	Plus Fair Value of Incremental Dividends or Earnings on Stock Awards	CAP (e)

PEO 2023	$28,589,573	$(10,832)	$(23,458,681)	$26,519,176	$17,895,536	$4,926,186	$—	$1,554,421	$56,015,379

Non-PEO NEOs 2023	$7,171,356	$—	$(3,534,329)	$3,808,512	$1,463,062	$531,045	$—	$181,169	$9,620,815

(a)
Fair values are calculated in accordance with FASB ASC Topic 718 as of the end of the fiscal year, other than awards that vest in the covered year, which are valued as of the applicable vesting dates. There were no awards granted in each of the covered years that vested in the same year.

(b)	Reflects the total compensation amount reported in the Summary Compensation Table the year shown.

(c)
Reflects the aggregate change in pension value for all defined benefit plans. There are no service costs or prior service costs associated with pension benefits since the Cash Balance Pension Plan and the Excess Cash Balance Pension Plan are frozen.

120	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section VII - Named Executive Officer Compensation

(d)	Reflects awards that failed to meet vesting conditions during the covered year.

(e)	Reflects the actual CAP for the PEO and average CAP for the Non-PEO NEOs.

(3)
TSR is cumulative for the measurement periods beginning on December 31, 2019 and ending on the last fiscal day in 2023, 2022, 2021 and 2020, respectively, calculated in accordance with Item 201(e) of Regulation
S-K.
“Peer Group” represents the S&P Financial Index for each year disclosed in the table.

(4)
D+TBV is a
non-GAAP
metric. D+TBV is calculated as the ratio, expressed as a percentage, of (i) the Company’s tangible book value per share at the end of each year, plus total common dividends per share paid during such year, to (ii) the Company’s tangible book value per share at the beginning of each corresponding year.

CAP versus Company TSR
As shown in the chart above, the PEO and other NEO’s CAP amounts are aligned with the Company’s TSR. This alignment is due to the Company’s executive compensation program being comprised of primarily equity, with 83% of PEO and approximately 49% of all
Non-PEO
NEO’s total compensation for the 2023 performance year being comprised of equity-based compensation, similar to prior years. In addition, a portion of PEO compensation is directly linked to the Company’s TSR and vests entirely on the Company’s TSR performance relative to the Performance Share Peers over a three-year period.
CAP versus Net Income
As shown in the chart above, the Company’s net income has varied over the measurement period. While net income has increased and decreased directionally with PEO and other NEO CAP, the changes are not proportionally correlated with CAP. This is due in large part to the large portion of PEO and other NEO compensation that is equity-based compensation as well as the significant volatility of GAAP net income that resulted from the pandemic covered by a portion of the measurement period. In addition, while net income is one of several factors used to assess Company performance, the Company does not use net income as a primary metric to determine compensation levels or incentive plan payout.
CAP versus D+TBV
As shown in the chart above, the PEO and other NEO’s CAP amounts are aligned with the Company selected measure of D+TBV. This alignment is partially due to a large portion of PEO and other NEO compensation being comprised of Financial Performance Shares (as described on page 78). For the 2023 performance year, 43% of PEO total compensation and an average of 27% of other NEO total compensation was granted in the form of Financial Performance Shares, similar to prior years.
Two-thirds
of the payout of each Financial Performance Share upon vesting is based on D+TBV.
Company TSR versus Peer Group TSR
As shown in the chart above, the TSR peer group is based on the S&P Financial Index, which reflects the Company’s industry sector. The Company’s cumulative TSR was above that of the S&P Financial Index during the period covered by the table above. The financial services industry faced challenges over the measured period including a pandemic-driven recession, substantial changes in interest rates, and regional bank failures. The stability of Capital One’s deposit base and strength of our credit performance relative to peers, coupled with investor confidence in our results and our future, buoyed our stock price.
Company Selected Measures
When determining the compensation paid to our NEOs, the Committee and the Independent Directors consider the Company’s performance against four categories of quantitative and qualitative performance factors related to: financial and operating performance, governance and risk management, strategic performance, and winning with our customers and associates. See “Company Performance Assessment” beginning on page 83 for a description of the Company’s 2023 performance, based on the Company Performance Factors. In accordance with the Item

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	121

EXECUTIVE COMPENSATION

Section VII - Named Executive Officer Compensation

402(v) of Regulation
S-K,
the following are the financial performance measures that the Company has determined to represent the most important financial performance measures used to link CAP (for both the PEO and the non-PEO
NEOs) for the most recent fiscal year to Company performance:
D+TBV

∎
D+TBV rewards strong operational results, balanced stewardship of capital, and long-term stockholder value creation by measuring the value distributed to stockholders (common dividends per share) and the growth of company value created for common stockholders (tangible book value per common share).

∎
D+TBV is calculated as the average of the ratios, expressed as a percentage, of (i) the Company’s tangible book value per common share at the end of each year within the performance period, plus total common dividends per share paid during such year, to (ii) the Company’s tangible book value per common share at the beginning of each corresponding year within the performance period.

Adjusted ROTCE

∎
Adjusted ROTCE rewards balanced capital management and stewardship while capturing current and historical business performance and profitability as compared to the size of our stockholders’ investment in the Company. ROTCE is broadly used in banking as a key performance indicator and component in peer executive compensation programs.

∎
Adjusted ROTCE is calculated as the ratio, expressed as a percentage, of (i) the Company’s net income available to common stockholders, excluding, on a tax-adjusted
basis, the impact of impairment, amortization and
re-measurement
of intangible assets, to (ii) the Company’s average tangible common equity.

Net Revenue

∎
Net revenue, and the growth of net revenue, is a reflection of the Company’s ability to grow new customer relationships, deepen existing relationships and expand into new businesses and areas of focus and market opportunity. Net revenue serves as the key driver for long-term earnings power and requires delivery of compelling products and experiences as well as a sustainable, through-cycle pricing strategy and business model.

The Committee and the Independent Directors believe these three financial metrics provide a measure of Company performance that balances creation of stockholder value, returns generated on stockholders’ investment in the Company, and long-term financial sustainability. Each of the metrics are considered in the award and/or payout of compensation awarded to our NEOs under the executive compensation program for each of the performance years shown in the tables above.
D+TBV and Adjusted ROTCE are both earnings and profit-driven measures that have shown to be strong indicators of long-term stockholder value. These two metrics, in combination, are used to determine the amount paid to our NEOs upon the vesting of the Financial Performance Shares, which represented 43% of 2023 performance year compensation awarded to our CEO and approximately 27% of the performance year compensation awarded to our non-CEO
NEOs for the 2023 performance year. For additional information on the composition of the Financial Performance Shares see “Performance Share Awards” beginning on page 77.
Earnings and profit-driven measures, such as D+TBV and Adjusted ROTCE can be affected by the pace and level of long-term investment in areas like talent, technology, and marketing as well as short-term or cyclical factors such as credit costs. As such, the Committee and the Independent Directors believe that net revenue, and the growth of net revenue to be important complements to earnings-driven measures and important indicators of Capital One’s financial strength, growth trajectory, and long-term sustainability.

122	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section VIII - Equity Compensation Plans

Equity Compensation Plan Information

The following table provides information as of December 31, 2023, with respect to our equity compensation plans under which shares of Capital One common stock are authorized to be issued.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	9,273,798(2)	$75.46	26,268,610(3)

Equity compensation plans not approved by security holders	24,340(4)	$—	0(5)

Total	9,298,138	$75.46	26,268,610

(1)	The following plans have been approved by our stockholders and are currently in effect: the 2004 Stock Incentive Plan and the 2002 Associate Stock Purchase Plan.

(2)

Excludes purchase rights accruing under the 2002 Associate Stock Purchase Plan. Includes 1,475,019 shares that represent the maximum number of shares issuable pursuant to outstanding performance share awards under the 2004 Stock Incentive Plan and 7,394,956 shares subject to outstanding RSUs, including outstanding RSUs that are subject to performance-based vesting provisions, under the 2004 Stock Incentive Plan. Excludes RSUs that will be settled in cash under the 2004 Stock Incentive Plan. Also excludes dividend equivalents accrued with respect to performance shares which are paid in shares at the time the underlying performance shares are issued, and only with respect to the number of performance shares that actually vest.

(3)

Represents 22,626,548, shares available for future issuance under the 2004 Stock Incentive Plan; and 3,642,062 shares available for future issuance under the 2002 Associate Stock Purchase Plan as shares purchased voluntarily by Capital One associates through regular payroll deductions and a Company match.

(4)	Represents outstanding RSUs under the 1999 Directors Plan, which was terminated in April 2009.

(5)	There are no shares available for future issuance under the equity compensation plans not approved by security holders.

1999 Directors Plan

The 1999 Directors Plan was adopted by the Board on April 29, 1999 and terminated on April 28, 2009, although certain grants remain outstanding that were awarded under the plan. The plan authorized a maximum of 825,000 shares of Capital One common stock for the grant of non-qualified stock options, restricted stock, and RSUs to members of the Board who were not otherwise employed by Capital One or any subsidiary of Capital One at the time an award was granted. The plan is administered by the Board, which retains the right to cancel any awards outstanding under the plan in exchange for a cash payment equal to any such award’s value as of the cancellation date. No shares are available for issuance under this plan other than shares subject to outstanding equity awards under the plan, which are solely in the form of RSUs.

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	123

EXECUTIVE COMPENSATION

Section IX - Security Ownership

Security Ownership of Certain Beneficial Owners

Based on Schedule 13D and 13G filings submitted to the SEC, Capital One is aware of the following beneficial owners of more than 5% of Capital One’s outstanding common stock. All percentage calculations are based on the number of shares of common stock issued and outstanding on December 31, 2023 which was 380,389,609.

Name and Address	Number of Shares of Common Stock Beneficially Owned	Percent of Class

The Vanguard Group(1) 100 Vanguard Blvd. Malvern, PA 19355	30,666,598	8.05%

Dodge & Cox(2) 555 California Street, 40th Floor San Francisco, CA 94104	25,220,598	6.60%

BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	24,741,893	6.50%

(1)

Based on a Schedule 13G/A (Amendment No.9) filed on February 13, 2024. As of December 29, 2023, The Vanguard Group reported sole voting power with respect to no shares, shared voting power with respect to 501,360 shares, sole dispositive power over 29,033,786 shares and shared dispositive power over 1,632,812 shares.

(2)

Based on a Schedule 13G/A (Amendment No. 23) filed on February 13, 2024. As of December 31, 2023, Dodge & Cox reported sole voting power with respect to 23,833,328 shares and sole dispositive power overall shares beneficially owned.

(3)

Based on a Schedule 13G/A (Amendment No. 11) filed on January 29, 2024. As of December 31, 2023, BlackRock, Inc. reported sole voting power with respect to 22,004,562 shares and sole dispositive power over all shares beneficially owned.

124	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section IX - Security Ownership

Security Ownership of Directors and Named Executive Officers

The following table lists the beneficial ownership of Capital One common stock as of February 6, 2024 by our directors, the NEOs in this proxy statement, and all directors and executive officers as a group. All percentage calculations are based on the number of shares of common stock issued and outstanding on February 6, 2024, which was 380,392,003.

Except as otherwise indicated below, each director or executive officer had sole voting and dispositive power for the shares of common stock in the table.

Name	Amount and Nature of Beneficial Ownership				Stock- Settled RSUs(2)	Total(3)
	Common Stock	Stock that May Be Acquired within 60 Days(1)	Total Beneficial Ownership	Percent of Class

Richard D. Fairbank	3,663,323	545,951	4,209,274	1.10%	—	4,209,274

Andrew M. Young	10,936	—	10,936	*	26,269	37,205

Frank G. LaPrade, III	16,557	—	16,557	*	39,938	56,495

Sanjiv Yajnik	75,403	—	75,403	*	36,084	111,487

Robert M. Alexander	44,446	21,347	65,793	*	32,952	98,745

Ime Archibong	—	5,719	5,719	*	—	5,719

Christine Detrick	—	4,711	4,711	*	—	4,711

Ann Fritz Hackett	650	54,330	54,980	*	—	54,980

Suni P. Harford(4)	—	—	—	*	—	—

Peter Thomas Killalea	—	17,120	17,120	*	—	17,120

Eli Leenaars	—	10,999	10,999	*	—	10,999

François Locoh-Donou	—	10,567	10,567	*	—	10,567

Peter E. Raskind	2,000	28,161	30,161	*	—	30,161

Eileen Serra	—	8,609	8,609	*	—	8,609

Mayo A. Shattuck III	8,965	54,330	63,295	*	—	63,295

Bradford H. Warner	140	47,554	47,694	*	—	47,694

Craig Anthony Williams	243	5,719	5,962	*	—	5,962

All directors and executive officers as a group (28 persons)	4,135,357	838,699	4,974,056	1.30%	438,221	5,412,277

*	Less than 1% of the outstanding shares of common stock.

(1)

This amount includes shares underlying stock options that are exercisable within 60 days after February 6, 2024, and RSUs for which delivery of the shares of common stock underlying the stock units is deferred until the director’s service with the Board ends or, for Mr. Fairbank, his employment with the Company ends.

(2)	RSUs held by our officers and which are settled in an equivalent number of shares of our common stock upon vesting. Represents unvested stock-settled RSUs as of February 6, 2024.

(3)	The amount includes the aggregate total of the “Total Beneficial Ownership” column and the “Stock-Settled RSUs” column.

(4)	Ms. Harford was appointed to the Board on February 28, 2024, effective April 1, 2024, and as a result, received no compensation during 2023.

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	125

EXECUTIVE COMPENSATION

Section IX - Security Ownership

Some of the shares shown in the preceding table are subject to deferred delivery or not held directly by the director or executive officer. Below is a table showing the number of shares subject to such restriction or not held directly by the director or executive officer.

Name	RSUs for Which Delivery of Stock Is Deferred	Stock Held by, or Tenant in Common with, Family Member, Trust or Partnership

Richard D. Fairbank	241,680	56,585

Andrew M. Young	—	59

Frank G. LaPrade, III	—	—

Sanjiv Yajnik	—	—

Robert M. Alexander	—	102

Ime Archibong	5,719	—

Christine Detrick	4,711	—

Ann Fritz Hackett	54,330	650

Suni P. Harford(1)	—	—

Peter Thomas Killalea	17,120	—

Eli Leenaars	10,999	—

François Locoh-Donou	10,567	—

Peter E. Raskind	28,161	—

Eileen Serra	8,609	—

Mayo A. Shattuck III	54,330	840

Bradford H. Warner	47,554	140

Craig Anthony Williams	5,719	—

All directors and executive officers as a group (28 persons)	489,499	58,470

(1)	Ms. Harford was appointed to the Board on February 28, 2024, effective April 1, 2024, and as a result, received no compensation during 2023.

126	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION

Section X - Compensation Committee Report

All members of the Compensation Committee participated in the review and discussion of the Compensation Discussion and Analysis (“CD&A”) with management. Based on that review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this proxy statement.

The Compensation Committee:	François Locoh-Donou (Chair) Ime Archibong Ann Fritz Hackett Peter Thomas Killalea Eli Leenaars Mayo A. Shattuck III Craig Anthony Williams

The foregoing report of the Compensation Committee shall not be deemed to be soliciting material or filed with the SEC and is not incorporated by reference into any of Capital One’s previous or future filings with the SEC, except as otherwise explicitly specified by Capital One in any such filing.

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	127

AUDIT MATTERS

Section XI - Ratification of the Selection of Ernst & Young LLP, as Our Independent Registered Public Accounting Firm for 2024 (Item 4 on Proxy Card)

The Audit Committee, pursuant to authority granted to it by the Board, is directly responsible for the appointment, compensation, retention, and oversight of Capital One’s independent registered public accounting firm. The Audit Committee evaluates the independent registered public accounting firm’s qualifications, performance, and independence at least annually and periodically considers whether to continue to retain our current independent registered public accounting firm or whether to engage another firm. In connection with applicable partner rotation requirements, the Audit Committee and its Chair are involved in considering the selection of the independent registered public accounting firm’s new lead partner. Additionally, Capital One adheres to the requirements of the Sarbanes-Oxley Act relating to the rotation of partners engaged in Capital One’s audit by the independent registered public accounting firm.

For 2024, the Audit Committee has appointed Ernst & Young LLP (“Ernst & Young”) as Capital One’s independent registered public accounting firm. Ernst & Young has served in this role since 1994. The members of the Audit Committee and the Board believe that the continued retention of Ernst & Young as Capital One’s independent registered public accounting firm is in the best interests of Capital One and its stockholders.

The Board is submitting this proposal to the vote of the stockholders as a matter of good corporate governance. If stockholders do not ratify the selection of Ernst & Young, the Audit Committee will reconsider the appointment of Ernst & Young as the Company’s independent registered public accounting firm. Even if the selection is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our stockholders’ best interests.

The fees billed for professional services provided by Ernst & Young for fiscal years 2023 and 2022 are shown in the following table:

Fees (dollars in millions)	2023	2022

Audit Fees	$13.08	$12.58

Audit-Related Fees	$2.52	$2.86

Tax Fees	$0.00	$0.00

All Other Fees	$0.00	$0.00

Total Fees	$15.60	$15.44

Description of Fees

“Audit Fees” include fees for the audit of our annual financial statements, the review of unaudited interim financial information included in our quarterly reports on Form 10-Q, and services that normally would be provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements and that generally only the independent registered public accounting firm can provide. In addition to fees for an audit or review in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory and subsidiary audits, consents, and assistance with and review of documents filed with the SEC. “Audit-Related Fees” include fees related to assurance and associated services that are reasonably related to the performance of the audit or review of our financial statements and traditionally are performed by the independent registered public accounting firm, such as: compliance testing and reporting; internal control reviews; attestation services that are not required by statute or regulation; and agreed upon procedure reports. “Tax Fees” include fees for corporate and subsidiary tax compliance services. “All Other Fees” include fees for services that are not defined as Audit, Audit-Related, or Tax and are not specifically prohibited by the SEC.

128	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

AUDIT MATTERS

Section XI - Ratification of the Selection of Ernst & Young LLP, as Our Independent Registered Public Accounting Firm for 2024 (Item 4)

Audit Committee Fee Approval Procedures

The Audit Committee is responsible for approving all fees and terms of engagement for audit, audit-related, and permissible non-audit services provided by Ernst & Young. The Audit Committee has reviewed the fees paid to Ernst & Young and has considered whether the fees paid for non-Audit services are compatible with maintaining Ernst & Young’s independence. The Audit Committee also adopted policies and procedures to approve services provided by Ernst & Young in accordance with the Sarbanes-Oxley Act and rules of the SEC promulgated thereunder. These policies and procedures involve annual pre-approval by the Audit Committee of the types of services to be provided by Ernst & Young. Any service engagements that exceed these pre-approved limits must be submitted to the Audit Committee for specific pre-approval. If the actual expenditure for pre-approved services is anticipated to exceed, or exceeds, the pre-approved cost levels by more than $50,000, the incremental amount requires separate approval by the Audit Committee. In 2023, all of the Audit and Audit-Related Fees and related services were pre-approved by the Audit Committee pursuant to the policies and procedures described above. Under the policy adopted by the Audit Committee, Tax Fees are limited to 25% of combined Audit and Audit-Related Fees, and services that would fall under the category “All Other Fees” are prohibited.

One or more representatives of Ernst & Young are expected to be present at the 2024 Annual Stockholder Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

***

The Board unanimously recommends that you vote “FOR” the ratification of Ernst & Young LLP as Capital One’s independent registered public accounting firm for 2024.

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	129

AUDIT MATTERS

Section XII - Audit Committee Report

Roles and Responsibilities of the Audit Committee

In accordance with its charter, the Audit Committee assists the Board in fulfilling its obligations with respect to the items listed in “Committee Responsibilities” on page 41. Our Audit Committee is composed of five Board members. Each member of the Audit Committee is “financially literate” in the judgment of the Board. No member of the Audit Committee simultaneously serves on the audit committees of more than three public companies, including that of Capital One.

Audit Committee Policies and Procedures

The Audit Committee has implemented procedures to enable it to devote the attention it deems appropriate to each of the matters assigned to it under its charter, including candid communications with management and Ernst & Young, Capital One’s independent registered public accounting firm, to discuss new auditing standards and emerging audit-related issues. In carrying out its responsibilities, the Audit Committee met a total of ten times during 2023. Pursuant to Capital One’s Corporate Governance Guidelines and applicable law, the Audit Committee is comprised solely of independent directors.

Required Communications with Ernst & Young

In discharging its oversight responsibility throughout the year, the Audit Committee proactively engaged with management and Ernst & Young on matters relating to Capital One’s financial reporting. The Audit Committee has reviewed and discussed Capital One’s audited financial statements for the fiscal year ended December 31, 2023, and the assessment of the effectiveness of Capital One’s internal control over financial reporting, with management and Ernst & Young. The Audit Committee has also discussed with Ernst & Young the applicable requirements of the Public Company Accounting Oversight Board and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from Ernst & Young required by the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young their independence from Capital One.

Audit Committee Recommendations

Based on its review and discussions with management and Ernst & Young, the Audit Committee has recommended to the Board the inclusion of the audited financial statements in Capital One’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the SEC.

The Audit Committee:	Eileen Serra (Chair and Audit Committee Financial Expert) Eli Leenaars (Audit Committee Financial Expert) Christine Detrick (Audit Committee Financial Expert) Bradford H. Warner Craig Anthony Williams

The foregoing Report of the Audit Committee shall not be deemed to be soliciting material or filed with the SEC and is not incorporated by reference into any of Capital One’s previous or future filings with the SEC, except as otherwise explicitly specified by Capital One in any such filing.

130	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

STOCKHOLDER PROPOSALS

Section XIII - Stockholder Proposals (Items 5-7 on Proxy Card)

Stockholder Proposal Requesting Setting of Near- and Long-Term Greenhouse Gas Emission Reduction Targets (Item 5 on Proxy Card)

Capital One has been notified that the Comptroller of the State of New York, 110 State Street, 14th Floor, Albany, NY 12236, intends to present a proposal for consideration at the 2024 Annual Stockholder Meeting (“Stockholder Proposal”) on behalf of and as the trustee of the New York State Common Retirement Fund. The New York State Common Retirement Fund has submitted documentation indicating that it is the beneficial owner of no fewer than $25,000 worth of shares of Capital One common stock.

Stockholder Proposal

The resolution being submitted by the Comptroller of the State of New York to the stockholders for approval, if properly presented, is as follows:

Proposal 5 — Setting of Near- and Long-Term Greenhouse Gas Emission Reduction Targets

Title: Adopt Targets for lending and Investment Activities

Whereas

Capital One Financial Corporation (“Capital One”) recognizes numerous physical and transition risks of climate change to their operations in their 2022 ESG Report, and investors applaud Capital One’s 2030 commitment to reduce Scope 1 and Scope 3 (category 1–14 only) emissions by 50 percent from the bank’s 2019 baseline. However, investors remain concerned that Capital One’s delay in setting a net zero commitment for its lending and investment activities signals lagging climate action.

Capital One has substantial exposure to the real estate, commercial and industrial sectors through its commercial banking loans and investments. The real estate sector accounts for nearly a quarter of all greenhouse gas emissions in the United States,1 and an analysis shows that some of the largest sources of GHG in the real estate sector are small-medium-sized retail and multifamily properties — all property segments much more likely to be financed by smaller regional banks such as Capital One, as opposed to large national banks.

Research shows that, on average, a financial institution’s financed emissions are 700 times greater than its direct emissions,2 indicating that Capital One is addressing only a fraction of its total climate risk. The Intergovernmental Panel on Climate Change says global greenhouse gas (GHG) emissions must be cut by 45% by 2030 to achieve net zero by 2050 and meet the Paris Agreement’s goal to limit warming to 1.5 degrees Celsius and avoid the worst impacts of climate change. Every incremental increase in temperature above 1.5°C will entail increasingly severe physical, transition, and systemic risks to companies, investors, the markets, and the economy as a whole. Capital One may face serious business risks associated with financing projects or companies that lack alignment with the Paris Agreement’s goals.

In contrast to Capital One, competitors have taken steps to address Scope 3 emissions. Regional banks Truist Financial Corp3 and U.S. Bancorp4 have both announced a goal to achieve net zero GHG emissions by 2050 and disclose 2030 targets for selected carbon-intensive industries in their portfolio.

Resolved: Shareholders request that Capital One set near- and long-term greenhouse gas emission reduction targets aligned with the Paris Agreement’s ambition to limit warming to 1.5 degrees Celsius for its lending and investment activities.

[1]	https://www2.itif.org/2022-doe-building-rdd-portfolio.pdf
[2]	https://www.cdp.net/en/articles/media/finance-sectors-funded-emissions-over-700-times-greater-than-its-own
[3]	https://ir.truist.com/2022-01-27-Truist-Announces-Goal-of-Net-Zero-Greenhouse-Gas-Emissions-by-2050
[4]	https://www.usbank.com/about-us-bank/company-blog/article-library/us-bank-sets-goal-to-achieve-net-zero-greenhouse-gas-emissions-by-2050.html

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	131

STOCKHOLDER PROPOSALS

Section XIII - Stockholder Proposals (Items 5-7 on Proxy Card)

Supporting Statement: In assessing targets, proponents recommend the following, but defer to Board and management discretion:

∎	Disclosure of the Company’s comprehensive financed emissions associated with the lending and investment activities for its highest-emitting sectors (Scope 3);

∎	A commitment to reach the Company’s net zero GHG emissions by 2050 or sooner;

∎	A near-term (2030 or sooner) target for Scope 3 emissions related to its lending and investments activities in the highest-emitting sectors; and

∎	Consideration of approaches used by advisory groups such as the Science Based Targets initiative.

Statement in Opposition to the Stockholder Proposal

We believe that climate change, and the associated efforts to address it, will be one of the biggest influences on the world in the decades ahead. We recognize that financial institutions like Capital One can play an important role in addressing the future impacts of climate change, and we are committed to continuously improving the environmental sustainability of our business.

We already have taken significant steps to reduce our greenhouse gas (“GHG”) emissions, including by establishing Scope 1 and Scope 3 (Categories 1-14) reduction targets, committing ourselves to purchasing 100% renewable energy, and working to refine the methodologies and infrastructure necessary to support potential future disclosures of financed emissions. We are striving to make progress in a responsible, measured manner, and we believe that the Stockholder Proposal fails to take into account the significant complexities and uncertainties of setting GHG emissions reduction targets that include financed emissions.

Accordingly, the Board unanimously recommends that you vote “AGAINST” the Stockholder Proposal.

Capital One currently has clear goals to reduce its operational emissions across its business operations, and is making progress toward those goals.

As the Stockholder Proposal recognizes, in 2020, we committed to the following goals to reduce our operational emissions:

∎	Reduce Scope 1 Direct Emissions by 50 percent by 2030 (from a baseline year of 2019)

∎	Continue to purchase 100% renewable electricity while increasing location-aligned procurement in the markets where we operate

∎	Reduce Scope 3 Emissions (Categories 1-14) by 50 percent by 2030 (from a baseline year of 2019)

Our emissions reduction targets are aligned with a global 1.5°C target ambition, and we believe the actions we are taking today will position us well to make appropriate progress toward our targets in the years ahead. Over the past few years, we have continued to evolve our methodology for estimating operational emissions, and have conducted analyses to better understand the business drivers that shape those emissions, including in areas related to corporate real estate, marketing strategies and mix, corporate travel, commuting, and emissions intensity improvements of major suppliers. We have been implementing measures to reduce our operational emissions, such as energy efficiency investments, refrigerant leak monitoring, and the installation of on-site solar at our campuses. We have also been engaging our suppliers to both advance our emissions estimates and identify actions for them to decrease their emissions.

We disclose additional information about our goals, including details about our approach and specific targets, measurement tools, and quantified progress, as well as our efforts related to financed emissions in our ESG Report available on our website at www.capitalone.com under “Corporate Information,” then “Our Commitments.”

132	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

STOCKHOLDER PROPOSALS

Section XIII - Stockholder Proposals (Items 5-7 on Proxy Card)

Capital One believes that setting emissions reduction targets that include financed emissions at this time would be premature and subject to significant uncertainties.

Financed emissions are the GHG emissions associated with our lending activities and investments (Scope 3, Category 15). We are currently working to refine our methodologies, data and processes to accurately estimate our financed emissions. For example, in 2023, we joined the PCAF, an industry-led initiative that is developing standards to enable financial institutions to measure implied emissions of loans and investments.

While we are making progress toward accurately estimating our financed emissions, doing so remains a major undertaking given the size and diversity of our loan portfolios, in addition to the fact that many of the businesses to which we lend do not have accurate and reliable processes to measure their own emissions. Given the challenges in accurately estimating our financed emissions, we do not believe it would be possible to set a meaningful, realistic financed emissions reduction target at this time, or reliably measure progress against such a target.

Indeed, the SEC recently adopted its final climate disclosure rules and decided to exclude Scope 3 emissions from disclosure requirements, even though Scope 3 emissions were included in its proposed rules from March 2022. The SEC Chairman announced the SEC decided to exclude Scope 3 emissions based on public feedback, which feedback included widespread concern about a public filer’s ability to accurately estimate such emissions. Relatedly, in October 2023, California passed legislation that will require us to provide wide-ranging GHG emissions disclosures. We are currently evaluating these requirements and their potential impact, but they underscore the importance of accurately estimating our financed emissions and ensuring that any reduction targets we set are achievable.

Moreover, given the nature of our business, reducing our financed emissions is dependent on many factors, some of which are beyond our control, including political, economic, regulatory, scientific, and geopolitical conditions. In certain instances, reducing our financed emissions would require decarbonization across broad sectors of the economy or across the economy as a whole.

This is particularly true for consumer businesses. As of December 31, 2023, approximately 95% of Capital One’s total net revenue was from our Credit Card and Consumer Banking segments, which primarily consist of services to consumer and small business customers. For example, achieving an Auto Finance business with minimal financed emissions would require a nearly complete transition to EVs across our customer base and a significant greening of the grid that charges EVs. Even if U.S. new car sales were to be nearly all EVs, the used car market, to which we have significant lending, would have substantial numbers of traditional vehicles for many years after that. Given the factors impacting financed emissions from consumer businesses, it is not surprising that most major consumer lenders have not made net zero commitments for their lending and investment activities at this time.

In light of these complex factors and uncertainties, we believe that setting emissions reduction targets that include financed emissions at this time would be premature.

Capital One has a robust climate risk management strategy in place with appropriate flexibility to address the complex and evolving challenges of climate change.

We have enhanced our governance and oversight of our climate-related bodies of work. We have also instituted several climate-specific governance processes at both the enterprise and line of business levels. Climate governance is integrated into our overall governance framework at all levels of our Company, including the Board and senior management levels. In addition, climate risk is embedded in our enterprise-wide risk management framework. We identify, manage, and respond to climate-related risks through our risk identification process, incremental climate risk analysis, and the ongoing interaction between senior management and the Board. We evaluate climate risks as they arise within our seven risk categories–credit, operational, strategic, reputation, market, liquidity, and compliance risks–as well as through our identification of emerging risks. We believe that our robust climate governance and climate risk processes, which are integrated into our enterprise-wide frameworks, position us well to execute on our climate strategy in a highly dynamic environment.

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	133

STOCKHOLDER PROPOSALS

Section XIII - Stockholder Proposals (Items 5-7 on Proxy Card)

We believe that it is important to address environmental sustainability in a responsible, measured manner, recognizing both the wide-ranging impact of climate change and its complex and evolving challenges. We believe that the Stockholder Proposal fails to take into account the complexities and uncertainties of setting emissions reduction targets that include financed emissions, and would therefore not be in the best interests of stockholders.

***

The Board unanimously recommends that you vote “AGAINST” the Stockholder Proposal Requesting

Setting of Near- and Long-Term Greenhouse Gas Emission Reduction Targets (Item 5 on Proxy Card).

Stockholder Proposal Requesting a Report on Respecting Workforce Civil Liberties (Item 6 on Proxy Card)

Capital One has been notified that The National Center for Public Policy Research, 2005 Massachusetts Avenue NW, Washington, DC 20036, intends to present a proposal for consideration at the 2024 Annual Stockholder Meeting (“Stockholder Proposal”). The National Center for Public Policy Research has submitted documentation indicating that they are the beneficial owners of no fewer than $2,000 worth of shares of Capital One common stock.

Stockholder Proposal

The resolution being submitted by the National Center for Public Policy Research to the stockholders for approval, if properly presented, is as follows:

Proposal 6 — Report on Respecting Workforce Civil Liberties

Supporting Statement: Capital One (the “Company”) employs more than 50,000 people. It should respect its employees’ speech rights and religious freedom. Company legally must comply with many laws prohibiting discrimination against employees on many grounds, including religion and sometimes political affiliation.

Respecting diverse views allows Company to attract the most qualified talent, promote a healthy and innovative business culture, and contribute to a healthy economic market and marketplace of ideas.

Despite this, the Viewpoint Diversity Score Business Index (2023)1 found 91% of scored companies promote divisive training concepts like critical race theory (CRT) that replace rich cultural and ideological diversity with a monolithic focus on group identity. Capital One goes further, from training to practice. It appears to inject the illegal considerations of race and sex into every supplier-recruitment decision, and to offer training programs and growth opportunities exclusively to race, sex and orientation groups it favors, thus discriminating against “non- diverse” suppliers.1 And despite the fact that Capital One actively discriminates against disfavored “non-diverse” people such as whites, men and straight people, none of those groups is represented by any “business resource groups,” while favored, “diverse” groups to whose benefit Company’s discrimination runs have a series of surface-characteristic-based lobbying groups.2 This speaks to systemic discrimination at Capital One against the “non-diverse.”

Many companies also alienate their own employees by taking divisive stances on political and social issues. The 2023 Index found 78% of scored companies discriminated against religious nonprofits in company programs, and 63% supported legislation undermining fundamental First Amendment freedoms. Capital One fully engages in these misdeeds, reliably using shareholder assets to further our Company’s executives’ personal policy preferences.3

[1]	https://www.capitalone.com/about/corporate-information/information-about-our-supplier-diversity-program/
[2]	https://www.capitalone.com/about/business-resource-groups/
[3]	https://ir-capitalone.gcs-web.com/corporate-governance/governance-overview;https://www.capitalone.com/about/newsroom/get-out-the-vote-2022/;https:// www.civicalliance.com/

134	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

STOCKHOLDER PROPOSALS

Section XIII - Stockholder Proposals (Items 5-7 on Proxy Card)

Companies’ potential liability for discrimination was sharpened by the recent Supreme Court decisions in Students for Fair Admission v. Harvard and Groff v DeJoy. The Company must act now to assess and correct potential shortcomings.

Corporations have recently lost such actions, paying $10 to $25 million in damages, plus litigation costs. The risk of these suits is rising. With more than 50,000 employees, the Company likely has 35,000+ potentially discriminated against because they are white, Asian, male, or straight. If only ten percent of them sue, and only ten percent of those win, Company losses would run to the billions. And while racial equity audits can cost up to $4 million, this report should cost much less, as it need review only the discriminatory programs — unless Capital One so embraces suspect discrimination that its whole operation need be reviewed.

Resolved: Shareholders request the Board of Directors conduct an evaluation and issue a civil rights and non-discrimination report within the next year, at reasonable cost and excluding proprietary information and disclosure of anything that would constitute an admission of pending litigation, evaluating how Company’s policies and practices impact employees and prospective employees based on their race, color, religion (including religious views), sex, national origin, or political views, and the risks those impacts present to Company’s business.

Statement in Opposition to the Stockholder Proposal

At Capital One, we continually review and evaluate the impact of our policies and practices to ensure our employees and prospective employees are not subject to unlawful discrimination. In addition, we currently report on our robust DIB initiatives publicly, which form an important part of our anti-discrimination efforts.

Accordingly, the Board unanimously recommends that you vote “AGAINST” the Stockholder Proposal.

Our Board, our Governance and Nominating Committee, our Audit Committee, and management regularly review, evaluate and oversee our anti-discrimination efforts and any related risks within our Company.

At Capital One, we are committed to maintaining a work environment that is free from all forms of unlawful discrimination. We strive to make Capital One a place where everyone feels seen, heard, and supported. We promote DIB awareness in order to make Capital One a place where each associate has an equal opportunity to succeed. We strive for pay equity among our associates and periodically review groups of associates in similar roles, accounting for factors that appropriately explain differences in pay such as job location and experience, and taking action to close gaps where needed.

As outlined in the Capital One Code of Conduct available on our website at www.capitalone.com under “Investors,” then “Governance & Leadership,” then “Organizational and Governance Documents,” unlawful discrimination is prohibited based on multiple criteria, including: race, color, national origin or citizenship; age; religion; physical or mental disability, or genetic information; sex, gender identity/reassignment or sexual orientation; veteran status; marital, pregnancy or maternity status; and any other status protected by applicable law. Our Code of Conduct already covers much of the criteria noted in the Proposal, including religious views, and we prohibit discrimination based on these factors toward any applicant, associate, third party, customer, or client. In addition, as part of its responsibilities, our Board, through the Audit Committee, monitors compliance with our Code of Conduct. We value and promote non-discrimination in every aspect of our business and at every level of our organization, including all of our employees and prospective employees.

As part of its responsibilities, our Board, through the Governance and Nominating Committee, oversees management’s development and implementation of Capital One’s policies, programs, and strategies related to Environmental, Social, and Governance (“ESG”) matters. Our Board and its committees have many opportunities to oversee and engage with management on our culture throughout the year, including by reviewing and adopting employment policies, compensation plans, and incentive structures that promote effective internal controls and governance practices and overall ethical behavior. For more information on Capital One’s governance and DIB practices, you can review our ESG Report available on our website at www.capitalone.com under “Corporate Information,” then “Our Commitments.”

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	135

STOCKHOLDER PROPOSALS

Section XIII - Stockholder Proposals (Items 5-7 on Proxy Card)

We currently report on the status and outcomes of our robust DIB initiatives publicly, which is part of our anti-discrimination efforts.

Capital One’s workforce represents a wide range of backgrounds, viewpoints and experiences. We are committed to empowering our associates to do great work by creating a culture that values diverse perspectives, fosters collaboration and encourages innovative ideas.

Our anti-discrimination efforts are core values that are reflected in existing publicly disclosed reports and disclosures, such as our ESG Report and Code of Conduct, as well as other internal ethics and employment policies and training materials, which are periodically reviewed and updated, as appropriate. Our ESG Report sets forth the Company’s DIB priorities and provides an overview of the Company’s programs and policies aimed at reinforcing an inclusive culture and building a diverse workforce. Through our ESG Report, we continually and actively assess and make information available on our evaluation of the ways that the Company promotes diversity, inclusion, and belonging within the Company, and how our associates treat customers and clients. Given our continual review and evaluation of the impact of our policies and practices to ensure our employees and prospective employees are not subject to unlawful discrimination, and our existing public reporting on the our robust DIB initiatives which reinforce our anti-discrimination efforts, the Board views the Stockholder Proposal as unnecessary and not in the best interests of stockholders.

***

The Board unanimously recommends that you vote “AGAINST” the Stockholder Proposal Requesting a Report on Respecting Workforce Civil Liberties (Item 6 on Proxy Card).

Stockholder Proposal Requesting a Director Election Resignation Bylaw (Item 7 on Proxy Card)

Capital One has been notified that the United Brotherhood of Carpenters and Joiners of America, 750 Dorchester Avenue, Boston, MA 02125, intends to present a proposal for consideration at the 2024 Annual Stockholder Meeting (“Stockholder Proposal”) on behalf of the North Atlantic States Carpenters Pension Fund. The North Atlantic States Carpenters Pension Fund has submitted documentation indicating that they are the beneficial owners of no fewer than $25,000 worth of shares of Capital One common stock.

Stockholder Proposal

The resolution being submitted by the United Brotherhood of Carpenters and Joiners of America to the stockholders for approval, if properly presented, is as follows:

Proposal 7 — Director Election Resignation Bylaw Proposal

Resolved: That the shareholders of Capital One Financial Corporation (“Company”) hereby request that the board of directors take the necessary action to adopt a director election resignation bylaw that requires each director nominee to submit an irrevocable conditional resignation to the Company to be effective upon the director’s failure to receive the required shareholder majority vote support in an uncontested election. The proposed resignation bylaw shall require the Board to accept a tendered resignation absent the finding of a compelling reason or reasons to not accept the resignation. Further, if the Board does not accept a tendered resignation and the director remains as a “holdover” director, the resignation bylaw shall stipulate that should a “holdover” director fail to be re-elected at the next annual election of directors, that director’s new tendered resignation will be automatically effective 30 days after the certification of the election vote. The Board shall report the reasons for its actions to accept or reject a tendered resignation in a Form 8-K filing with the U.S. Securities and Exchange Commission.

136	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

STOCKHOLDER PROPOSALS

Section XIII - Stockholder Proposals (Items 5-7 on Proxy Card)

Supporting Statement: The Proposal requests that the Board establish a director resignation bylaw to enhance director accountability. The Company has established in its bylaws a majority vote standard for use in an uncontested director election, an election in which the number of nominees equal the number of open board seats. Under applicable state corporate law, a director’s term extends until his or her successor is elected and qualified, or until he or she resigns or is removed from office. Therefore, an incumbent director who fails to receive the required vote for election under a majority vote standard continues to serve as a “holdover” director until the next meeting of shareholders. A Company governance policy currently addresses the continued status of an incumbent director who fails to be re-elected by requiring such director to tender his or her resignation for Board consideration.

The new director resignation bylaw will set a more demanding standard of review for addressing director resignations then that contained in the Company’s resignation governance policy. The resignation bylaw will require the reviewing directors to articulate a compelling reason or reasons for not accepting a tendered resignation and allowing an un-elected director to continue to serve as a “holdover” director. Importantly, if a director’s resignation is not accepted and he or she continues as a “holdover” director but again fails to be elected at the next annual meeting of shareholders, that director’s new tendered resignation will be automatically effective 30 days following the election vote certification. While providing the Board latitude to accept or not accept the initial resignation of an incumbent director that fails to receive majority vote support, the amended bylaw will establish the shareholder vote as the final word when a continuing “holdover” director is not re-elected. The Proposal’s enhancement of the director resignation process will establish shareholder voting in director elections as a more consequential governance right.

Statement in Opposition to the Stockholder Proposal

Capital One’s existing governance practices and policies already ensure that its Board is fully accountable to its stockholders and a mandatory director resignation is unnecessary in light of its extensive governance practices and policies.

Accordingly, the Board unanimously recommends that you vote “AGAINST” the Stockholder Proposal.

We currently have a director resignation policy that requires our directors to offer to resign if they do not receive majority support from stockholders.

To mitigate against concerns about having holdover directors on our Board, our Amended and Restated Corporate Governance Guidelines (our “Corporate Governance Guidelines”) require, and our Amended and Restated Bylaws (our “Bylaws”) permit, that any nominee for director in an uncontested election (i.e., an election where the only nominees are those nominated by our Board) who receives a greater number of votes “against” their election than votes “for” such election shall tender their resignation to the Chair of our Board within five business days following certification of the stockholder vote on the election of such director.

Our Governance and Nominating Committee is required to consider the resignation offer and recommend to our Board whether to accept it. Our Board will then take action on the Governance and Nominating Committee’s recommendation within 90 days following the submission of the director’s resignation. We will then disclose our Board’s decision and provide an explanation of its process and the factors it considered by way of a filing with the SEC. Any director who tenders their resignation as set forth above is expected to recuse themself from the Governance and Nominating Committee recommendation or Board action regarding whether to accept such resignation.

As described above, our governing documents already set forth a process that deals with the concerns raised in the proposal regarding holdover directors. The process provides a balanced approach that ensures our Board has appropriate discretion to act in the best interests of our Company and our stockholders to either accept a director’s resignation or take any other action it deems necessary to address the concerns that led to the election results for that incumbent director.

Since we adopted a majority voting standard in 2007, no director has received less than a majority of the votes cast for their election. Our Board takes seriously its responsibilities under our governing documents, and would

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	137

STOCKHOLDER PROPOSALS

Section XIII - Stockholder Proposals (Items 5-7 on Proxy Card)

carefully review whether to accept the resignation of an incumbent director who receives less than majority support, in accordance with our Corporate Governance Guidelines.

The proposal would unduly restrict the role of the Board by stipulating that in the event a director fails to receive majority support two years in a row, the director’s tendered resignation would be automatically effective 30 days after the certification of the vote.

We believe that our current practices preserve the appropriate flexibility for our Board to consider all relevant circumstances in the event a director fails to receive majority support. The Board may find it relevant, depending on the specific context, to engage with stockholders to understand the reasons for their vote and whether actions other than accepting the director’s resignation would better address stockholder concerns, and also to consider that director’s skills, qualifications, expertise, and contributions to our Board and Capital One and the consequences of the director’s departure from our Board within a month after the election. Our existing process promotes stability and continuity and avoids the harm of a disruptive result that could interfere with the functions of our Board at possibly critical times, while ensuring that our Board takes seriously the views expressed by stockholders in the director’s election.

Our existing stockholder engagement practices help provide accountability to our stockholders.

Our Investor Relations team engages in regular stockholder outreach throughout the year, including comprehensive engagement twice a year to gather feedback from stockholders, including feedback on our governance practices. This feedback from investors is regularly shared with our Board and its committees to ensure that our Board has insight on investors’ views.

***

The Board unanimously recommends that you vote “AGAINST” the Stockholder Proposal Requesting a Director Election Resignation Bylaw (Item 7 on Proxy Card).

138	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

OTHER MATTERS

Section XIV - Other Business

Other Business

As of the date of this proxy statement, we know of no business that will be presented for consideration at the 2024 Annual Stockholder Meeting other than the items referred to above. If other matters are properly brought before the meeting, the persons named in the accompanying proxy card will vote such proxy at their discretion.

Annual Report to Stockholders

Our Annual Report, including consolidated financial statements, is being furnished along with this proxy statement to our stockholders of record. A copy of the Form 10-K may be obtained without charge at the 2024 Annual Stockholder Meeting, at our website at www.capitalone.com under “Investors” then “Financials” then “SEC Filings,” or by contacting our Investor Relations department at Capital One’s address set forth above in the section “How to Contact Us” on page 54. The Form 10-K, which is filed with the SEC, may also be obtained at the SEC’s website at www.sec.gov.

Stockholder Proposals for 2025 Annual Stockholder Meeting

To be considered for inclusion in the proxy materials for our 2025 Annual Stockholder Meeting, stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and stockholder director nominations submitted pursuant to the proxy access provisions of our Bylaws must be received by our Corporate Secretary at the address set forth above in the section “How to Contact Us” on page 54, no later than November 20, 2024 (and in the case of proxy access director candidates no earlier than October 21, 2024).

In the case of director nominations submitted pursuant to the proxy access provisions of our Bylaws, these deadlines are based on the 150th day and 120th day, respectively, before the one-year anniversary of the date that the Proxy Statement for the 2024 Annual Stockholder Meeting was first sent to stockholders (which date, for purposes of our Bylaws, is March 20, 2025). Stockholders submitting proposals pursuant to Rule 14a-8 or submitting proxy access director candidates must also satisfy other procedural and qualification requirements set forth in Rule 14a-8 and our Bylaws, respectively. The submission of a stockholder proposal or proxy access nomination does not guarantee that it will be included in our proxy statement.

Under our Bylaws, if you wish to present a stockholder proposal other than pursuant to Rule 14a-8 or nominate a director candidate other than pursuant to our proxy access Bylaw provisions, then to be timely for consideration at our 2025 Annual Stockholder Meeting, you must give proper written notice of such proposal and of such nomination to the Corporate Secretary no earlier than January 2, 2025, and no later than February 1, 2025. If our 2025 Annual Stockholder Meeting is held on a date that is not within 30 days before or 60 days after May 2, 2025, the anniversary date of this year’s Annual Stockholder Meeting, notice must be delivered no earlier than the 120th day prior to such annual stockholder meeting and no later than the later of the 90th day prior to such meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Your notice must include the information specified in our Bylaws concerning the proposal or nominee. Our Bylaws set forth the information that must be furnished to the Corporate Secretary in order for any such notice to be proper. A copy of our Bylaws may be obtained from the Corporate Secretary at Capital One’s address set forth above in the section “How to Contact Us” on page 54. In addition to complying with the advance notice provisions of our Bylaws, to nominate directors stockholders must give timely notice that complies with the additional requirements of Rule 14a-19, and which must be received no later than March 3, 2025.

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	139

OTHER MATTERS

Section XV - Frequently Asked Questions

Why did I receive a Notice Regarding the Internet Availability of Proxy Materials?

Pursuant to rules of the SEC, we are furnishing the proxy materials to certain of our stockholders via the Internet instead of mailing printed copies. This process allows us to expedite our stockholders’ receipt of proxy materials, lower the costs of printing and mailing the proxy materials, and reduce the environmental impact of our 2024 Annual Stockholder Meeting. Accordingly, on March 20, 2024, we began sending our stockholders a Notice Regarding the Internet Availability of Proxy Materials. If you received a Notice, you will not receive a printed copy of the proxy materials unless you request one. The Notice provides instructions on how to access the proxy materials for the 2024 Annual Stockholder Meeting via the Internet, how to request a printed set of proxy materials, and how to vote your shares.

What is the purpose of the proxy materials?

The Board is providing you these materials in connection with the solicitation by the Board of proxies to be voted at the 2024 Annual Stockholder Meeting. All stockholders who held shares of Capital One common stock as of the close of business on the Record Date, March 6, 2024, are entitled to attend the 2024 Annual Stockholder Meeting and to vote on the items of business outlined in this proxy statement. Whether or not you choose to attend the 2024 Annual Stockholder Meeting in person, you may vote your shares via the Internet, by telephone, or by mail.

How do I access the proxy materials?

The Notice provides instructions regarding how to view the proxy materials for the 2024 Annual Stockholder Meeting online. As explained in greater detail in the Notice, to view the proxy materials and to vote, you will need to visit www.proxyvote.com and have available the control number(s) contained in your Notice.

How do I request paper copies of the proxy materials?

You may request paper copies of the 2024 proxy materials by following the instructions at www.proxyvote.com, by calling 1-800-579-1639 or by sending an e-mail to sendmaterial@proxyvote.com.

What is the difference between a record holder and a holder of shares in street name?

You are a record holder if you hold shares of Capital One common stock directly in your name through our transfer agent, Computershare Trust Company, N.A.

If you hold shares of Capital One common stock through a broker, bank, trust, or other nominee, then you are a holder of shares in street name. As a result, you must instruct the broker, bank, trust, or other nominee about how to vote your shares. Under the rules of the NYSE, if you do not provide such instructions, the firm that holds your shares will have discretionary authority to vote your shares only with respect to “routine” matters, as described below.

Can I attend the 2024 Annual Stockholder Meeting?

If you held shares of Capital One common stock as of the Record Date, you may attend the 2024 Annual Stockholder Meeting. Because seating is limited, only you may attend the meeting. Admission to the meeting is on a first-come, first-served basis. Registration begins at 9:00 a.m. You must present a valid government-issued picture identification and proof of Capital One stock ownership as of the Record Date. If you hold Capital One stock in street name, you must also bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date. Stockholders of record also may be represented by another person at the 2024 Annual Stockholder Meeting by executing a legal proxy designating that person as the proxy holder. Each stockholder may appoint only one proxy holder or representative to attend the 2024 Annual Stockholder Meeting on their behalf. Cameras, recording devices, and other electronic devices are not permitted. If you require special assistance at the meeting because of a disability, please contact the Corporate Secretary at Capital One’s address in the Notice.

Am I entitled to vote?

You are entitled to vote if you were the record holder of shares of Capital One common stock as of the Record Date. All stockholders of record are entitled to one vote per share of common stock held for each

140	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

OTHER MATTERS

Section XV - Frequently Asked Questions

nominee for director and for each matter submitted for a vote at the meeting.

If you hold your shares of Capital One common stock in street name, you may instruct your broker regarding voting your shares using the same methods described below under “How do I vote?”

How many votes can be cast by all stockholders?

A total of 382,102,457 votes, consisting of one vote for each share of Capital One common stock issued and outstanding on the Record Date.

How do I vote?

In Person

In addition to complying with the requirements described under “Can I attend the 2024 Annual Stockholder Meeting?” above, if you are a record holder, you must fill out a ballot at the meeting, and if you are a street name holder, you must obtain a legal proxy from your broker, bank, trust, or other nominee and present it to the inspector of elections with your ballot to be able to vote at the 2024 Annual Stockholder Meeting. To request a legal proxy, please follow the instructions at www.proxyvote.com.

By Internet

You may vote via the Internet by going to www.proxyvote.com and following the instructions on the screen. Have your Notice, proxy card (for record holders), or voting instruction form (for holders of shares in street name) available when you access the web page.

By Telephone

If you received a paper copy of the proxy materials, you may vote by telephone by calling the toll-free telephone number on the proxy card (1-800-690-6903), which is available 24 hours a day, and following the prerecorded instructions. Have your proxy card available when you call. If you hold your shares in street name, follow the voting instructions you receive from your broker, bank, trustee, or other nominee.

By Mail

If you received your proxy materials by mail, you may vote by mail by completing the enclosed proxy card, dating and signing it, and returning it in the postage-paid envelope provided or returning it to Broadridge Financial Solutions, Inc., Vote Processing, 51 Mercedes Way, Edgewood, NY 11717. If you hold your shares in street name, follow the voting instructions you receive from your broker, bank, trustee, or other nominee.

Time for Voting Your Shares by Internet, by Telephone, or by Mail Before the 2024 Annual Stockholder Meeting

You may vote via the Internet or by telephone until 11:59 p.m. Eastern Time on May 1, 2024. If you vote by mail, your proxy card or voting instruction form, as applicable, must be received by May 1, 2024. If you own shares of Capital One through the Capital One Associate Savings Plan (Capital One Stock Fund) or Hibernia Corporation Supplemental Stock Plan, see “How do I vote my 401(k) shares?” below for more information.

What if I hold my shares in street name and I do not provide my broker, bank, trustee, or other nominee with instructions about how to vote my shares?

You may instruct your broker, bank, trustee, or other nominee on how to vote your shares using the methods described above. If you do not vote via the Internet or by telephone and do not return your voting instructions to the firm that holds your shares prior to the 2024 Annual Stockholder Meeting, the firm has discretion to vote your shares only with respect to Item 4 (ratification of selection of independent registered public accounting firm), which is considered a “routine” matter under NYSE rules. All other items to be voted on at the 2024 Annual Stockholder Meeting are not considered “routine” matters, and the firm that holds your shares will not have discretionary authority to vote your shares for these Items if you do not provide instructions using one of the methods described above. Therefore, you are encouraged to return your voting instructions so that your shares are voted for non-routine matters at the 2024 Annual Stockholder Meeting. If you hold shares in several accounts, you must provide voting instructions for each account to authorize all of your shares to be voted.

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	141

OTHER MATTERS

Section XV - Frequently Asked Questions

How do I vote my 401(k) shares?

If you own shares of Capital One through the Capital One Associate Savings Plan (Capital One Stock Fund) or Hibernia Corporation Supplemental Stock Plan, you may vote the number of shares equivalent to your interest in the Capital One Stock Fund as credited to your account on the Record Date. You will receive instructions on how to vote your shares via e-mail from Broadridge Financial Solutions, Inc. (“Broadridge”). The trustee of the Capital One Associate Savings Plan and the Hibernia Corporation Supplemental Stock Plan will vote your shares in accordance with your duly executed instructions if they are received by 11:59 p.m. Eastern Time on April 29, 2024. If you do not send instructions, the trustee will not vote the share equivalents credited to your account.

Can I revoke my proxy or change my vote?

Yes, you may revoke any proxy that you previously granted or change your vote by:

∎	submitting another timely vote via the Internet, by telephone, or by mailing a new proxy card or voting instruction form;

∎	attending the 2024 Annual Stockholder Meeting and voting in person, as indicated above under “How do I vote?”; or

∎	if you are a record holder, giving written notice of revocation to the Corporate Secretary, Capital One Financial Corporation, 1600 Capital One Drive, McLean, VA 22102.

Your new vote or revocation in advance of the meeting must be submitted in accordance with the time frames above under “Time for Voting Your Shares By Internet, By Telephone, or By Mail Before the 2024 Annual Stockholder Meeting.”

What constitutes a quorum?

A quorum of stockholders is necessary to transact business at the 2024 Annual Stockholder Meeting. A quorum exists if the holders of a majority of the voting power of Capital One’s outstanding shares entitled to vote generally in the election of directors are present in person or represented by proxy. Solely for purposes of determining whether we have a quorum, we will count:

∎	Shares represented in person or by proxy and being voted at the meeting;

∎	Shares represented in person at the meeting but not being voted; and

∎	Shares for which we have received proxies but for which stockholders have abstained from voting or that represent broker non-votes, which are described below.

What is a broker non-vote?

Under NYSE rules, if you hold your shares in street name and you do not submit voting instructions to the firm that holds your shares, the firm has discretionary authority to vote your shares only with respect to “routine” matters. For non-routine matters, which include every item to be voted on other than Item 4 (ratification of selection of independent registered public accounting firm) the firm that holds your shares will not have discretion to vote your shares. When a matter is non-routine and a firm has not received voting instructions from the beneficial owner, the brokerage firm cannot vote the shares on that matter and the shares will be counted as broker non-votes.

Who will count the vote?

Votes will be tabulated by Broadridge. The Board has appointed a representative of American Election Services, LLC to serve as the Inspector of Elections.

Will a list of stockholders be made available?

We will make a list of stockholders available at the 2024 Annual Stockholder Meeting, and for ten days prior to the meeting, which can be obtained by sending a request via email to investorrelations@capitalone.com.

How much did the solicitation cost?

We will pay the costs of the solicitation. We have retained Morrow Sodali to assist us in the solicitation of proxies for an aggregate fee of $96,500 plus reasonable out-of-pocket expenses. In addition to Capital One soliciting proxies via the Internet, by telephone, and by mail, our directors, officers, and

142	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

OTHER MATTERS

Section XV - Frequently Asked Questions

associates may solicit proxies on our behalf, without additional compensation.

What is “householding?”

Under SEC rules, a single package of Notices may be sent to any household at which two or more stockholders reside if they appear to be members of the same family unless contrary instructions have been received. Each stockholder continues to receive a separate Notice within the package. This procedure, referred to as “householding,” reduces the volume of duplicate materials stockholders receive and reduces mailing expenses. Stockholders may revoke their consent to future householding mailings or enroll in householding by contacting Broadridge toll free at

1-866-540-7095 or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717. We will deliver promptly, upon written or oral request, a separate copy of the proxy materials to any stockholder at a shared address to which a single copy was delivered. Stockholders who wish to receive a separate set of proxy materials now should contact Broadridge at the same phone number or mailing address.

What vote is necessary to approve each item and what are the Board’s recommendations?

The following table sets forth the voting requirements for each proposal being voted at the meeting and the Board’s recommendations.

Item	Matter to Be Voted On	Board Recommendation	Voting Requirement	Effect of Abstentions	Effect of “Broker Non-Votes”

1.	Election of twelve candidates for director	FOR

Each candidate will be elected as a director of Capital One if a majority of the votes cast in their election is voted in favor of such election. We also maintain a “resignation” policy, which requires that any director who fails to receive a majority of votes cast in favor of their election must tender a resignation for the Board’s consideration. Cumulative voting for the election of directors is not permitted.

				No effect	No effect

2.	Advisory vote on our Named Executive Officer compensation (“Say On Pay”)	FOR	This item will be approved if a majority of the votes cast on the proposal are voted in favor of the proposal.	No effect	No effect

3.	Approval and adoption of the Capital One Financial Corporation Amended and Restated 2002 Associate Stock Purchase Plan	FOR	This item will be approved if a majority of the votes cast on the proposal are voted in favor of the proposal.	No effect	No effect

4.	Ratification of selection of our independent registered public accounting firm	FOR	This item will be approved if a majority of the votes cast on the proposal are voted in favor of the proposal.	No effect	Not Applicable

5-7.	Stockholder proposals	AGAINST	These items will be approved if a majority of the votes cast on the proposals are voted in favor of the proposals.	No effect	No effect

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	143

OTHER MATTERS

Appendix A - Information Regarding Non-GAAP Financial Measures

Our Compensation Committee believes that certain measures not defined by U.S. generally accepted accounting principles (“GAAP”), including adjusted diluted earnings per share, adjusted operating efficiency ratio, adjusted efficiency ratio, return on average tangible common equity, and tangible book value per common share, help investors and users of our financial information to understand the effect of adjusting items on our selected reported results and provide alternate measurements of our performance. In addition, these non-GAAP measures are reviewed by the Compensation Committee and the other independent members of our Board as part of their assessment of the Company’s performance. While certain of our non-GAAP measures are widely used by investors, analysts, and bank regulatory agencies to assess the capital position of financial services companies, they may not be comparable to similarly titled measures reported by other companies. The following tables present reconciliations of these non-GAAP measures to the applicable amounts measured in accordance with GAAP.

Table 1: Reconciliation of Diluted Earnings Per Share (“EPS”), Efficiency Ratio Metrics, and Operating Efficiency Ratio

	Year Ended December 31,

(Dollars in millions, except per share data and as noted)	2023	2022	2021
Adjusted diluted earnings per share (“EPS”):
Net income available to common stockholders (GAAP)	$4,582	$7,044	$11,965
FDIC Special Assessment	289	—	—
Insurance recoveries and legal reserve activity	—	(177)	100
Restructuring Charges	—	72	—

Adjusted net income available to common stockholders before income tax impacts (non-GAAP)	4,871	6,939	12,065
Income tax impacts	(70)	25	(24)

Adjusted net income available to common stockholders (non-GAAP)	$4,801	$6,964	$12,041

Diluted weighted-average common shares outstanding (in millions) (GAAP)	383.4	393.2	444.2

Diluted EPS (GAAP)	$11.95	$17.91	$26.94
Impact of adjustments noted above	0.57	(0.20)	0.17

Adjusted diluted EPS (non-GAAP)	$12.52	$17.71	$27.11

Adjusted efficiency ratio:
Non-interest expense (GAAP)	$20,316	$19,163	$16,570
FDIC Special Assessment	(289)	—	—
Insurance recoveries and legal reserve activity	—	177	(100)
Restructuring Charges	—	(72)	—

Adjusted non-interest expense (non-GAAP)	$20,027	$19,268	$16,470

Total net revenue (GAAP)	$36,787	$34,250	$30,435

Efficiency ratio(1) (GAAP)	55.23%	55.95%	54.44%
Impact of adjustments noted above	(79) bps	31 bps	(32) bps

Adjusted efficiency ratio (non-GAAP)	54.44%	56.26%	54.12%

144	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

OTHER MATTERS

Appendix A - Information Regarding Non-GAAP Financial Measures

	Year Ended December 31,

(Dollars in millions, except per share data and as noted)	2023	2022	2021

Adjusted operating efficiency ratio:

Operating expense (GAAP)	$16,307	$15,146	$13,699

FDIC Special Assessment	(289)	—	—

Insurance recoveries and legal reserve activity	—	177	(100)

Restructuring Charges	—	(72)	—

Adjusted operating expense (non-GAAP)	$16,018	$15,251	$13,599

Total net revenue (GAAP)	$36,787	$34,250	$30,435

Operating efficiency ratio(2) (GAAP)	44.33%	44.22%	45.01%

Impact of adjustments noted above	(79) bps	31 bps	(33) bps

Adjusted operating efficiency ratio (non-GAAP)	43.54%	44.53%	44.68%

(1)	Total efficiency ratio is calculated based on total non-interest expense for the period divided by total net revenue for the period and reflects as-reported results in accordance with GAAP.

(2)	Operating efficiency ratio is calculated based on operating expense for the period divided by total net revenue for the period and reflects as-reported results in accordance with GAAP.

Table 2: Reconciliation of Return On Average Tangible Common Equity and Tangible Book Value Per Common Share

(Dollars in millions, except per share data and as noted)	Year Ended December 31, 2023 Reported Results	Year Ended December 31, 2022 Reported Results	Year Ended December 31, 2021 Reported Results

Pre-Provision Earnings

Total net revenue	$36,787	$34,250	$30,435

Non-interest expense	(20,316)	(19,163)	(16,570)

Pre-provision earnings(1)	$16,471	$15,087	$13,865

Tangible Common Equity (Period-End)

Stockholders’ equity	$58,089	$52,582	$61,029

Goodwill and other intangible assets(2)	(15,289)	(14,902)	(14,907)

Noncumulative perpetual preferred stock	(4,845)	(4,845)	(4,845)

Tangible common equity(3)	$37,955	$32,835	$41,277

Tangible Common Equity (Average)

Stockholders’ equity	$55,195	$55,125	$62,556

Goodwill and other intangible assets(2)	(15,207)	(14,905)	(14,805)

Noncumulative perpetual preferred stock	(4,845)	(4,845)	(5,590)

Tangible common equity(3)	$35,143	$35,375	$42,161

Return on Tangible Common Equity (Average):

Net income available to common stockholders	$4,582	$7,044	$11,965

Tangible common equity (Average)	35,143	35,375	42,161

Return on tangible common equity(3)(4)	13.04%	19.91%	28.39%

Tangible Book Value per Common Share:

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	145

OTHER MATTERS

Appendix A - Information Regarding Non-GAAP Financial Measures

(Dollars in millions, except per share data and as noted)	Year Ended December 31, 2023 Reported Results	Year Ended December 31, 2022 Reported Results	Year Ended December 31, 2021 Reported Results

Tangible common equity (period-end)	$37,955	$32,835	$41,277

Outstanding Common Shares	380	381	414

Tangible book value per common share(3)	$99.78	$86.11	$99.74

(1)	Management believes that this financial metric is useful in assessing the ability of a lending institution to generate income in excess of its provision for credit losses

(2)	Includes impact of related deferred taxes.

(3)	Management believes that this financial metric is useful in assessing capital adequacy and the level of returns generated.

(4)

Return on average tangible common equity is a non-GAAP measure calculated based on net income (loss) available to common stockholders less income (loss) from discontinued operations, net of tax, for the period, divided by average Tangible Common Equity.

146	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

OTHER MATTERS

Appendix B - Capital One Financial Corporation Amended and Restated 2002 Associate Stock Purchase Plan

CAPITAL ONE FINANCIAL CORPORATION

2002 ASSOCIATE STOCK PURCHASE PLAN

AMENDED AND RESTATED AS OF MAY 2, 2024

1. Purpose and Effective Date of Plan

The Company established, effective as of September 19, 2002, a stock purchase plan to incentivize present and future employees of the Company and its Subsidiaries with the inherent benefit of Common Stock ownership. The Plan permits the purchase of Common Stock through a percentage of payroll deductions throughout the calendar year. The Plan was subsequently submitted for approval and approved, by stockholders effective May 4, 2017, at the annual stockholder meeting in order to increase the number of shares available for purchase under the Plan. The Plan was further amended effective January 1, 2018, July 21, 2018 and January 1, 2021 to make various administrative changes. The Plan is hereby amended and restated effective as of May 2, 2024.

This amendment and restatement of the Plan shall become effective upon shareholder approval.

2. Shares Reserved for the Plan

There shall be reserved for issuance and purchase by Participating Associates under the Plan an aggregate of 53,000,000 shares of Common Stock, subject to adjustment as provided in Section 12. Shares issued under the Plan may consist of newly issued shares acquired from the Company, treasury shares held by the Company, shares acquired on the open market or a combination of the above.

3. Definitions

Where indicated by initial capital letters, the following terms shall have the following meanings:

a.	Act: The Securities Exchange Act of 1934, as amended.

b.

Base Compensation: The base salary and/or commissions of an Eligible Associate received from the Employer, including salary reduction contributions pursuant to elections under a plan subject to Code Section 125 or 401(k), but excluding all other compensation such as overtime, bonuses, profit sharing awards and credits received under a plan subject to Code section 125.

c.	Board: The Board of Directors of the Company.

d.

Business Day: A day on which the New York Stock Exchange is open for trading in Common Stock or, if trading in Common Stock is suspended, the next following day on which the New York Stock Exchange is open for trading and on which trading in Common Stock is no longer suspended.

e.	Code: The Internal Revenue Code of 1986, as amended from time to time.

f.	Committee: The committee established pursuant to Section 4 to be responsible for the general administration of the Plan.

g.	Common Stock: The Company’s common stock, $.01 par value per share.

h.	Company: Capital One Financial Corporation and any successor by merger, consolidation or otherwise.

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	147

OTHER MATTERS

Appendix B - Capital One Financial Corporation Amended and Restated 2002 Associate Stock Purchase Plan

i.	Delegated Administrator: One or more of the Company’s officers, to whom the Committee delegates its authority to administer the Plan pursuant to Section 4, and/or his or her delegates.

j.	Eligible Associate: Any employee of the Company or any of its Eligible Subsidiaries who meets the eligibility requirements of Section 5.

k.

Eligible Subsidiary: Any Subsidiary of the Company, other than Subsidiaries that have been designed by the Committee, in its sole discretion from time to time, as ineligible to participate in the Plan.

l.	Employer: The Company or Subsidiary employing an Eligible Associate.

m.	Enrollment Form: The form filed with the Company’s Human Resources Department or Vendor, if applicable, authorizing payroll deductions pursuant to Section 6.

n.

Fair Market Value: With respect to Common Stock acquired from the Company, the closing price as reported on the New York Stock Exchange Composite Tape on the date in question, or, if the Common Stock shall not have been so quoted on such date, the closing price on the last day prior thereto on which the Common Stock was so quoted. With respect to Common Stock acquired in respect of the Plan on the open market, the weighted average purchase price (computed to four decimal places) of all shares purchased on the date in question.

o.	Investment Account: The account established for each Participating Associate pursuant to Section 9 to account for Common Stock purchased under the Plan.

p.	Investment Date: The last Business Day of each calendar month, or such other date(s) as determined by the Committee.

q.	Participating Associate: An Eligible Associate who elects to participate in the Plan by filing an Enrollment Form pursuant to Section 6.

r.	Payroll Deduction Account: The account established for a Participating Associate to reflect payroll deductions pursuant to Section 6.

s.	Plan: The “Capital One Financial Corporation 2002 Associate Stock Purchase Plan,” as set forth herein and as amended from time to time.

t.

Purchase Price: The price for each whole and fractional share of Common Stock purchased under the Plan (after taking into account matching contributions pursuant to Section 7). In the event matching contributions pursuant to Section 7 are eliminated, the price for each whole and fractional share of Common Stock purchased under the Plan shall be 85% (or such greater percentage determined by the Committee) of the Fair Market Value on the date in question.

u.	Section: A section of the Plan, unless otherwise required by the context.

v.

Subsidiary or Subsidiaries: Any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, as of an Investment Date, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

w.	Vendor: A third party plan engaged by the Committee or Delegated Administrator to advise or assist with the administration or implementation of the Plan.

4. Administration of the Plan

The Plan shall be administered by a committee, consisting of not less than two members appointed by the Board. The Committee shall be the Compensation Committee of the Board unless the Board shall appoint another committee to administer the Plan. The Board from time to time may remove members previously appointed and may fill vacancies, however caused, in the Committee.

148	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

OTHER MATTERS

Appendix B - Capital One Financial Corporation Amended and Restated 2002 Associate Stock Purchase Plan

Subject to the express provisions of the Plan, the Committee shall have the authority to take any and all actions necessary to implement the Plan and to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable in administering the Plan. All of such actions, interpretations and determinations shall be final and binding upon all persons.

A quorum of the Committee shall consist of a majority of its members and the Committee may act by vote of a majority of its members at a meeting at which a quorum is present, or without a meeting by a written consent to its actions signed by all members of the Committee. The Committee may delegate all matters relating to the administration of the Plan to one or more Delegated Administrators. In addition, the Committee or Delegated Administrator may request advice or assistance and employ such other persons as are necessary for proper administration of the Plan, including but not limited to a Vendor.

No member of the Committee or the Board shall be liable for any action, omission, or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director, employee or consultant of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability arising out of any action, omission or determination relating to the Plan, to the maximum extent permitted by law.

5. Eligible Associates

Subject to the limitations of this Section, all employees of the Company or its Eligible Subsidiaries shall be eligible to participate in the Plan. To be an employee eligible to participate in the Plan, a person must be actively employed by the Employer and customarily paid through the Employer’s regular payroll. Any person who is excluded by the terms and conditions of his employment from participation in the Plan, any person acting as a non-employee director of the Employer, any person designated by the Employer as an independent contractor, and any person who is a “leased employee” within the meaning of Section 414(n) of the Code, shall not be considered an employee for purposes of this Section 5. It is expressly intended that persons acting as non-employee directors of the Employer, persons designated as independent contractors by the Employer and “leased employees” within the meaning of Section 414(n) of the Code are to be excluded from Plan participation even if a court or administrative agency determines that such persons are common law employees and not persons acting as non-employee directors, independent contractors or “leased employees” of the Employer.

Notwithstanding anything else to the contrary stated herein, while employees of the Company or its Eligible Subsidiaries who are located in the United Kingdom from time to time are eligible to participate in the Plan, their eligibility is limited to the extent determined by the Committee from time to time which shall have the authority to: (i) impose a limitation on the number of such employees who may participate in the Plan; (ii) restrict eligibility to certain named employees; (iii) impose a limit on the value such employees may elect to have deducted from their payroll in order to purchase Common Stock in addition to the limits set out in Section 6; (iv) impose a fixed period during which such employees may elect for deductions from payroll to be made; and (v) restrict the eligibility of any such employees to participate in the Plan.

6. Election to Participate

Each Eligible Associate may elect to become a Participating Associate by filing with the Company’s Human Resources Department (or Vendor, if applicable) an Enrollment Form authorizing specified regular payroll deductions from his Base Compensation; provided however that, for purposes of this Section 6, the last Enrollment Form filed by a Participating Associate pursuant to the Company’s 1994 Associate Stock Purchase Plan prior to the initial adoption of the Plan shall be deemed to be filed and effective with respect to the Plan as if actually filed hereunder. Such regular payroll deductions shall be subject to a minimum deduction of 1% and a maximum deduction of 15% (or such lower percentage determined by the Committee) of Base Compensation for that payroll period. In addition, the total of regular payroll deductions in any calendar year shall not exceed $25,000. All regular payroll deductions shall be credited as soon as practicable to the Payroll Deduction Account that the Company has established with respect to the Participating Associate. A Participating Associate may elect at any time to increase, decrease, or eliminate his regular payroll deduction by filing a new Enrollment Form, subject to any restrictions that may be imposed by the Company.

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	149

OTHER MATTERS

Appendix B - Capital One Financial Corporation Amended and Restated 2002 Associate Stock Purchase Plan

7. Method of Purchase and Investment Accounts

Subject to Section 13, each Participating Associate shall receive a matching contribution to his Payroll Deduction Account as and when payroll deductions are made by the Participating Associate to his Payroll Deduction Account pursuant to Section 6 equal to 15.0% of the amount of such deductions and/or contributions. In addition, subject to Sections 6 and 13, each Participating Associate having eligible funds in his Payroll Deduction Account on an Investment Date shall be deemed, without any further action, to have purchased the number of whole and fractional shares that the eligible funds in his Payroll Deduction Account could purchase at the applicable Purchase Price on that Investment Date. All whole and fractional shares purchased shall be maintained in a separate Investment Account for each Participating Associate. Expenses incurred in the purchase of such shares of Common Stock shall be paid by the Company.

8. Stock Purchases

The Company shall issue (or direct the issuance of or the purchase on the open market of) shares of Common Stock to be credited to the Investment Accounts of the Participating Associates as of each Investment Date (or as soon as practicable thereafter).

9. Title of Accounts

The Company’s Human Resources Department or the Vendor (if applicable) shall establish and maintain an Investment Account with respect to each Participating Associate. Each Investment Account shall be in the name of the Participating Associate.

10. Rights as a Shareholder

From and after the Investment date on which shares of Common Stock are purchased by a Participating Associate under the Plan, such Participating Associate shall have all of the rights and privileges of a shareholder of the Company with respect to such shares of Common Stock. Subject to Section 18 herein, a Participating Associate shall have the right at any time (i) to obtain a certificate for the whole shares of Common Stock credited to his Investment Account or (ii) to direct that any whole shares in his Investment Account be sold and that the proceeds, less expenses of sale, be remitted to him.

Prior to the Investment Date on which shares of Common Stock are to be purchased by a Participating Associate, such Participating Associate shall not have any rights as a shareholder of the Company with respect to such shares of Common Stock. Each Participating Associate shall be a general unsecured creditor of the Company to the extent of any amounts deducted under the Plan from such Participating Associate’s Base Compensation during the period prior to the Investment Date on which such amounts are applied to the purchase of Common Stock for the Participating Associate.

11. Rights Not Transferable

Rights under the Plan, except as set forth in Section 13(b) herein, are not transferable by a Participating Associate.

12. Change in Capital Structure

In the event of a stock dividend, spin-off, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company’s capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan, the maximum number of shares or securities that may be delivered under the Plan, the Purchase Price and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons.

150	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

OTHER MATTERS

Appendix B - Capital One Financial Corporation Amended and Restated 2002 Associate Stock Purchase Plan

If the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company’s outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company’s assets, the Committee may take such actions with respect to the Plan as the Committee deems appropriate.

Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participating Associate, and the Committee’s determination shall be conclusive and binding on all persons for all purposes.

13. Termination of Employment and Death

(a)

If a Participating Associate’s employment is terminated for any reason other than death, any amount in his Payroll Deduction Account shall be used to purchase shares as of the next following Investment Date, or unless the Participating Associate elects to receive, if practicable, a cash distribution from his Payroll Deduction Account before the next following Investment Date.

(b)

If a Participating Associate dies, any amount in his Payroll Deduction Account shall be used to purchase shares as of the next following Investment Date unless the Participating Associate’s designated beneficiary (or if none, his estate) elects to receive, if practicable, a cash distribution from the Participating Associate’s Payroll Deduction Account before the next following Investment Date.

14. Tax Withholding

Each Participating Associate must make adequate provision for federal, state, or other tax withholding obligations, if any, which arise in connection with participation in the Plan. By electing to participate in the Plan, a Participating Associate authorizes the Employer and the Vendor (if applicable) to withhold from the Participating Associate’s compensation, or other amounts payable to the Participating Associate, the amounts necessary to satisfy any such applicable tax withholding obligations. At any time, the Employer and/or the Vendor (if applicable) may, but shall not be obligated to, withhold from the Participating Associate’s compensation, or other amounts payable to the Participating Associate, the amount necessary for the Company to satisfy any applicable tax withholding obligations.

15. Amendment of the Plan

The Committee in its sole discretion may at any time amend the Plan in any respect; provided that such amendment is in compliance with all applicable laws and regulations and the requirements of any national securities exchange on which shares of Common Stock are then traded. The Committee may delegate to a Delegated Administrator its authority under this Section 15 with respect to administrative amendments to the Plan. Any amendment to the Plan shall be subject to the approval of the Company’s stockholders to the extent required by applicable law or the requirements of any national securities exchange on which shares of Common Stock are then traded.

16. Termination of the Plan

The Plan and all rights of Eligible Associates hereunder shall terminate:

(a)	on the Investment Date that Participating Associates become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase; or

(b)	at any earlier date determined by the Committee in its sole discretion.

In the event that the Plan terminates under circumstances described in (a) above reserved shares remaining as of the termination date shall be sold to Participating Associates at the applicable Purchase Price on a pro rata basis. Upon termination of the Plan, all amounts in a Participating Associate’s Payroll Deduction Account that are not used to purchase Common Stock shall be refunded to the Participating Associate.

CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT	151

OTHER MATTERS

Appendix B - Capital One Financial Corporation Amended and Restated 2002 Associate Stock Purchase Plan

17. Government and Other Regulations

The Plan, and the grant and exercise of the rights to purchase shares hereunder, and the obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable Company policies and all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or government agency as may be required in the opinion of counsel for the Company.

18. Gender and Number

Masculine pronouns shall refer to both males and females. The singular form shall include the plural.

152	CAPITAL ONE FINANCIAL CORPORATION	2024 PROXY STATEMENT

1680 Capital One Drive McLean, VA 22102 (703) 720-1000 www.capitalone.com

CAPITAL ONE FINANCIAL CORPORATION
1680 CAPITAL ONE DR.
MCLEAN, VA 22102-3491

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. ET on May 1, 2024 for shares held directly and by 11:59 p.m. ET on April 29, 2024 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. ET on May 1, 2024 for shares held directly and by 11:59 p.m. ET on April 29, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V30312-P04713-Z86868 KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

 CAPITAL ONE FINANCIAL CORPORATION

The Board of Directors recommends you vote FOR each of the following nominees:

1.	Election of Directors

	Nominees:	For	Against	Abstain

	1a. Richard D. Fairbank	☐	☐	☐

	1b. Ime Archibong	☐	☐	☐

	1c. Christine Detrick	☐	☐	☐

	1d. Ann Fritz Hackett	☐	☐	☐

	1e. Suni P. Harford	☐	☐	☐

	1f. Peter Thomas Killalea	☐	☐	☐

	1g. Cornelis (“Eli”) Leenaars	☐	☐	☐

	1h. François Locoh-Donou	☐	☐	☐

	1i. Peter E. Raskind	☐	☐	☐

	1j. Eileen Serra	☐	☐	☐

	1k. Mayo A. Shattuck III	☐	☐	☐

	1l. Craig Anthony Williams	☐	☐	☐

The Board of Directors recommends you vote FOR the following items 2, 3 and 4.		For	Against	Abstain

2.	Advisory vote on our Named Executive Officer compensation (“Say on Pay”).	☐	☐	☐

3.	Approval and adoption of the Capital One Financial Corporation Amended and Restated 2002 Associate Stock Purchase Plan.	☐	☐	☐

4.	Ratification of the selection of Ernst & Young LLP, as our independent registered public accounting firm for 2024.	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following items 5, 6 and 7.		For	Against	Abstain

5.	Stockholder proposal requesting setting of near - and long-term greenhouse gas emission reduction targets.	☐	☐	☐

6.	Stockholder proposal requesting a report on respecting workforce civil liberties.	☐	☐	☐

7.	Stockholder proposal requesting a director election resignation bylaw.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting:

The Proxy Statement and Annual Report to Stockholders/10-K are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

V30313-P04713-Z86868

CAPITAL ONE FINANCIAL CORPORATION

Annual Stockholder Meeting

Thursday, May 2, 2024 10:00 a.m. Eastern Time

Capital One’s Campus

1600 Capital One Drive

McLean, Virginia 22102

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Richard D. Fairbank and Matthew W. Cooper, and either of them, proxies of the undersigned, with full power of substitution, to vote all the shares of Common Stock of Capital One Financial Corporation, a Delaware corporation, held of record by the undersigned on March 6, 2024, at the Annual Stockholder Meeting to be held on May 2, 2024, and at any postponement or adjournment thereof (including, if applicable, on any matter which the Board of Directors did not know would be presented at the Annual Stockholder Meeting by a reasonable time before the proxy solicitation was made or for the election of a person to the Board of Directors if any nominee named in Item 1 becomes unavailable to serve).

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED STOCKHOLDER. IF NO CHOICE IS SPECIFIED BY THE STOCKHOLDER, THIS PROXY WILL BE VOTED “FOR” ALL PORTIONS OF ITEMS (1), (2), (3) AND (4) AND “AGAINST” FOR ITEMS (5), (6) AND (7) AND, IN THE PROXIES’ DISCRETION, ON ANY OTHER MATTERS COMING BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Continued and to be signed on reverse side